As filed with the Securities and Exchange Commission on December ●, 2012 Registration No. 333-182072

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM F-1/A
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
(Amendment No.2)
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HUNT MINING CORP.
(Exact name of registrant as specified in its charter)

Alberta	1041
(State or other jurisdiction of	(Primary Standard Industrial
incorporation or organization)	Classification Code Number)

108 N. Washington Street, Suite 302
Spokane, WA 99201
(509)-892-5287
(Address of principal executive offices, including zip code, and telephone number, including area code)

Tim Hunt, Executive Chairman and Director of the Corporation
Hunt Mining Corp.
108 N. Washington Street, Suite 302
Spokane, WA 99201
(509) 290-5659
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, with no par value, to be offered for resale by selling stockholder	50,000,000 (2)	$5,000,000	$573
TOTAL		$5,000,000	$573(3)

(1)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o). In accordance with Rule 457(g), the registration fee has been calculated upon the basis of the average of the high and low prices reported for the Registrant’s common stock on the TSX Venture Exchange on June 7, 2012, converted into U.S. dollars using the daily noon rate published by the Bank of Canadafor the exchange of one Canadian dollar into United States dollars on June 7, 2012 (CAD$1.00:US$0.9762), and rounded to the nearest cent. On June 7, 2012, the high and low prices reported for the Registrant’s common stock on the TSX Venture Exchange were, respectively, CAD$0.11 and CAD$0.10, for an average of CAD$0.105 or US$0.1025.

(2)

Includes 20,881,493 common shares issuable upon conversion of 20,881,493 convertible preferred shares of the registrant directly and indirectly held by the selling stockholder. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Amount previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion: Dated December ●, 2012

50,000,000 Common Shares

This Prospectus relates to the distribution of up to 50,000,000 common shares of Hunt Mining Corp (“Hunt Mining”) by HuntMountain Resources Ltd., (“HuntMountain”), the selling stockholder, to holders of HuntMountain’s common stock, by way of a dividend in kind, without the payment of any consideration. Such number of common shares includes 20,881,493 common shares issuable upon the conversion of 20,881,493 convertible preferred shares of Hunt Mining directly and indirectly held by HuntMountain. It is anticipated that HuntMountain will convert all of its convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. We will not receive any proceeds from such conversion or from the distribution of the shares by the selling stockholder.

HuntMountain’s assets predominantly consist of Hunt Mining common shares and Hunt Mining convertible preferred shares. HuntMountain directly and indirectly holds 29,118,507 (28.94%) of the 100,613,330 common shares of Hunt Mining issued and outstanding as of November 30, 2012. If HuntMountain were to convert all of its convertible preferred shares of Hunt Mining, it would directly and indirectly hold 50,000,000 (41.15%) of Hunt Mining’s issued and outstanding common shares.

HuntMountain has informed Hunt Mining that each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held as of a record date to be determined by resolution of the directors of HuntMountain, with any fractional shares deleted. HuntMountain stockholders will not receive any cash in lieu of fractional Hunt Mining common shares, and any fractional shares will be rounded down to the next whole share.

Our common shares are listed on the TSX Venture Exchange under the symbol HMX.V. We have no class of securities registered under the Securities Exchange Act of 1934, as amended, and none of our securities are traded on any stock exchange or stock quotation system in the United States.

We are an “emerging growth company” as defined in section 3(a) of the Securities Exchange Act of 1934, as amended, and are therefore eligible for certain exemptions from various reporting requirements applicable to reporting companies under the Exchange Act. (See “Exemptions Under the Jumpstart Our Business Startups Act” on page 10.)

In reviewing this prospectus, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS _______________________, 2012

GLOSSARY

Exploration Stage:	When a company is prospecting, sampling, mapping, diamond drilling and other work aimed at the search for ore

Ore:	A mixture or ore minerals and gangue from which at least one of the ore minerals can be extracted at a profit.

Gold Equivalent Ounces:	Ounces that include the value of other metals converted to gold equivalent based on a ratio of the average spot price for the commodity.

Measured Resources:

The part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate to techniques from location such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity. While this term is recognized and required by Canadian securities regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize it. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC defined reserves.

Cutoff Au Eq g/t	The minimum metal grade at which a tonne of rock can be processed on an economic basis.

Indicated Resources:

That part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonable assumed. While this term is recognized and required by Canadian securities regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize it. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC defined reserves.

Inferred Resources:

That part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes. While this term is recognized and required by Canadian securities regulations (under National Instrument 43-101, Standards of Disclosure for Mineral Projects), the SEC does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimates of inferred resources may not form the basis of economic studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC defined reserves.

Epithermal systems:	A mineral system consisting of veins and replacement mineral bodies, usually in volcanic or sedimentary rocks, containing precious metals or, more rarely, base metals.

Base Map:	A map or chase showing certain fundamental information, used as a base upon which additional data of specialized nature are compiled or overprinted.

Staked grid:	A surveyed, or measured, grid that is physically marked, or staked-out, on the ground

Mine-mouth royalty:	A royalty charged on the ore leaving the mouth of the mine that allows for the deduction of mineral processing costs.

UTM:	Universal transverse Mercator coordinate system

WGS84 ellipsoid:	An elliptical projection of the world geodetic system expressed in UTMcoordinates

Dore’ Bullion:	The final saleable product of a gold mine in bar form. Usually consisting of gold and silver.

Cateo:

A cateo is an exploration concession which does not permit mining but gives the owner a preferential right to explore the cateo area for minerals and to apply for a mining concession within the same area. Cateos are measured in 500 ha unit areas and cannot exceed 20 units (10,000 ha).

Manifestations of Discovery

Manifestations of Discovery or “minas” are mining concessions which permit mining on a commercial basis. The area of a mina is measured in “pertenencias”. Once granted, minas have an indefinite term assuming exploration development or mining is in progress. An annual canon fee of Peso$80 per common pertenencia and Peso$800 per disseminated pertenencia is payable to the province.

Pertenencias:	Are the measurement tool used for determining the size of Minas. The mining authority determines the number of pertenencias necessary to cover the geologic extent of a mineral deposit.

IP-resistivity:	A method of ground geophysical surveying employing an electrical current to determine indications of mineralization.

Massifs:	A section of the planet’s crust that is demarcated by faults or flexures.

Hydrothermal breccias:	An angular formation surrounded by a mass of finer-grained material often associated with hot mineral rich fluids filing in then retracting within rock, depositing vein material.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should read carefully the entire document, including our financial statements and related notes, to understand our business, our common shares and the other considerations that are important to your decision to invest in our common shares. You should pay special attention to the “Risk Factors” section on page 12.

The phrase “fiscal year” refers to the twelve months ended December 31 of the relevant year.

All references to “$” or “dollars”, are expressed in Canadian dollars unless otherwise indicated.

All financial information with respect to us has been prepared in accordance with International financial reporting standards as issued by the IASB.

Our Company

Hunt Mining Corp was incorporated on January 10, 2006 under the laws of Alberta Canada, and together with our subsidiaries, is engaged in the exploration of mineral properties in Santa Cruz Providence, Argentina.

We were initially listed on the TSX Venture Exchange (“TSXV”) as a Capital Pool Company within the meaning ascribed by TSXV Policy 2.4, as “Sinomar Capital Corporation”. As explained in more detail below under the heading “Company Information,” a “Capital Pool Company” is a listing vehicle permitted under the policies of the TSXV on terms whereby: (a) the net proceeds of its initial public offering must be applied to identify an appropriate business for acquisition as the company’s “Qualifying Transaction” within certain time limits; and (b) the Qualifying Transaction, upon completion, must be sufficient to permit the company to meet the minimum TSXV listing requirements for companies that are not Capital Pool Companies.

On December 23, 2009, we completed our Qualifying Transaction by acquiring all of the issued and outstanding shares of Cerro Cazador, S.A., an Argentine mineral exploration company, in a reverse takeover transaction. We were a shell company until we completed the acquisition. We subsequently changed our name to Hunt Mining Corp.

We are a reporting issuer under the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland. Our common shares are listed on the TSXV under the symbol HMX.V.

Our offices are located at: 108 N. Washington Street, Suite 302, Spokane, WA 99201.

The Offering

This Prospectus relates to the distribution of up to 50,000,000 common shares of Hunt Mining by HuntMountain, the selling stockholder, to holders of HuntMountain common stock, by way of a dividend in kind, without the payment of any consideration.

The common shares proposed for distribution by HuntMountain include: (a) 1,455,926 Hunt Mining common shares registered in the name of HuntMountain’s wholly-owned subsidiary, HuntMountain Investments, LLC (“HuntMountain Investments”); and (b) 20,881,493 common shares issuable upon conversion of (i) 19,837,418 convertible preferred shares of Hunt Mining held by HuntMountain and (ii) 1,044,075 convertible preferred shares of Hunt Mining held by HuntMountain Investments.

Each preferred share is convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion shall not result in the public float (as defined in the policies of the TSXV) being less than 20% of the total issued common shares of Hunt Mining. It is anticipated that HuntMountain and HuntMountain Investments will convert all of their respective convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. The conversion of Hunt Mining’s outstanding convertible preferred shares remains subject to the approval of the TSXV.

It is expected that HuntMountain Investments will cause all of its Hunt Mining common shares (including the 1,044,075 Hunt Mining common shares that are anticipated to be issued to HuntMountain Investments upon conversion of its Hunt Mining convertible preferred shares), will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain’s common stock pursuant to this prospectus.

We will not receive any proceeds from the conversion of our convertible preferred shares or from the distribution of our common shares by the selling stockholder.

HuntMountain has informed Hunt Mining that each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held on the record date, with any fractional shares deleted. HuntMountain stockholders will not receive any cash in lieu of fractional Hunt Mining common shares, and any fractional shares will be rounded down to the next whole share.

Risk Factors

An investment in our common shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 12.

FORWARD LOOKING STATEMENTS

This prospectus contains statements that constitute “forward-looking statements”. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. These statements appear in a number of different places in this prospectus and, in some cases, can be identified by words such as “anticipates”, “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Business Overview, Properties and Operating and Financial Review and Prospects, involve known and unknown risks, uncertainties and other factors which may cause our Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such statements. Forward-looking statements include statements regarding the outlook for our Company's future operations, plans and timing for the Company's exploration programs, statements about future market conditions, supply and demand conditions, forecasts of future costs and expenditures, the outcome of legal proceedings, and other expectations, intentions and plans that are not historical facts.

You are cautioned that forward-looking statements are not guarantees. The risks and uncertainties that could cause the Company's actual results to differ materially from those expressed or implied by the forward-looking statements include:

  general economic and business conditions, including changes in interest rates;

  prices of natural resources, costs associated with mineral exploration and other economic conditions;

  natural phenomena;

  actions by government authorities, including changes in government regulation;

  uncertainties associated with legal proceedings;

  changes in the resources market;

  future decisions by management in response to changing conditions;

  our Company's ability to execute prospective business plans; and

  misjudgments in the course of preparing forward-looking statements.

We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our Company or persons acting on our Company's behalf. Our Company assumes no obligation to update our Company’s forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that the Company may file from time to time with the Securities and Exchange Commission.

COMPANY INFORMATION

Name and Incorporation

Hunt Mining Corp, previously known as Sinomar Capital Corporation, is a mineral exploration company incorporated on January 10, 2006 under the laws of Alberta, Canada. Together with our subsidiaries, we are engaged in the exploration of mineral properties in Santa Cruz Providence, Argentina.

We were formed as a Capital Pool Company within the meaning ascribed by Policy 2.4 of the TSX Venture Exchange (“TSXV”). A Capital Pool Company is a listing vehicle permitted under the policies of the TSXV. Generally, a Capital Pool Company is formed as a shell company by three to six individuals (the founders) with an appropriate combination of business and Canadian public company experience for the purpose of effecting an initial public offering of between $200,000 and $4,750,000, on terms whereby the proceeds of the offering are to be used to identify and evaluate potential acquisitions. The founders are, as a group, required to invest a minimum of the greater of $100,000 and 5 percent of the total funds raised in the initial public offering. The initial public offering must result in a minimum distribution of at least 200 arm’s length shareholders each holding at least 1,000 shares, with no single purchaser acquiring more than 2 percent of the offering, and no single purchaser together with his, her or its associates acquiring more than 4 percent of the offering. The shares of a Capital Pool Company may commence trading on the TSXV upon completion of its initial public offering; its trading symbol must include a “.P” to identify the company as a Capital Pool Company. We completed our Canadian initial public offering as a Capital Pool Company on August 1, 2008, and our shares commenced trading on the TSXV on August 5, 2008.

A Capital Pool Company must identify an appropriate business for acquisition as its “Qualifying Transaction”, and issue a news release that it has entered into an agreement in principle to acquire the business within 24 months of completing its initial public offering. Under the policies of the TSXV, a Capital Pool Company must prepare a draft filing statement or information circular providing Canadian prospectus-level disclosure about the proposed acquisition for review by the TSXV; the TSXV will evaluate the business with the view to confirming that it meets the minimum TSXV listing requirements for companies that are not Capital Pool Companies. Once the filing statement or information circular has been accepted by the TSXV, it must be filed on SEDAR, an electronic database maintained on behalf of the Canadian provincial securities regulators. The Capital Pool Company may close the business acquisition as its Qualifying Transaction after a minimum of 7 business days has elapsed from the date of filing of its filing statement or information circular, and trading in the company’s shares may resume without the “.P” designation in its trading symbol.

On December 23, 2009, we completed our Qualifying Transaction by acquiring of all of the issued and outstanding shares of Cerro Cazador, S.A. (“CCSA”), an Argentinean mineral exploration company, in a reverse takeover transaction. Subsequent to the acquisition, we changed our name to Hunt Mining Corp. Our filing statement in relation to our Qualifying Transaction, dated as of November 30, 2009, was filed on the System for Electronic Data Analysis and Retrieval on December 3, 2009. (The System for Electronic Data Analysis and Retrieval, commonly called “SEDAR,” is the electronic database maintained on behalf of the Canadian Securities Administrators to facilitate continuous disclosure by public companies in Canada.)

In accordance with TSXV policies, trading in our common shares was halted upon the announcement of our letter intent with HuntMountain dated June 23, 2009, in respect of our Qualifying Transaction. Trading of our common shares resumed on the TSXV on January 4, 2010, as we satisfied the listing requirements of the TSXV for a “Tier 2” issuer under TSXV policies upon closing of the Qualifying Transaction.

As of the date of this prospectus, we are in the process of exploring of mineral properties in Argentina. On the basis of information to date it has not yet been determined whether these properties contain economically recoverable ore reserves. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, our ability to obtain the necessary financing to complete development and upon future profitable production, none of which can be assured. Mineral property interests represent acquisition costs incurred to date, less amounts amortized and/or written off and do not necessarily represent present or future values.

Corporate Headquarters

Our offices are located at: 108 N. Washington Street, Suite 302, Spokane, WA 99201. Our phone number is 509-290-5659.

Subsidiaries

We have three subsidiaries, CCSA, 1494716 Alberta Ltd. and Hunt Gold USA LLC. CCSA, our primary operating subsidiary, was incorporated pursuant to Argentine law on February 13, 2006 and registered before the General Inspection of Corporations of Buenos Aires on March 30, 2006. CCSA’s head office is located at Paraná 275, Piso 3, Dpto. 6. (C1017AAE), Buenos Aires, Argentina. CCSA’s registered and records office is located at Carlos Pellegrini 1135, Piso 2, (C1009ABW), Buenos Aires, Argentina.

1494716 Alberta Ltd. was incorporated under the Business Corporations Act (Alberta) in November of 2009. The head office of 1494716 Alberta Ltd. is located at 1611 N. Molter Road, Suite 201, Liberty Lake, Washington, USA, 99019. Its registered and records office is located at Suite 1900, 736 – 6th Avenue SW, Calgary, Alberta, T2P 3T7. 1494716 Alberta Ltd. has one director, Alan Chan, who is also one of the directors of our Company.

Hunt Gold USA LLC was incorporated in Washington State in November of 2009. The head office and registered office of Hunt Gold USA LLC is located at 1611 N. Molter Road, Suite 201, Liberty Lake, Washington, USA, 99019.

Inter-Corporate Relationships

Under Argentine law, CCSA is required to have two shareholders. In order to comply with this requirement, we caused 1494716 Alberta Ltd. to be incorporated under the laws of the Province of Alberta as our wholly-owned subsidiary, to be the second shareholder of CCSA. As of the date of this prospectus, the issued shares of CCSA were owned as to 95% by us and 5% by 1494716 Alberta Ltd.

BUSINESS OVERVIEW

General

We are a mineral exploration company focusing on the exploration for precious metals in South America. Hunt Mining’s principal properties, as more fully described below under the heading Information on the Company - Three Year History, are all located in Santa Cruz Province, Argentina.

CCSA, an indirectly wholly-owned subsidiary of the Company, has focused exclusively on gold exploration activity since inception. We do not produce any gold or other precious metals. We have never generated revenue or cash flow from operations. Hunt Mining and CCSA have relied upon external equity and debt financing to fund all exploration activities.

The La Josefina property is our Company’s primary exploration property. Our rights with respect to the property are governed by an exploration agreement dated July 24, 2007 between CCSA and Fomento Minero de Santa Cruz Sociedad del Estado (“Fomicruz”), a government-owned corporation in Santa Cruz province, Argentina. With reference to the La Josefina property, during 2011, we drilled 203 core holes totaling 18,886 meters, collected 56 surface channel samples, and completed 85 trenches totaling 4,401 meters. All exploration expenditures were funded from working capital.

We suspended drilling operations on La Josefina in late 2011, as we worked to renegotiate CCSA’s exploration agreement with Formicruz. Since then, we have continued to conduct reconnaissance exploration including geologic mapping, as well as, surface chip, channel and trench sampling.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project by four years, from 2013 to 2019. As a result, our Company is evaluating reactivation of its exploration drilling program with respect to the La Josefina project, with a focus on drill target definition and new target generation. If a decision is made to proceed, our Company expects that it will have sufficient working capital to fund a modest drilling program through 2013.

We also signed an exploration agreement with Formicruz effective as of November 15, 2012, for the right to explore and develop the La Valenciana project, covering approximately 328 square kilometres of land contiguous to, and located east of, the La Josefina project. Exploration efforts to date at La Valenciana have focused on due-diligence sampling of high priority targets with mineralization exposed at surface. Results of the sampling work are not yet available.

On May 10, 2012, we announced that we have entered into an exploration agreement with Eldorado Gold Corporation (TSX:ELD, NYSE:EGO, ASX:EAU). Under the terms of the agreement, CCSA will be the initial operator conducting exploration activities on certain existing Hunt Mining properties (other than the La Josefina and La Valenciana properties), including twenty exploration concessions and six discovery concessions aggregating a total of 2,013square kilometers of prospective ground in the Deseado Massif, Santa Cruz province, Argentina. Hunt Mining will also work to locate, submit, explore and develop new projects generated in the agreement area. Work programs, expenditures and new submittals under the agreement will be considered for approval by a technical committee consisting of two representatives from Hunt Mining and two from Eldorado. Upon approval, 100% of exploration expenditures will be paid by Eldorado, which has currently budgeted approximately $2.5 million for 2012.

Based on our exploration activities to date, as more fully described below under the heading Information on the Company - Three Year History, our properties have no known mineral reserves and we can give no assurances as to future revenues from operations.

Competitive Conditions

Hunt Mining operates in a highly competitive industry. We have encountered, and we expect to continue to encounter, challenges accessing qualified exploration personnel, drilling contractors and drill rigs, mineral properties and access to capital.

Employees

CCSA employs approximately twenty people in Argentina. Hunt Mining employs five people at our headquarters in Spokane, Washington.

Foreign Operations

All of the Hunt Mining’s exploration activity is in Argentina and therefore we are highly dependent on foreign operations.

EXEMPTIONS UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT

Recently the United States Congress passed the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), which provides for certain exemptions from various reporting requirements applicable to reporting companies under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that qualify as “emerging growth companies.” We are an “emerging growth company” as defined in section 3(a) of the Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and we will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b–2. Therefore, we expect to continue to be an emerging growth company for the foreseeable future.

Generally, a registrant that registers any class of its securities under section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act, a management report on internal control over financial reporting and, subject to an exemption available to registrants that meet the definition of a “smaller reporting company” in Exchange Act Rule 12b-2, an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report in our annual reports filed under the Exchange Act, even if we do not qualify as a “smaller reporting company”. In addition, section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from the rules of the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the registrant (auditor discussion and analysis).

Additionally, we have irrevocably elected to comply with new or revised accounting standards even though we are an emerging growth company.

CAUTIONARY NOTE REGARDING FINANCIAL DISCLOSURE IN THIS PROSPECTUS

This prospectus should be read in conjunction with the accompanying consolidated financial statements and related notes. The discussion and analysis of the financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the International Accounting Standards Board (IASB).

The Company’s first IFRS reporting period was the fiscal year ended December 31, 2011, for which the Company presented one year comparative financial statements. In accordance with IFRS 1 First Time Adoption of IFRS, the Company presented its opening statement of financial position as of January 1, 2010 and all subsequent periods based on the same accounting policies, which comply with the each IFRS effective as of the first IFRS reporting period.

The preparation of financial statements in conformity with these accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an on-going basis, we review our estimates and assumptions. The estimates were based on historical experience and other assumptions that we believes to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations.

Critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below under the heading Critical Accounting Policies, and have not changed significantly.

CAUTIONARY NOTE REGARDING CANADIAN MINERAL DISCLOSURE STANDARDS

Certain of the technical reports, the preliminary assessment and the pre-feasibility study referenced in this prospectus use the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. We advise investors that these terms are defined in and required to be disclosed by Canadian National Instrument (“NI”) 43-101; however, these terms are not defined terms under the SEC’s Industry Guide No. 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. As a reporting issuer in Canada, we are required to prepare reports on our mineral properties in accordance with NI 43-101. We reference those reports in this prospectus for informational purposes only. Investors are cautioned not to assume that any part or all of mineral deposits in the above categories will ever be converted into SEC Industry Guide No. 7 compliant reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained pounds” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

RISK FACTORS

The mining business is inherently risky in nature. Exploration activities are based on professional judgments and statistically-based tests and calculations and often yield few rewarding results. Mineral properties are often non-productive for reasons that cannot be anticipated in advance and operations may be subject to numerous risks. As a result, an investment in our common shares should be considered highly speculative and prospective investors should carefully consider all of the information disclosed in this prospectus prior to making an investment. In addition to the other information presented in this prospectus, the following risk factors should be given special consideration when evaluating an investment in our common shares.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue operating and our ability to obtain future financing

The audit opinion for our financial statements for the fiscal year ended December 31, 2011 includes a qualification raising substantial doubt about our ability to continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. The Company has had no revenues and has incurred an accumulated loss of $24,324,113 through December 31, 2011. The Company’s ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and general economic conditions in the United States and Canada provide no assurance that the Company’s funding initiatives will continue to be successful. These factors raise doubt about the Company’s ability to continue as a going concern.

Hunt Mining is likely a “passive foreign investment company” which may have adverse U.S. federal income tax consequences for U.S. shareholders

U.S. holders of common shares should be aware that Hunt Mining believes it was classified as a passive foreign investment company (“PFIC”) during the tax year ended December 31, 2011, and based on current business plans and financial expectations, Hunt Mining expects that it will be a PFIC for the current tax year and may be a PFIC in future tax years. If Hunt Mining is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of common shares, or any “excess distribution” received on its common shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the shareholder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to the common shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of Hunt Mining's net capital gain and ordinary earnings for any year in which Hunt Mining is a PFIC, whether or not Hunt Mining distributes any amounts to its shareholders. However, U.S. shareholders should be aware that there can be no assurance that Hunt Mining will satisfy the record keeping requirements that apply to a qualified electing fund, or that Hunt Mining will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in the event that Hunt Mining is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election with respect to their common shares. A U.S. shareholder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Material United States Federal Income Tax Considerations.” Each U.S. shareholder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

Our Company has no history of earnings and there can be no assurance that our exploration activities will result in future profitable earnings.

Hunt Mining has no history of earnings. Our properties are in the exploration stage and there are no known commercially mineable mineral deposits on our properties. There can be no guarantee that our exploration activities will result in the discovery of economically recoverable mineral reserves and/or profitable production of precious metals.

Title to our mineral properties may be subject to other claims which could have an adverse effect on our property rights.

Although CCSA has exercised due diligence with respect to determining title to the properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. Our mineral property interests may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects. Until competing interests, if any, in the mineral lands have been determined, we can give no assurance as to the validity of title to those lands or the size of such mineral lands.

Our Company’s continued viability is dependent upon the results of our exploration activities and the development economically recoverable mineral reserves.

Resource exploration and development is a highly speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but also from finding mineral deposits that, though present, are insufficient in quantity and quality to return a profit from production. The marketability of minerals we acquire or discover may be affected by numerous factors that are beyond our control and that cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, the import and export of minerals and environmental protection, the combination of which may result in us not receiving an adequate return of investment capital.

All of the claims in which we have acquired or have a right to acquire an interest are in the exploration stage only and are without a known commercially-mineable ore body. Development of the subject mineral properties would follow only if favorable exploration results are obtained.

There is no assurance that Hunt Mining’s mineral exploration and development activities will result in any discoveries of commercial bodies of ore. The long-term profitability of our operations will in part be directly related to the costs and success of our exploration programs, which may be affected by a number of factors.

Substantial expenditures are required to establish reserves through drilling and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. To date, we have not completed all of the required expenditures as outlined in the Bajo Pobré “Lease to Purchase Option Agreement.” These expenditures relate to the work commitment on the Bajo Pobré property. We have not yet secured a contract amendment in this regard.

Our Company’s exploration activities may be impacted by cyclical changes in weather, available workforce and other factors.

Exploration activity in our primary operating area is seasonal in nature. Exploration activity generally becomes more difficult during the winter months in Santa Cruz province. During the warmer months exploration activity generally increases, which increases demand for qualified exploration personnel, drilling contractors and drill rigs.

The impact of global financial markets on precious metal prices, interest rates, foreign currencies and other economic factors may have an adverse effect on our business and future operations.

Worldwide cycles of economic growth, interest rates, inflation rates and other economic factors can have a profound impact on the demand and realizable sale prices for precious metals and base metals over time. Relatively high metals prices can improve the probability that a mineral deposit could be developed into an economic producing property. In contrast, relatively low metals prices can reduce the probability that a mineral deposit could be developed into a producing property. The relative attractiveness of all mineral deposits is therefore highly dependent on metals prices and overall macroeconomic activity. Thus, mineral exploration activity is closely tied to the worldwide markets for precious metals and base metals.

Hunt Mining’s ability to explore for precious metals is dependent on access to external equity and debt financing and therefore our business is highly sensitive to macroeconomic changes over time. During times of economic growth and favorable equity market conditions our access to capital is better than during times of poor economic growth and weak equity market conditions. Therefore, Hunt Mining’s ability to explore for precious metals and base metals is highly sensitive to changing equity market conditions.

Our Company spends the majority of its exploration efforts and is economically dependent on the La Josefina property, changes in the exploration agreement between CCSA and Formicruz may reduce our interest in any future production from the property.

Hunt Mining’s right to explore the La Josefina project is governed by the amended exploration agreement between our wholly-owned subsidiary, CCSA, and Formicruz. Since the La Josefina property is our primary exploration property, we are economically dependent on one contract and one business partner.

We do not insure against all risk to which we may be subject part of our exploration activities.

Exploration, development and production of mineral properties is subject to certain risks, and in particular, unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes may occur. It is not always possible to insure fully against such risks and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise, they could have a material adverse impact on Hunt Mining’s operations and could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of our securities.

Mining is inherently dangerous and subject to operating hazards and risks beyond our control, which could have a material adverse effect on our business.

Mineral exploration and development involves risks which even a combination of experience, knowledge and careful examination may not be able to overcome. Operations in which we have a direct or indirect interest will be subject to hazards and risks normally incidental to exploration, developments and production of minerals, any of which could result in work stoppages, damage to or destruction of property, loss of life and environmental damage. We currently carry a $2,000,000 foreign liability insurance policy providing coverage in respect of our operations in Argentina, and make efforts to confirm that our contractors have adequate insurance coverage. The nature of these risks is such that liabilities might exceed insurance policy limits, the liabilities and hazards might not be insurable or we may elect not to insure ourselves against such liabilities due to high premium costs or other factors. Such liabilities may have a materially adverse effect upon our financial condition.

Our Company’s exploration activities may be subject to environmental laws and regulations that could increase the cost of doing business and restrict our operations.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, such as seepage from tailings disposal areas that would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means standards are stricter, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

Our exploration activities may require, and any future development activities and any commencement of production on our properties will require, permits from various federal, provincial or territorial and local governmental authorities, and such operations are and will be governed by laws, and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

Such exploration activities and future operations are and will also be subject to substantial regulation under applicable laws by governmental agencies that may require that we obtain permits from various governmental agencies. There can be no assurance, however, that all permits that we may require for our exploration activities and future operations will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any mining project which we might undertake.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of mining activities and may have civil or criminal fine or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or production costs or reduction in levels of production at producing properties or require abandonment or delays in development of new mining properties.

Our Company must compete with larger, better capitalized competitors in the mining industry.

The mining industry is intensely and increasingly competitive in all its phases, and we will compete with other companies that have greater financial and technical resources. Competition in the precious metals mining industry is primarily for mineral rich properties which can be developed and produced economically and businesses compete for the technical expertise to find, develop, and produce such properties, the skilled labor to operate the properties and the capital for the purpose of financing development of such properties. Such competition could adversely affect our ability to acquire suitable producing properties or prospects for mineral exploration, recruit or retain qualified employees or acquire the capital necessary to fund our operations and develop our properties.

Our Company may experience difficulty attracting and retaining qualified personnel with the specialized skills and knowledge necessary to further our business objectives, which could have a material adverse effect on our business and financial condition.

Hunt Mining’s business requires specialized skills and knowledge in the areas of geology, exploration planning, drilling and regulatory compliance. Our ability to attract and retain qualified professionals with the background and experience specific to our projects and business plan cannot be assured. Any inability on our part to attract and retain qualified personnel could potentially hamper our ability to execute our business plan in a timely manner or at all. If we are unable to operate our business due to a shortage of qualified personnel, we may be forced to suspend our mineral exploration activities which, in turn, could have a material adverse effect on our ability to raise working capital and on our overall financial condition.

We are largely dependent on our management, and could be adversely affected by the loss of the services of our directors and officers, or by any inability on our part to attract and retain other management personnel as our business evolves.

We are largely dependent on our directors and officers. There is no assurance that we will be able to retain our existing directors and officers, or that we will be able to attract and retain additional qualified management personnel as our business evolves. The loss of any of our directors or officers, as well as any inability to attract and retain additional management personnel as and when needed, could have a material adverse effect on us and our prospects.

The fluctuation of mineral prices, which have varied widely in the past, will have a significant impact on our Company’s value and future exploration activities.

The mining industry is heavily dependent upon the market price of metals or minerals being mined. There is no assurance that, even if commercial quantities of mineral resources are discovered, a profitable market will exist at the time of sale. Factors beyond our control may affect the marketability of metals or minerals discovered, if any. Metal prices have fluctuated widely, particularly in recent years, and we will be affected by numerous factors beyond our control. The effect of these factors on our operations cannot be predicted. If mineral prices decline significantly, it could affect our decision to proceed with further exploration of our properties.

Our exploration and development activities will require future financing, which cannot be assured.

Our continued operation will be dependent upon our ability to generate operating revenues and to procure additional financing. There can be no assurance that any such revenues can be generated or that other financing can be obtained on acceptable terms to us, if at all. Failure to obtain additional financing on a timely basis may result in delay or indefinite postponement of further exploration and development or forfeiture of some rights in some or all of our properties. If additional financing is raised by the issuance of shares from treasury, control of the Company may change and shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to further explore and develop our properties, take advantage of other opportunities, or otherwise remain in business. Events in the equity market may impact our ability to raise additional capital in the future.

Our Company’s business model is largely dependent on the ability to find and acquire interest in economically recoverable mineral reserves, there is no guarantee that our Company will be able to locate and/or acquire economically viable mineral interest in the future.

As part of our business strategy, we may seek to grow by acquiring companies, assets or establishing joint ventures that we believe will complement our current or future business. We may not effectively select acquisition candidates or negotiate or finance acquisitions or integrate the acquired businesses and their personnel or acquire assets for our business. We cannot guarantee that it can complete any acquisition it pursues on favorable terms, or that any acquisitions competed will ultimately benefit our business.

Our Company’s share price may be subject to increased price volatility that is outside management control.

In recent years, the securities markets in the United States and Canada, and the TSX Venture Exchange in particular, have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It may be anticipated that any quoted market for the shares will be subject to market trends and conditions generally, notwithstanding any potential success in creating revenues, cash flows or earnings.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Certain of the directors and officers of the Company serve or have served as officers and directors for other companies engaged in mineral exploration and development, and may in the future serve as directors and/or officers of other companies involved in natural resource exploration and development, which are potential competitors of Hunt Mining. (For example, Mr. Scott Brunsdon is the Chief Financial Officer of International Minerals Corporation, a Canadian public company with a 40% interest in the Pallancata silver mine in Southern Peru, and interests in resource properties in Peru, Ecuador and the State of Nevada.) Although our officers and directors are subject to certain fiduciary duties to our Company under applicable corporate law, they will not necessarily be required to give the Company primary consideration with respect to every opportunity of which they may become aware. Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.

Our Company’s exploration activities are in part based on historical information for our various properties, and the accuracy of this historical data could have an impact on the results of our exploration activities.

We have relied, and our resource estimation technical report in respect of the La Josefina Project dated September 29, 2010 (filed on SEDAR on October 4, 2010) is based, in part, upon historical data compiled by previous parties involved with the La Josefina project. To the extent that any of such historical data is inaccurate or incomplete, our exploration plans may be adversely affected.

Our Company has never paid a dividend and any potential future dividend payments are dependent upon our Company’s ability find and develop economically recoverable mineral deposits.

We have never paid a dividend on our Common Shares. It is not anticipated that we will pay any dividends on our Common Shares in the foreseeable future.

Our Company is subject to changes in foreign exchange rates, including the Argentine Peso and Canadian dollar, which could have a material impact on our result of operations and future

We will maintain most of our working capital in Canadian and United States dollars. However, a significant portion of Hunt Mining’s operating costs are incurred in Argentinean pesos. Accordingly, we will be subject to fluctuations in the rates of currency exchange between the Canadian, United States dollar and the Argentinean peso and these fluctuations could materially affect our financial position and results of operations as costs may be higher than anticipated. The costs of goods and services could increase due to changes in the value of the Canadian dollar, the United States dollar, or the Argentinean peso. Consequently, operation and development of our properties might be more costly than we anticipate.

Our Company currently carries out all it exploration activities in Argentina, and any economic or political instability in that country could have an adverse effect on value of the business and future business operations.

All of our material properties are located in Argentina. There are risks relating to an uncertain or unpredictable political and economic environment in Argentina. During an economic crisis in 2002 and 2003, Argentina defaulted on foreign debt repayments and on the repayment on a number of official loans to multinational organizations. In addition, the Argentinean government has renegotiated or defaulted on contractual arrangements. In January, 2008, the Argentinean government reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country.

There also is the risk of political violence and increased social tension in Argentina and Argentina has experienced periods of civil unrest, crime and labor unrest.

Certain political and economic events such as acts or failures to act by a government authority in Argentina, and acts of political violence in Argentina, could have a material adverse effect on our ability to operate.

Limitations on the transfer of cash, mineral interests or other assets between our Company and our operating subsidiary in Argentina, or our joint venture partners, could adversely impact the value of our securities.

We are a Canadian company that is conducting operations primarily through Cerro Cazador, S.A. (referred to elsewhere in this prospectus as “CCSA”), an Argentinean subsidiary, and substantially all of our assets consist of equity in Cerro Cazador, S.A. In the normal course of business, 30% of all funds transferred by wire to CCSA from our Company are withheld by the Government of Argentina unless they are applied to a capital increase. These withheld amounts are deposited in non-remunerated US dollar fixed term deposits until the Government of Argentina approves the Company’s formal application for release.

In January 2008, the Government of Argentina reassessed its policy and practice in respect of export duties and began levying export duties on mining companies operating in the country. Although this particular change did not affect Cerro Cazador, S.A., there can be no assurance that the Government of Argentina will not unilaterally take other action which could have a material adverse effect on our interests in Argentina.

In October 2011, Argentina announced a decree requiring mining companies to repatriate mining revenues to Argentine currency before distributing revenue either locally or overseas. In April 2012, the Government of Argentina and their central bank announced further rules which initially reduced the number of days mining companies have to repatriate funds to 15 days and then subsequently in July 2012, relaxed the repatriation requirement to 45 days on the sale of doré and 180 days on the sale of concentrates for certain mining companies.

These and any future limitations that may be imposed by the Government of Argentina on the transfer of cash or other assets between our Company and Cerro Cazador, S.A. or our joint venture partners, could restrict our ability to fund our operations efficiently, and could negatively affect our ability to explore or develop our La Josefina project or other exploration properties in Argentina. Accordingly, any such limitations, or the perception that such limitations might exist now or in the future, could have an adverse impact on available credit, and on our valuation and stock price.

The Government of Argentina has recently nationalized the majority stake of Argentina’s largest oil company, and there is no assurance that similar action will not be taken with respect to other natural resources companies in the future.

In April 2012, Argentina’s President announced the nationalization of the majority stake of Yacimientos Petrolíferos Fiscales (YPF), Argentina’s largest oil company. There is no assurance that similar action may not be taken with respect to other natural resource companies in Argentina.

Current global economic conditions may impact our ability to raise capital or obtain financing to further our exploration activities or develop economically recoverable mineral reserves.

Recent market events and conditions, including disruptions in the international credit markets and other financial systems and the deterioration of global economic conditions, could impede our access to capital or increase our cost of capital. Failure to raise capital when needed or on reasonable terms may have a material adverse effect on our business, financial condition and results of operations.

It may be difficult to effect service of process on our directors who reside outside the United States.

Some of our directors reside outside of the United States, and it will therefore be difficult to effect service of process (service of legal proceedings) on such directors.

Mr. Tim Hunt, the Executive Chairman and a director of our Company, controls HuntMountain which, upon conversion of its convertible shares of our Company, would hold 41.2% of our common shares. Accordingly, Mr. Hunt, whose interests may be different from those of other shareholders of our Company, will be able to exercise significant control over our Company.

As of November 30, 2012, HuntMountain Resources Ltd., the selling stockholder named in this prospectus, directly and indirectly holds 29,118,507 (28.94%) of the 100,613,330 our Company’s issued and outstanding common shares. If HuntMountain were to convert all of the convertible preferred shares of our Company directly and indirectly owned by it, it would directly and indirectly hold 50,000,000 (approximately 41.2%) of our issued and outstanding common shares. Mr. Tim Hunt, the Executive Chairman and a Director of our Company, controls HuntMountain. Mr. Hunt may have individual interests that are different from those of other shareholders of our Company and, through HuntMountain, will be able to exercise significant control and influence over our business activities and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Among other things, this could delay or prevent someone from acquiring or merging with us.

Failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory action, which may materially adversely affect our business and financial condition. Our Executive Chairman and one of our directors are also directors (and our Executive Chairman is also an executive officer) of HuntMountain, our controlling stockholder, which is a reporting company under the Exchange Act that is delinquent in its filing obligations under the Exchange Act.

Failure of management of an SEC registrant to maintain a reporting environment sufficient to ensure compliance with applicable securities laws, rules or regulations could subject that Company, its Directors and or Executive Officers to fines or other regulatory actions including criminal or civil prosecution that could have a material adverse effect on the business and its financial condition. In addition, an SEC registrant that fails to cure its filing delinquencies on a timely basis may be subject to administrative enforcement action by the SEC, leading to the revocation of its registration under the Exchange Act.

Our Executive Chairman, Tim Hunt, is also a Director and Executive Officer of HuntMountain, and one of our directors, Darrick Hunt, is also a director of HuntMountain. In addition, Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership (an entity owned and controlled by Tim Hunt) own approximately 89% of the shares of HuntMountain. HuntMountain is a registrant under section 12(g) of the Securities Exchange Act of 1934, as amended, that is not current in its filing obligations under section 13(a) of the Exchange Act, and which has a history of delinquent and/or incomplete filings with the Securities and Exchange Commission.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

Hunt Mining is currently subject to Canadian reporting requirements and securities laws. The Company may incur additional costs in order to comply with United States securities laws, rules and or regulations, which may include additional costs for accounting and auditing requirements, additional legal expense and other compliance efforts. An increase in compliance costs may reduce the amount of funds available to carry out exploration activities on the Company’s mineral properties.

DIRECTORS AND SENIOR MANAGEMENT

Our directors and senior management, their positions and state or province of residence are as follows:

Tim Hunt, Washington, USA	Executive Chairman and Director
Matthew Hughes, Washington, USA	President, Chief Executive Officer and Director
Matthew Fowler, Washington, USA	Chief Financial Officer and Corporate Secretary
Andrew Gertler(1), Quebec, Canada	Director
Bryn Harman, Washington, USA	Director
Darrick Hunt, Washington, USA	Director
Alan Chan(1) (2), Alberta, Canada	Director
Scott Brunsdon(1) (2), Washington, USA	Director
Jacques Perron, P.Eng.(2), Ontario, Canada	Director

Notes:

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

For additional information concerning our directors and senior management, please see the discussion under the heading, “Directors And Senior Management And Employees”.

AUDITORS

Effective February 1, 2010, the Company’s former auditors, Lo Porter Hétu (“LPH”) (which subsequently changed its name to Thompson Penner & Lo LLP), resigned at the request of the Company and the Company appointed MNP LLP, an independent registered public accounting firm, as its new auditor. MNP LLP has offices at Suite 1500, 640 5th Avenue S.W., Calgary, Alberta T2P 3G4. Their telephone number is 877-500-0792.

The former auditors’ report on the financial statements for the Company’s fiscal year ended December 31, 2009, 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change auditors was recommended and approved by the Company’s Audit Committee and approved by the Board of Directors.

During the 2009 and 2008 fiscal years and the subsequent interim period that preceded the former auditors’ dismissal, there was no disagreement with the former auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former auditors, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

Without qualifying their opinion, the former auditors included an explanatory paragraph in their report on the Company’s financial statements for the 2009 and 2008 fiscal years which referenced a footnote in the financial statements disclosing conditions and matters indicating the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

The Company has provided its former auditors a copy of this disclosure and has requested that the former auditors furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether they agree with the above statements, and if not, stating the respects in which they do not agree. A copy of that letter from the former auditor dated July 24, 2012 is filed as an exhibit to this form F-1/A2.

Prior to February 10, 2010, the date that MNP LLP was retained as the auditors of the Company:

(a)	the Company did not consult MNP LLP regarding:

	(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or

	(ii)	any matter that was either the subject of a disagreement or a reportable event; and

(b)

the Company did not receive either a written report or oral advice from MNP LLP with respect to any matter that was considered by the Company as an important factor in reaching a decision as to accounting, auditing or financial reporting.

SELLING STOCKHOLDER

The following table presents information regarding HuntMountain, the selling stockholder, and the common shares of Hunt Mining proposed for distribution by HuntMountain to its common stockholders by way of a dividend in kind, without the payment of any consideration.

Name	Number of Common Shares Beneficially Owned Prior to Offering	Number of Common Shares Being Offered	Percentage of Shares Owned Prior to Offering	Percentage of Shares Owned After the Offering
Hunt Mountain Resources Ltd.	50,000,000(1)(2)	50,000,000(1)(2)	41.15%(3)	Nil(4)

Notes:

1.

Includes 20,881,493 common shares issuable upon conversion of 19,837,418 convertible preferred shares of Hunt Mining held by HuntMountain and 1,044,075 convertible preferred shares of Hunt Mining held by HuntMountain’s wholly-owned subsidiary, HuntMountain Investments. Each preferred share is convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion shall not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining. It is anticipated that HuntMountain and HuntMountain Investments will convert all of their respective convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. The conversion of Hunt Mining’s outstanding convertible preferred shares remains subject to the approval of the TSXV.

2.

Also includes 1,455,926 Hunt Mining common shares registered in the name of HuntMountain Investments. It is expected that such Hunt Mining common shares, and the 1,044,075 Hunt Mining common shares that are anticipated to be issued to HuntMountain Investments upon conversion of its convertible preferred shares, will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain’s common stock pursuant to this prospectus.

3.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by the selling stockholder, common shares subject to options, warrants or other rights to acquire common shares (such as the conversion right attaching to convertible preferred shares) held by the selling stockholder that are exercisable on or within 60 days, are deemed outstanding for the purpose of computing the percentage ownership of the selling stockholder. The ownership percentage is calculated based on the 100,613,330 common shares that were outstanding as of November 30, 2012.

4.

Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership (an entity owned and controlled by Tim Hunt) own approximately 89% of the shares of HuntMountain common stock. Therefore, it is anticipated that Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership will receive up to an aggregate of 93.8% of the common shares proposed for distribution under this prospectus.

HuntMountain’s assets predominantly consist of its direct and indirect holdings (through its wholly-owned subsidiary, HuntMountain Investments) of Hunt Mining common shares and Hunt Mining convertible preferred shares. HuntMountain directly and indirectly holds 29,118,507 (28.94%) of the 100,613,330 common shares of Hunt Mining currently issued and outstanding as of November 30, 2012. If HuntMountain were to convert all of the convertible preferred shares of Hunt Mining directly and indirectly owned by it, it would directly and indirectly hold 50,000,000 (41.15%) of Hunt Mining’s issued and outstanding common shares.

Mr. Tim Hunt, Mr. Darrick Hunt and the Hunt Family Limited Partnership (an entity owned and controlled by Tim Hunt) own approximately 89% of the shares of HuntMountain. Mr. Tim Hunt, Executive Chairman of Hunt Mining, is also the Chair, President and a director of HuntMountain. Mr. Darrick Hunt is a director of Hunt Mining, and also a director of HuntMountain.

HuntMountain’s common stock is registered pursuant to section 12(g) of the Securities Exchange Act of 1934, as amended. However, HuntMountain is currently delinquent in its reporting obligations under section 13(a) of the Exchange Act.

HuntMountain has advised us that:

  Washington law does not require HuntMountain stockholder approval of the distribution of its Hunt Mining common shares by way of a dividend in kind;

  The proposed distribution of the Hunt Mining common shares has been determined by HuntMountain’s Board of Directors to be in the best interests of HuntMountain’s stockholders, as a means of providing more liquidity to the stockholders, given that: (a) HuntMountain is delinquent in its reporting obligations under section 13(a) of the Exchange Act with the result that it may be difficult for the stockholders to resell their HuntMountain stock; (b) HuntMountain, as an affiliate of Hunt Mining, may not rely on Rule 904 of Regulation S of the U.S. Securities Act to effect an orderly sale of its Hunt Mining common shares over the facilities of the TSXV; and (c) registration of HuntMountain’s Hunt Mining common shares under the U.S. Securities Act may help to facilitate the resale of such Hunt Mining common shares by those stockholders of HuntMountain who are eligible to participate in the dividend in kind, subject to certain restrictions that will apply under U.S. securities laws to those stockholders of HuntMountain who will be affiliates of Hunt Mining after the completion of the distribution of Hunt Mining common shares pursuant to this prospectus; and

  Following the distribution of the Hunt Mining common shares pursuant to this prospectus, Tim Hunt, our Executive Chairman and a director of our Company, will directly hold 7,128,837 common shares of Hunt Mining, and will indirectly hold 38,870,229 common shares of Hunt Mining through an entity controlled by him.

PLAN OF DISTRIBUTION

This Prospectus relates to the distribution of up to 50,000,000 common shares of Hunt Mining by HuntMountain, the selling stockholder, to holders of HuntMountain common stock, by way of a dividend in kind, without the payment of any consideration. The common shares proposed for distribution by HuntMountain include 20,881,493 common shares issuable upon conversion of 20,881,493 convertible preferred shares of Hunt Mining directly and indirectly held by HuntMountain. It is anticipated that HuntMountain will convert all of its convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. We will not receive any proceeds from the distribution of the shares by the selling stockholder.

HuntMountain has informed Hunt Mining that each holder of HuntMountain common stock will receive one Hunt Mining common share for every 2.8510965 shares of HuntMountain common stock held on the record date, with any fractional shares deleted. HuntMountain stockholders will not receive any cash in lieu of fractional Hunt Mining common shares, and any fractional shares will be rounded down to the next whole share.

HuntMountain may be deemed to be an “underwriter” within the meaning of the Securities Act in connection with the distribution of the common shares pursuant to this prospectus. As such, it will be subject to the prospectus delivery requirements of the Securities Act. HuntMountain has represented and warranted to Hunt Mining that, at the time it acquired its common shares and convertible preferred shares of Hunt Mining, Hunt Mountain had no agreements or understandings, directly or indirectly, with any person to distribute any such securities or any common shares of Hunt Mining issuable upon conversion of the convertible preferred shares.

KEY INFORMATION

Capitalization and Indebtedness

The following table sets forth our capitalization at December 31, 2011 on a historical basis and as adjusted to reflect the sale of the shares:

Stockholder’s Equity
Preferred Stock: Unlimited shares authorized with no par value
20,881,493 shares issued and outstanding	$ 177,417
Common Stock: Unlimited shares authorized with no par value
100,613,330 issued and outstanding	$ 25,885,064
Contributed surplus	$ 3,159,826
Warrants	$ 5,860,183
Deficit	$ (24,324,113)
Accumulated other comprehensive income	$ (129,518)
Total Stockholder’s Equity	$ 10,628,859

Outstanding Share Data

Our authorized share capital consists of an unlimited number of common shares and preferred shares without nominal or par value. As at November 30, 2012, our outstanding equity and convertible securities were as follows:

Securities	Outstanding
Voting equity securities issued and outstanding	100,613,330 common shares
Convertible preferred shares	20,881,493 convertible preferred shares(1)
Securities convertible or exercisable into voting equity securities – stock options	Stock options to acquire up to 7,247,470 common shares
Securities convertible or exercisable into voting equity securities – warrants

12,658,950 warrants to acquire 12,658,950 common shares at an exercise price of $0.35 per share before November 30, 2013 (2)

12,822,500 warrants to acquire 12,822,500 common shares at an exercise price of $0.65 per share before June 14, 2013 (7)

Securities convertible or exercisable into voting equity securities – agent’s options	572,996 agent’s options to acquire up to 572,996 common shares at an exercise price of $0.30 prior to December 23, 2012(3)
Securities convertible or exercisable into voting equity securities – broker’s warrants

453,334 warrants to acquire 453,334 units, each consisting of one common shares and one half of one common share purchase warrant, at an exercise price of $0.30 prior to December 23, 2012(4); 2,671,894 broker warrants to acquire one broker compensation unit at an exercise price of $0.35 per share on or before November 30, 2013 where each broker compensation warrant will consist of one common share and one half of one common share purchase warrant exercisable at $0.35 prior to November 30, 2013(5); 1,788,150 broker compensation options to acquire 1,788,150 units, each consisting of one common shares and one half of one common share purchase warrant, at an exercise price of $0.45 prior to June 14, 2013(8)

Securities convertible or exercisable into voting equity securities – compensation warrants	55,910 broker warrants to acquire one common share at an exercise price of $0.35 per share on or before November 30, 2013 (6)

Notes:

(1)

20,881,493 convertible preferred shares were issued to HuntMountain Resources Ltd., CCSA’s former parent corporation, on December 23, 2009 in partial consideration for the Qualifying Transaction. Each preferred share is convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion shall not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining. It is anticipated that HuntMountain will convert all of its convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus.

(2)

On November 30, 2010, we issued 28,420,900 units pursuant to a Canadian short form prospectus offering. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.35 per warrant before November 30, 2013.

(3)

In conjunction with a brokered private placement, we granted an option to Wolverton Securities Ltd. (“Wolverton”) to purchase 666,663 common shares at an exercise price of $0.30 per share, exercisable until December 22, 2012.

(4)

In conjunction with a private placement we granted to Wolverton a broker’s warrant to purchase 500,000 units, where each unit will consist of one common share and one half of one share purchase warrant, exercisable at an exercise price of $0.30 before December 23, 2012. The warrants issuable pursuant to this agent’s option have an expiration date of December 23, 2010 and therefore any exercise of this broker’s warrant will not result in the issuance of any new warrants. We also issued 50,000 units, where each unit consisted of one common share and one half of one common share purchase warrant with a exercise price of $0.60 and expiration date of December 23, 2010, as a due diligence fee to Wolverton in connection with the qualifying transaction. Exercise of any of the 50,000 due diligence units would not result in the granting of additional options.

(5)

In conjunction with the November 30, 2010 offering, we granted broker compensation warrants to purchase 2,842,090 broker compensation units at an exercise price of $0.30 per share on or before November 30, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.35 prior to November 30, 2013.

(6)	Issued upon cashless exercise of broker compensation warrants issued on November 30, 2010.
(7)

In conjunction with the June 14, 2011 bought-deal private placement, we issued 25,645,000 units pursuant to a short form prospectus offering. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.65 per warrant before June 14, 2013.

(8)

In conjunction with the June 14, 2011 bought-deal private placement, we granted broker compensation options to purchase 1,788,150 broker compensation units at an exercise price of $0.45 per share on or before June 14, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.65 prior to June 14, 2013.

Common Shares

The holders of common shares are entitled to dividends, if, as and when declared by the Board of Directors, to one vote per share at our shareholders’ meetings and, upon liquidation, to receive such assets of the Company as are distributable to the holders of the common shares. Further, the holders of common shares;

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

For additional information regarding our common shares, please see the discussion under the heading “Articles And By-Laws Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Non-cumulative voting

Holders of shares of our common shares do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Shares

On December 23, 2009, in partial consideration for our Qualifying Transaction, 20,881,493 convertible preferred shares were issued to HuntMountain, CCSA’s former parent corporation. The common shares proposed for distribution by HuntMountain pursuant to this prospectus include 20,881,493 common shares issuable upon conversion of such convertible preferred shares. It is anticipated that HuntMountain will convert all of its convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. We will not receive any proceeds from such conversion or from the distribution of the shares by the selling stockholder.

Additional preferred shares may be issued from time to time in one or more series, each consisting of a number of preferred shares as determined by our Board of Directors, who also may fix the designations, rights, privileges, restrictions and conditions attached to the shares of each series of preferred shares. The preferred shares of each series shall, with respect to payment of dividends and distributions of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, rank on a preference over the Common Shares and the shares of any other class ranking junior to the preferred shares.

For additional information regarding our common shares, please see the discussion under the heading “Articles And By-Laws Of Our Company - Rights, Preferences and Restrictions Attaching to Our Shares”.

Stock transfer agent

Our stock transfer agent for our securities is Computershare Trust Company of Canada, 600, 530 - 8th Avenue SW Calgary, Alberta T2P 3S8 and its telephone number is (416) 267-6800.

Investor Relations

In conjunction with the closing of our Qualifying Transaction, we engaged Mr. Dean Stuart to provide investor relations activities. The investor relations agreement between Hunt Mining and Mr. Stuart provided for a monthly fee of $4,000 for a period of one year commencing December 23, 2009 and an option grant of 200,000 options to acquire 200,000 common shares at a price of $0.30 per share prior to December 23, 2014. We granted an additional 300,000 stock options to Mr. Stuart in January 2011 and renewed his agreement, with a monthly fee of $6,000 through December 2011. On January 1, 2012 we contracted with Mr. Stuart on a monthly basis for a fee of $2,000.

Dividend Policy

To date, we have not paid any dividends on our outstanding Common Shares. The future payment of dividends will be dependent upon our financial requirements to fund further growth, our financial condition and other factors which our Board of Directors may consider in the circumstances. It is not contemplated that any dividends will be paid in the immediate or foreseeable futures.

Escrowed Securities

As required by Exchange Policy, all 1,510,300 of the Company’s seed capital shares are subject to a timed release escrow agreement dated April 24, 2008. This escrow agreement provides for the release of 10% of the escrowed shares on December 31, 2009 and 15% of the remaining escrowed shares every six months thereafter. As of November 30, 2012, 226,547 shares (December 31, 2011 – 679,635 shares) remain in escrow.

In addition, all of the common shares and convertible preferred shares issued pursuant to the Company’s qualifying transaction are subject to a TSX Venture Exchange Tier Two surplus escrow agreement allowing for the release of 5% of the shares on December 31, 2009, 5% on June 30, 2010, 10% on each of December 31, 2010 and June 30, 2011, 15% on each of December 31, 2011 and June 30, 2012, and 40% on December 31, 2012. If the Company subsequently meets the Tier 1 Minimum Listing Requirements of the TSX Venture Exchange, the release of these escrowed shares will be accelerated whereby such escrowed shares will be released from escrow as to 10% thereof effective as of December 31, 2009, 20% on June 30, 2010, 30% on December 31, 2010, and 40% on June 30, 2011. As of November 30, 2012, 11,647,403 common shares (December 31, 2011 – 20,382,955 common shares) and 8,352,597 convertible preferred shares (December 31, 2011 – 14,617,045 convertible preferred shares) remain in escrow.

Indebtedness as of December 31, 2011:

Contractual obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	178,200(1)	88,200	90,000	-	-
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under IFRS	125,000(2)	-	-	-	125,000
Total	303,200	88,200	90,000	-	125,000

Notes:

(1)	Office rent, based on $7,350 per month January through December 2012; $7,500 per month January through December 2013. Amounts are estimated due to fluctuations in CAM charges.
(2)	Contingent liability (see Note 15 to Consolidated Financial Statements for the year ended December 31, 2011).

THREE YEAR HISTORY

Hunt Mining Corp. – History

Our Company was incorporated as Sinomar Capital Corporation under the laws of the Province of Alberta, Canada, on January 10, 2006. We were initially listed on the TSXV as a Capital Pool Company within the meaning ascribed by TSXV Policy 2.4. As explained in more detail above under the heading “Company Information,” a “Capital Pool Company” is a listing vehicle permitted under the policies of the TSXV on terms whereby: (a) the net proceeds of its initial public offering must be applied to identify an appropriate business for acquisition as the company’s “Qualifying Transaction” within certain time limits; and (b) the Qualifying Transaction, upon completion, must be sufficient to permit the company to meet the minimum TSXV listing requirements for companies that are not Capital Pool Companies.

We entered into an acquisition agreement dated October 13, 2009 with CCSA and CCSA’s shareholders, to acquire 100% of CCSA’s shares as our “Qualifying Transaction”. At that time, our Company and CCSA did not have any “Control Persons” in common. “Control Person” is defined under the policies of the TSXV to mean any person that holds or is one of a combination of persons that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer. As required under the policies of the TSXV, we determined that the then-proposed acquisition of CCSA’s shares by our Company was not a “Non-Arm’s Length Qualifying Transaction”. As defined under the policies of the TSX Venture Exchange, a “Non-Arm’s Length Qualifying Transaction” means a proposed Qualifying Transaction where the same party or parties, or their respective associates or affiliates, are Control Persons in both the Capital Pool Company and in relation to the significant assets (in our case, the target company, CCSA) which are to be the subject of the proposed Qualifying Transaction. In the result, our Company completed the acquisition of CCSA on December 23, 2009 as an arm’s length transaction, and we ceased to be a shell company at that time.

The relevant details of our Qualifying Transaction, as more fully detailed in our Filing Statement dated November 30, 2009 and filed on SEDAR on December 3, 2009, are as follows:

a)

We issued 29,118,507 Common Shares and 20,881,493 preferred shares of the Company (the “Preferred Shares”) to CCSA’s shareholders (HuntMountain Resources Ltd. and Hunt Mountain Investments LLC) at a deemed price of $0.30 per Preferred Share in exchange for all of the CCSA shares.

b)

We changed our name to Hunt Mining Corp, and a new Board of Directors of the Company, consisting of six directors including retention of two existing Board members, was appointed concurrently with the closing of the Qualifying Transaction;

c)

Options to acquire 4,100,000 Common Shares, as to 3,500,000 options at the time of the Qualifying Transaction and an additional 600,000 common shares in January of 2010, at an exercise price of $0.30 per Common Share for a period of 5 years (the “Options”) were granted to officers, directors, employees and consultants of the Company and CCSA;

d)

Concurrently with the completion of the Qualifying Transaction, we also completed equity financings for aggregate gross proceeds of $3,500,000 by way of a brokered private placement (the “Brokered Private Placement”) and a TSXV short form offering document (the “Short Form Offering”). Pursuant to the Brokered Private Placement, we issued 5,000,000 units (the “Units”) at a price of $0.30 per Unit, for proceeds of $1,500,000. Each Unit consisted of one Common Share and one-half of one Common Share purchase warrant (each a “Warrant”). Each whole Warrant entitled the holder thereof to acquire, for a period of 1 year, one Common Share of the Company at a price of $0.60 per share. As consideration for its services as agent to the Brokered Private Placement, Wolverton Securities Ltd. (“Wolverton”), together with it selling group members, received 50,000 Units, a cash commission of $150,000 and broker warrants to acquire an additional 500,000 Units at a price of $0.30 per Unit, exercisable for a period of 3 years (the “Broker Warrants”). The Warrants comprising the Units underlying the Broker Warrants expired 1 year from closing of the financing, and no Warrants will be issued to Wolverton upon its exercise of the Broker Warrants after such time. Pursuant to the Short Form Offering, we issued 6,666,633 Common Shares at a price of $0.30 per share for gross proceeds of $1,999,990. As consideration for its services as selling agent to the Short Form Offering, Wolverton received a cash commission of $199,999 and agent’s options to acquire 666,663 Common Shares of we at a price of $0.30 per Common Share exercisable for a period of 3 years (the “Agent’s Options”);

e)

CCSA’s former shareholders, HuntMountain Resources Ltd. and its wholly-owned subsidiary, HuntMountain Investments, LLC, assumed all of the indebtedness of CCSA owed to Patagonia Drill S.A. in the net amount of US$811,492, including application of amounts previously advanced as a deposit in the amount of US$644,000;

f)	We paid a finder’s fee to Wolverton of $50,000 and 500,000 Common Shares in conjunction with the Qualifying Transaction; and

g)

We paid a finder’s fee of $10,000 and 100,000 Common Shares to Mr. Dean Stuart, an arm’s length party to both our Company and the former shareholders of CCSA, in conjunction with the Qualifying Transaction.

h)

During the year ended December 31, 2010 Hunt Mining Corp paid US$10,000 to HuntMountain for reimbursement of travel expenses incurred by HuntMountain in conjunction with the Qualifying Transaction. This is recorded in travel expenses in the consolidated statement of loss.

i)

In conjunction with the Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA’s former parent corporation, as a refundable deposit. The deposit was not applied to the consideration of the Qualifying Transaction and therefore is reflected in prepaid expenses and deposits on the Company’s consolidated statement of financial position at December 31, 2011 (January 1, 2010 and December 31, 2010 – $200,000). At the year ended December 31, 2011, the Company received notice from HuntMountain that they had identified invoices refundable to them as part of the Qualifying Transaction. Upon submittal to Hunt Mining, $43,000 of expenses were identified as refundable. Hunt Mining credited the $43,000 against the $200,000 receivable leaving an outstanding balance owed by HuntMountain to Hunt Mining of $157,000. The Company has contacted HuntMountain’s management and has confirmed that approximately $40,000 will be received by December 31, 2012, with the balance collected by December 31, 2014.

Cautionary Note to U.S. Investors Concerning Estimates of Measured, Indicated and Inferred Resources

The following discussion and tables use the terms “measured resources”, “indicated resources” and “inferred”. We advise U.S. investors that while these terms are recognized and required by Canadian securities regulations (under National Instrument 43-101 Standards of Disclosure for Mineral Projects), the SEC does not recognize them. In particular, “inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimates of inferred resources generally may not form the basis of economic studies. Mineral resources that are not mineral reserves do not have demonstrated economic viability. U.S. investors are cautioned not to assume that any part or all of mineralization in these categories will ever be converted into SEC defined reserves. See Cautionary Note Regarding Canadian Mineral Disclosure Standards and Risk Factors.

In 2010 we engaged UAKO Consultora Geológica, an arm’s length mineral exploration consulting firm based in Argentina, to generate a resource estimation technical report. On October 4, 2010 we filed this report, which was entitled “Technical Report - Gold –Silver Resource Estimate of the La Josefina Project - Santa Cruz, Argentina” and dated September 29, 2010 (the “La Josefina 2010 Technical Report”), on SEDAR. The report demonstrated a Measured Resource of 155,562 Gold Equivalent Ounces, an Indicated Resource of 41,812 Gold Equivalent Ounces and an Inferred Resource of 6,744 Gold Equivalent Ounces, for the purpose of this document gold equivalent ounces are those made of up gold and silver. In a news release we summarized the results of the La Josefina 2010 Technical Report as follows:

Measured Resources
Cutoff Au Eq g/t	Tonnes x 1000	Grade Au g/t	Grade Ag g/t	Grade Au Eq g/t	Ounces Au	Ounces Ag	Ounces Au Eq
0.2	4,998,667	0.719	16.602	0.968	115,538.190	2,668,357.667	115,561.554
0.5	2,405,435	1.150	21.616	1.474	88,928.131	1,671,858.109	114,004.749
0.8	1,404,575	1.521	24.630	1.891	68,697.970	1,112,370.515	85,382.694

Indicated Resources
Cutoff Au Eq g/t	Tonnes x 1000	Grade Au g/t	Grade Ag g/t	Grade Au Eq g/t	Ounces Au	Ounces Ag	Ounces Au Eq
0.2	1,525,934	0.825	1.808	0.852	40,481.166	88,730.079	41,812.051
0.5	815,950	1.274	1.952	1.303	33,420.289	51,214.991	34,188.474
0.8	502,245	1.675	2.050	1.705	27,043.725	33,103.752	27,537.371

Inferred Resources
Cutoff Au Eq g/t	Tonnes x 1000	Grade Au g/t	Grade Ag g/t	Grade Au Eq g/t	Ounces Au	Ounces Ag	Ounces Au Eq
0.2	452,143	0.446	1.209	0.464	6,479.887	17,577.670	6,743.539
0.5	111,220	0.875	1.280	0.894	3,128.802	4,579.244	3,197.487
0.8	34,866	1.441	2.209	1.474	1,615.069	2,476.214	1,652.210

At the present stage of our project most of the cost parameters for establishing a cut-off grade are unknown. Because of this it was necessary to determine a suitable cut-off grade supported by assumed and gathered data from other similar sized projects in the area. It was determined that a heap leach process of recovery would most likely utilized in a project of this type, consequently, the following cost parameters inherent to the project were adopted for the cut-off calculation.

  Base Mining Cost: US$/t 1.75

  Processing Cost: US$/t 3.75

  G&A: US$/t 0.6

  Gold Price US$ 1,000 (32.15 US$/ AU gram, 30 months weighted average Feb-2008- Aug-2010)

  Metal Recovery 100%

  Royalty: 6%

The cut-off grade was calculated by the following equation which is adequate for a very early stage project at La Josefina’s stage. Actual cost parameters will remain unknown until a scoping study is completed, at this time the Company hasn’t set a timetable for completing one.

(Process cost + Mining Costs + G&A) / (Gold Price*Recovery-Royalty)
The calculation returns a cut-off value of 0.2 g/t Au Eq.

On November 23, 2010 we filed a final short form prospectus in all Canadian jurisdictions except Quebec. This short form prospectus related to the commercially reasonable efforts agency basis offering of a minimum of 19,333,333 units and a maximum of 43,333,333 units, where each unit consisted of one common share and one half of one common share purchase warrant, at an offering price of $0.30 per unit. Each warrant forming part of these units was to be exercisable at an exercise price of $0.35 per share of a period of 36 months following closing of the offering. The offering was led by Octagon Capital Corp. on behalf of a syndicate of agents including Cannacord Genuity Corp. and Wolverton Securities Ltd. We also granted an option to purchase an additional number of units equal to 15% of the number of units sold pursuant to the offering at a price of $0.30 per unit. On November 30, 2010 we announced the closing of the offering, and issued 28,420,900 units at $0.30 per unit, raising gross proceeds of $8,526,270.

On January 20, 2011, the Company announced the addition of five additional prospective properties to its claims portfolio totaling 24,855 hectares. All of the new properties are located in Santa Cruz Province, Argentina.

On March 1, 2011, the Company announced the appointment of Mel Klohn to the position of Senior Technical Advisor. Mr. Klohn’s primary focus is to assist in guiding the continued advancement of the Company’s core assets.

On March 14, 2011, the Company entered into an agreement to purchase a US$103,000 loan owing from CCSA to HuntMountain. The purchase price for this transaction was US$99,910, a 3% discount from the face value of the loan. The loan has accrued interest totaling US$11,682 and therefore the total purchase price for the transaction was US$111,592. Due to Argentine banking regulations, this transaction allows the Company to better manage its working capital. This loan acquisition transaction was approved by the TSXV on March 11, 2011.

On March 15, 2011, the Company announced the resignation of Mr. Bryn Harman from the positions of Chief Financial Officer (“CFO”) and Secretary effective March 24, 2011; he continues to serve as a director of the Company. Ms. Vicki Streng was appointed Interim Chief Financial Officer and Secretary of the Company on March 24, 2011. Ms. Streng resigned as the Interim Chief Financial Officer and Secretary of the Company effective March 1, 2012. Mr. Matthew Fowler succeeded Ms. Streng as Chief Financial Officer and Secretary with effect from March 1, 2012.

On April 11, 2011, the Company announced that it had entered into an agreement with G Mining Services Inc. (“G Mining”) to provide a series of services, studies, and assessments designed to guide the Company to a production decision for the La Josefina Project. G Mining assumed overall coordination and responsibility of all technical and engineering work.

On May 24, 2011, the Company announced that it had engaged Viresh Varma as Director of Corporate Development. Mr. Varma’s primary focus is to provide investor relations and marketing activities.

On May 25, 2011, the Company announced that it had entered into an engagement letter with Macquarie Capital Markets Canada Ltd (“Macquarie”) for an underwritten “bought deal” private placement. On June 14, 2011, upon closing of the private placement, the Company issued 25,645,000 units at $0.45 per unit for gross proceeds of $11,540,250. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.65 per warrant before June 14, 2013. In conjunction with the private placement, the Company granted broker compensation options to Macquarie to acquire 1,795,150 broker compensation units. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.45 prior to June 14, 2013.

On August 24, 2011, the Company announced the retention of Ms. Sandy Perry as a Senior Technical Consultant. Ms. Perry’s primary focus is to boost exploration efforts in Santa Cruz, Argentina.

Further to a letter of intent announced on November 7, 2011, on May 10, 2012, we announced that we had entered into an exploration agreement with Eldorado Gold Corporation (TSX:ELD, NYSE:EGO, ASX:EAU). Under the terms of the agreement, our wholly Argentinean subsidiary, CCSA, will be the initial operator conducting exploration activities on certain existing Hunt Mining properties (other than the La Josefina and La Valenciana properties), including twenty exploration concessions (“Cateos”) and six discovery concessions (“Manifestations of Discovery”) aggregating a total of 2,013 square kilometers of prospective ground in the Deseado Massif, Santa Cruz province, Argentina. Hunt Mining will also work to locate, submit, explore and develop new projects generated in the agreement area. Work programs, expenditures and new submittals under the agreement will be considered for approval by a technical committee consisting of two representatives from Hunt Mining and two from Eldorado. Upon approval, 100% of exploration expenditures will be paid by Eldorado, which has currently budgeted approximately $2.5 million for 2012.

We suspended drilling operations on La Josefina in late 2011, as we worked to renegotiate CCSA’s exploration agreement with Formicruz. Since then, we have continued to conduct reconnaissance exploration including geologic mapping, as well as, surface chip, channel and trench sampling.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz in respect of the La Josefina project. This amendment extends the time we have to develop the La Josefina project by four years, from 2013 to 2019. As a result, our Company is evaluating reactivation of its exploration drilling program with respect to the La Josefina project, with a focus on drill target definition and new target generation.

We also signed an agreement with Formicruz effective as of November 15, 2012, for the right to explore and develop the La Valenciana project, covering approximately 328 square kilometres of land contiguous to, and located east of, the La Josefina project. Exploration efforts to date at La Valenciana have focused on due-diligence sampling of high priority targets with mineralization exposed at surface. Results of the sampling work are not yet available.

Hunt Gold USA LLC - History

Hunt Gold USA LLC “Hunt Gold” was incorporated on September 29, 2009 as our Company’s wholly-owned subsidiary. Hunt Gold USA LLC was formed to administer payroll for our Company’s U.S. personnel, and to administer invoices received from vendors in the United States. Hunt Gold does not have any revenue generating operations and is included as a 100% consolidated entity in Hunt Mining’s financial statements.

1494716 Alberta Ltd. – History

1494716 Alberta Ltd. was incorporated on October 7, 2009 as our Company’s wholly-owned subsidiary to hold 5 percent of the shares of CCSA, as applicable Argentinean laws require that CCSA have two shareholders. 1494716 Alberta Ltd. does not have any revenue generating operations and is included as a 100% consolidated entity in Hunt Mining’s financial statements.

Cerro Cazador S.A. - History

CCSA commenced operations in 2006 to engage in precious metals exploration in Santa Cruz Province, Argentina. Since incorporation, CCSA has acquired rights to explore 31 property positions encompassing 2,868 square kilometers.

Hunt Mining Corp. – Current Business

We are a mineral exploration company and, together with our subsidiaries, we are engaged in the exploration of mineral properties in Santa Cruz Province, Argentina. On the basis of information to date, we has not yet determined whether these properties contain economically recoverable ore reserves as defined by SEC Industry Guide No. 7. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development, and upon future profitable production or a sale of these properties, none of which can be assured.

The Company’s business strategy is to conduct mineral exploration in those areas of the world that it identifies as being favorable for hosting large deposits of precious metals. Subject to the availability of financing, the Company may seek to acquire exploration rights to areas of land that are likely to host such deposits, or it may seek to acquire controlling interests in companies that have a previously discovered a mineral deposit. The Company does not maintain any specific research or development policies but rather relies upon the experience of its management team to identify suitable properties for potential acquisition and exploration. At this time, we are focused on our existing properties in Argentina.

The La Josefina property is our Company’s primary exploration property. During 2011, we drilled 203 core holes on the La Josefina property totaling 18,886 meters, collected 56 surface channel samples, and completed 85 trenches totaling 4,401 meters. All exploration expenditures were funded from working capital.

We suspended drilling operations on La Josefina in late 2011, as we worked to renegotiate CCSA’s exploration agreement with Formicruz. Since then, we have continued to conduct reconnaissance exploration including geologic mapping, as well as, surface chip, channel and trench sampling.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project by four years, from 2013 to 2019. As a result, our Company is evaluating reactivation of its exploration drilling program with respect to the La Josefina project, with a focus on drill target definition and new target generation.. If a decision is made to proceed, our Company expects that it will have sufficient working capital to fund a modest drilling program on the La Josefina project through 2013.

We also signed an agreement with Formicruz effective as of November 15, 2012, for the right to explore and develop the La Valenciana project, covering approximately 328 square kilometres of land contiguous to, and located east of, the La Josefina project. Exploration efforts to date at La Valenciana have focused on due-diligence sampling of high priority targets with mineralization exposed at surface. Results of the sampling work are not yet available.

As disclosed above, on May 10, 2012, we announced that we had entered into an exploration agreement with Eldorado Gold Corporation. Under the terms of the agreement, CCSA will be the initial operator conducting exploration activities on certain existing Hunt Mining properties (other than the La Josefina and La Valenciana properties), including twenty exploration concessions (“Cateos”) and six discovery concessions (“Manifestations of Discovery”) aggregating a total of 2,013 square kilometers of prospective ground in the Deseado Massif, Santa Cruz province, Argentina. Under the terms of our agreement with Eldorado, exploration will be broken into three stages with all funding for the first two stages coming from Eldorado.

Stage I (reconnaissance exploration)
○	Provides a 30 month period to evaluate projects before graduating to Stage II or being dropped from the agreement with CCSA retaining a 100% interest.
○	Each new Stage I project generated by Hunt Mining and accepted by Eldorado under the agreement, will require a onetime payment from Eldorado to CCSA of $125,000.
Stage II (drilling, advanced exploration, preliminary economic assessment)
○	Each project elected by Eldorado to advance to Stage II will require a onetime payment from Eldorado to CCSA of $200,000 plus annual payments on each project of $125,000.
Stage III (JV formation, feasibility, development toward production)
○	Projects advancing to Stage III will require the formation of a joint venture entity with a 75% interest in such entity being owned by Eldorado and a 25% interest being owned by Hunt Mining.
○	Additionally, CCSA will also receive a onetime payment of $1,500,000 from Eldorado.

Bajo Pobré has been designated as a Stage II project under the terms of our agreement with Eldorado. Exploration plans for Bajo Pobré will include advanced drill target definition through structural mapping, detailed sampling and may also include additional geophysical analysis and drill testing. With respect to our El Gateado project, the plan is to re-evaluate past drilling results and geologic interpretations with the goal of developing new drill targets with the view to taking it to Stage II status.

PROPERTIES

La Josefina Property

The La Josefina property is our Company’s primary exploration property. It is located in North-Central Santa Cruz province in southern Argentina, within the region known as Patagonia.

In March, 2007, CCSA was awarded the exploration and development rights to the La Josefina Project from Fomento Minero de Santa Cruz Sociedad del Estado (“Fomicruz”). Fomicruz is a government owned corporation in Santa Cruz province in Argentina. The legal agreement granting CCSA rights to the La Josefina property was finalized in July, 2007. Pursuant to this agreement, CCSA was obligated to spend US$6 million in exploration and complete pre-feasibility and feasibility studies during a 4 year exploration period (excluding three months each year for winter holiday) commencing in October, 2007 at La Josefina in order to earn mining and production rights for a 40-year period in a joint venture partnership (“JV”) with Fomicruz. CCSA may terminate this agreement at the end of each exploration stage if results are negative.

With the successful completion of positive pre-feasibility and feasibility studies at the end of the 4th year, a new company will be formed which will be 91%-owned by CCSA and 9%-owned by Fomicruz. If commercial production starts, Fomicruz has a one-time election to increase its interest in the new company to either 19%, 29% or 49% by reimbursing CCSA 10%, 20% or 45%, respectively, of CCSA’s total investment in the project. The royalty prescribed by Federal (Argentina) mining code will be a 1% mine-mouth royalty if the operation produces doré bullion within the province, which is required in the agreement. Also, because La Josefina is a Provincial mining reserve with the mineral rights belonging to the province, the project will carry an additional 5% mine-mouth royalty.

In December, 2007, CCSA purchased the “La Josefina Estancia”, a 92 square kilometer parcel of land within the La Josefina Project area. CCSA plans to use the La Josefina Estancia as a base of operations for Santa Cruz exploration. The purchase price for the La Josefina Estancia was US$710,000.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz in respect of the La Josefina project. This amendment extends the time we have to develop the La Josefina project by four years, from 2013 to 2019.

Much of the following information is derived from, and based upon the La Josefina 2010 Technical Report, which is available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

Property Description and Location

The La Josefina Project is situated about 450 km northwest of the city of Rio Gallegos, in the Department of Deseado, Santa Cruz Province, Argentina within a scarcely populated steppe-like region known as Patagonia.

ARGENTINA
SAN JORGE BASIN
Comodoro Rivadavia
Atlantic
Colonia Las Heras
Santa Cruz
Puerto Deseado
Pacific
CHILE
LA JOSEFINA PROJECT
DESEADO MASSIF
ANDEAN CORDILLERA
48°
Gobernador Gregores
Ocean
ARGENTINA
Puerto Santa Cruz
AUSTRAL KAGELLAN BASIN
0 100 200
KM
Ocean
Rio Gallegos
CHILE
Tierra Del Fuego
Argentina
Porvenir
Punta Arenas
Ushuaia
72°

CERRO CAZADOR
SOCIEDAD ANONIMA

LA JOSEFINA PROJECT
Santa Cruz Province, Argentina

GENERAL LOCATION MAP

The La Josefina Project consists of mineral rights composed by an area of 528 square kilometers established in 1994 as a Mineral Reserve held by Fomicruz, an oil and mining company owned by the Santa Cruz provincial government.

The boundaries of the property are summarized in the following table:

Boundary	Latitude/Longitude	Gauss-Krüger *
North	47°45’00” S	4,711,533 N
South	48°00’06” S	4,683,433 N
East	69°10’47” W	2,486,505 E
West	69°30’08” W	2,462,505 E

* The Argentine National Grid System (Gauss-Krüger) uses the Gauss-Krüger (also known as Transverse Mercator or TM) projection and is based on the Campo Inchauspe datum which uses the International 1924 (also known as Hayford) ellipsoid. Argentina is divided into seven zones which, similar to UTM zones, are north-south slices centered on 72°, 69°, 66°, 63°, 60°, 57° and 54° W longitude. Unlike UTM which effectively has two meridians of zero scale distortion, in Gauss-Krüger only the central meridian has zero scale distortion. Unlike UTM where the easting offset is always 500,000m, each zone in the Gauss-Krüger Campo Inchauspe system has a different offset to remove coordinate ambiguity between zones. Zone 1 has an easting offset of 1,500,000m with each successive zone adding 1,000,000m to the offset. Consequently, grid coordinates are often quoted without explicitly specifying the zone as would normally be done with UTM coordinates. A new national grid named POSGAR is currently being introduced. This datum uses the WGS84 ellipsoid and has already become common in some provinces.

The La Josefina Project comprises 16 Manifestations of Discovery totaling 52,776 hectares which are partially covered by 399 pertenencias, listed in the following table:

Manifestation of Discovery	File #	Hectares
Julia	409.048/F/98	6
Miguel Ángel	409.058/F/98	3,435
Diana	409.059/F/98	2,995
Noemi	409.060/F/98	3,013
Rosella	409.061/F/98	3,227
Giuliana	409.062/F/98	5,100
Benjamin	409.063/F/98	3,500
Mariana T.	409.064/F/98	3,500
Ailín	409.065/F/98	3,500
Mirta Julia	409.066/F/98	3,500
Ivo Gonzalo	409.067/F/98	3,500
Maria José	409.068/F/68	3,500
Matias Augusto	409.069/F/98	3,500
Sofia Luján	409.070/F/98	3,500
Lucas Marcelo	409.071/F/98	3,500
Nicolás Alejandro	409.072/F/98	3,500
	Total	52,776

The La Josefina pertenencias consist of 398 disseminated pertenencias, each requiring an annual canon (tax) payment to the province of 800 pesos and one common pertenencia which requires an annual canon of 80 pesos. Therefore the pertenencias at La Josefina require annual canon payments totaling 318,353 pesos.

The La Josefina project is without known reserves as defined by SEC industry Guide No. 7.

Exploration Agreement Between Fomicruz and CCSA

In March 2007, CCSA won the rights through a required public bidding process to explore the La Josefina Project. As Fomicruz is a government company, it cannot make individual agreements with a private company without first publishing the offer and giving other private companies the opportunity to submit bids, but the first company making an offer has the right to match any new offer.

The definitive agreement between CCSA and Fomicruz was finalized in July, 2007. In the agreement, CCSA agrees to spend a minimum of US$6 million in exploration and complete prefeasibility and feasibility studies at La Josefina over a 4-year period (excluding three months each year for winter holiday) in order to earn mining and production rights in JV partnership with Fomicruz for a 40-year period.

The 4-year exploration period was originally planned to proceed in the following three stages:

Target Area	Year 1 To July 2008	Year 2 July 2008 to July 2009	Years 3 & 4 July 2009 to July 2011	Totals
Noreste Area	US$300,000	US$400,000	US$500,000	US$1,200,000
Veta Norte	500,000	800,000	800,000	2,100,000
Central Area	500,000	800,000	900,000	2,200,000
Piedra Labrada	200,000	100,000	200,000	500,000
TOTAL US$	US$1,500,000	US$2,100,000	US$2,400,000	US$6,000,000

An amended development schedule for La Josefina was ratified in May of 2011 as follows:

  2007-2008; Exploration Phase I; Investment USD$6,000,000 (completed)
  2009-2010; Exploration Phase II; Investment USD$2,000,000 (completed)
  2010-2011; Exploration and Development Phase; including initiation of preliminary economic assessment and scoping level studies (underway);
  2012-2013; Development; including completion of economic feasibility, production decision and formation of CCSA-Fomicruz Joint Venture Company;
  2014; Mine Construction Phase
  2015; Projected Production

At the successful completion of positive pre-feasibility and feasibility studies, which cannot be assured, a new joint venture company will be formed to develop the project. This new company will have joint participating ownership with 91% owned by CCSA and 9% by Fomicruz; however, upon inception Fomicruz may elect to increase its participating interest in the new joint venture company to either 19%, 29% or 49% by reimbursing CCSA 10%, 20% or 40%, respectively, of CCSA’s total investment in the project. Once the choice is made by Fomicruz, there are no means to modify the agreement.

Other conditions of the agreement:

1.	CCSA posted a US$600,000 performance bond (equal to 10% of the total proposed exploration investment).

2.	CCSA must maintain the La Josefina mining rights by paying the annual canons due the province on the project’s 398 pertenencias.

3.

CCSA must complete surface agreements (lease or buy) with the surface landowners, as required by the Federal mining law, to gain legal access to the farms (estancias) that cover the project. Most of the project and all of the current target areas lie within two large farms that have been unoccupied for many years - Estancia La Josefina and Estancia Piedra Labrada. The major part of mineralization occurs on Estancia La Josefina, which CCSA purchased in 2007. CCSA rents Estancia Piedra Labrada, which it uses as an exploration field camp.

As disclosed above, on November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project by four years, from 2013 to 2019.

Royalties

Mineral properties in Argentina carry no federal royalties but the provinces are entitled to collect up to 3% mine-mouth royalty.

In Santa Cruz, the province has opted to drop this MMR to 1% if the operation is a precious metals mine that produces doré bullion within the province. The agreement between CCSA and Fomicruz stipulates that any doré bullion resulting from future La Josefina operations must be produced in the province, so it is likely the project will carry the minimal 1% MMR. However, because La Josefina is a Mining Reserve in which the mineral rights belong to Fomicruz, the project also carries an additional 5% MMR payable to the province. Therefore, the total MMR for any future gold/silver/base metal production at La Josefina under the current agreement total 6%.

Environmental Liabilities

There are no known environmental liabilities associated with the La Josefina Property.

Permits Required

No permits are required at this time to conduct the proposed exploration.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

The project is located in the Deseado Massif mineral district in the north-central part of Santa Cruz Province, the southernmost of several Argentine provinces comprising a vast, sparsely-populated, steppe-like region of South America known as Patagonia. The nearest town to the project is Gobernador Gregores (population 2,500), about 110 kilometres to the southwest. The nearest Atlantic coastal town is Puerto San Julián (population 6,800), 190 kilometers to the southeast. The project is reached by driving east from Gobernador Gregores for 40 km on gravel Provincial Route 25 – or west from Puerto San Julián for 170 km on the same road – and then north on gravel Provincial Route 12 for 110 km. Provincial Route 12 crosses the edge of the project and continues another 240 kilometers north to the oil town of Pico Truncado (population 16,500) in the northeastern part of the province.

The provincial gravel roads are generally accessible via two-wheel drive vehicles in dry weather but can become slippery or cannot be used for short periods when wet, so four wheel drive vehicles are sometimes required to access the project. Gobernador Gregores and Puerto San Julián are both served by fixed wing flights two or three times per week, to and from Comodoro Rivadavia (population 135,813), an important industrial center and port city. Comodoro Rivadavia lies 428 kilometers north of Puerto San Julián. It can be reached via paved National Route 3, a major coastal highway. Comodoro Rivadavia serves as the region’s major supply center for the booming petroleum and mining industries and is served by several airline daily flights to Buenos Aires and other major cities in Argentina. National Route 3 runs from Buenos Aires on the north to Ushuaia at the southernmost tip of the continent and offers all-weather access to a number of sea ports.

The Patagonia region is classified as a continental steppe-like climate. It is arid, very windy and has two distinct seasons, cold and warm. As Patagonia is located in the southern hemisphere, the cold winter months are from May to September and the warmer summer months are from November to March. The average annual precipitation averages only 200 mm (8 inches), much of which occurs as winter snow. Average monthly temperatures range from 3°C to 14°C, but vary widely depending on elevation. The winds are persistent, cool, dry and gusty, averaging about 36 km/h and directed predominantly to the east-southeast off the Andean Cordillera.

The La Josefina project area consists largely of subdued hilly terrain with internal drainages and playa lakes. Elevations range from 300 meters to 800 meters above sea level. Hill slopes are not steep, usually less than 10 degrees, and the rock exposures on these hillsides are typically abundant. Almost all of the mineralization and significant geochemical and geophysical anomalies are found on the crests or the flanks of these subdued hills.

The area is covered by sparse vegetation, consisting mostly of scattered low bushes and grass. In the area the only inhabitants are farm owners and employees. The nearest farms are Los Ventisqueros, Maria Esther, Las Vallas, La Florentina, La Laguna, La Josefina and Piedra Labrada.

The local economy was formerly based largely on sheep herding and marine fishing but in the late-1980s, sheep herding began a steep decline because of the Hudson volcano eruption and a descending economy; for those reasons many of the former large sheep farms are now unoccupied and in disrepair. The prolific sheep herds have since been replaced by overpopulated herds of wild guanacos, ostriches and flamingos (in the playas). One hundred kilometers southeast of the property is the gold-silver epithermal Cerro Vanguardia Mine owned by AngloGold Ashanti Limited and Fomicruz.

Away from the towns and villages in Patagonia there are few power grids and scant telephone service. The many mineral exploration and development camps scattered widely throughout the Deseado Massif typically rely on diesel or gasoline generators for electrical power and satellite phones or radios for communications. Some communities in the region now have wind power generating stations and experimental hydrogen plants (Pico Truncado for example) and it is possible such stations might someday be utilized in mining camps to supplement their power requirements. However, the recent effort by the Santa Cruz Provincial Government to pave the Provincial Route 12, which runs within several kilometers of the project, may also include the construction of a power line which runs along the highway.

Manpower is available in the larger communities to serve most exploration or mining operations.

History

Santa Cruz Province - and indeed much of Patagonia - has only a short history of mineral prospecting and mining. Until the Cerro Vanguardia mine was commissioned in late 1989, only a few mineral occurrences had been identified within the 100,000 square kilometre area of the Deseado Massif. Notably, although Coeur D’alene Mines Corporation ceased active mining operations at its Martha Mine in September, 2012, the Desado Massif continues to host three producing mines: the Cerro Vanguardia Mine (AngloGold Ashanti Limited - Fomicruz), the San Jose –Huevos Verdes Mine (Hochschild Mining plc – Minera Andes Incorporated) and the Manantial Espejo Mine (Pan American Silver Corp.). Additionally, several new mines are being readied for production, and many active exploration projects (including Coeur D’alene Mines’ Joaquin exploration project) are in progress.

In 1975, the first occurrence of metals known in the La Josefina area was publicly mentioned by the Patagonian delegation of the National Ministry of Mining. They reported the presence of an old lead-zinc mine in veins very near Estancia La Josefina. The mineralization received no further attention until 1994 when a research project by the Institute of Mineral Resources of the Universidad Nacional de la Plata and the geology department of the University of Patagonia San Juan Bosco examined the occurrence. That investigation corroborated not only the presence of base metals, but also precious metals.

In 1994, immediately after the La Josefina gold-silver discovery, Fomicruz claimed the area as a Provincial Mineral Reserve and explored the project in collaboration with the Instituto de Recursos Minerales (INREMI) of La Plata University. The geology and alteration of the project area was mapped at a scale of 1:20,000. Mineralized structures and zones of sinter were mapped at 1:2,500, trenches across the structures were continuously sampled and mapped at scales of 1:100 and ground geophysical surveys consisting of 6,000 m of IP-resistivity and 5,750 meters of magnetic surveys were completed over sectors of greatest interest.

In 1998, after four years of exploring and advancing interest in the project, Fomicruz offered La Josefina for public bidding by international mining companies. In accordance with provincial law, the winner would continue exploring the project to earn the right to share production with Formicruz of any commercial discoveries. The bid was awarded to Minamérica S. A. (“Minamerica”), a private Argentine mining company. Minamerica dug a limited number of new trenches, initiated a program of systematic surface geochemical sampling, completed several new IP-Resistivity geophysical survey lines and drilled the first exploration holes on the project – 12 diamond core holes totaling 1,320 meters in length. The results of this effort were relatively encouraging but Minamerica nevertheless abandoned the project a year later in 1999.

In 2000, Fomicruz resumed exploration of the project and continued their efforts until 2006. Pits were dug to bedrock on 100-meter grids over some of the target areas, 3,900 meters of new trenches were dug and sampled, more than 8,000 float, soil and outcrop samples were collected for geochemical analyses, some new IP-Resistivity surveys were completed under contract to Quantec Geophysical Co., and 59 diamond core holes (total 3,680 meters) were drilled to average shallow depth below surface of 55 meters. Of these holes, 37 were NQ-size core (47.6mm diameter) and 22 were HQ-size core (63.5mm) .

Fomicruz reported spending more than US$2.8 million in exploring and improving infrastructure on the La Josefina Project from 1994 to 2006. In late-2006, the La Josefina Project was again opened to international bidding and in May, 2007, CCSA was awarded the right to explore the project. Throughout 2007 and 2008, CCSA was mainly focused on an intensive drill plan (37,605 metres), and in 2009 and the first quarter of 2010 reviewed all the data gathered in order to generate a geological model for the project, and continued working on regional exploration to define new additional targets for next drilling stages.

Geologic Setting

The La Josefina Project is located near the center of a large non-deformed stable platform known as the Deseado Massif, which covers an area of approximately 100,000 square kilometres in the northern third of Santa Cruz Province. The Deseado Massif is a virtual twin of the Somun Cura Massif which encompasses an equally large area in the two adjoining provinces to the north. These two massifs are major metallotectonic features of the Patagonia region, and they are products of the massive continental volcanism formed by extensional rifting during the breakup of the South American and African continents in Jurassic time. The information in this paragraph is derived from “Tectonic Evolution of South America” prepared by Ramos, V.A and Aguirre-Urreta, M.B. in 2000 on behalf of the International Geological Congress.

The massifs are composed primarily of rhyolitic lavas, tuffs and ignimbrites which were erupted over a 50-million year period in middle-to late-Jurassic time (125 to 175 million years ago). The eruptives created a vast volcanic plateau which was subsequently segmented into the two massifs. These massifs are separated and bounded by sediment-filled sag basins: the Neuquén Basin north of the Somun Cura Massif, the San Jorge Basin between the massifs, and the Austral-Magellan Basin south of the Deseado Massif. These basins, filled largely with Cretaceous-age non-marine sedimentary rocks, are now sites of Argentina’s largest oil and gas fields.

General Geology of the Deseado Massif

The geology of the Deseado Massif region has been described and discussed in numerous papers and reports published only during the last fifteen years. The geology has been mapped at various scales by government agencies, most recently covered by a series of 1:250,000 quadrangles published by the Instituto de Geología y Recursos Minerales and Servico Geológico Minero Argentino.

The Deseado Massif is dominated by a few major regional sequences comprised of felsic volcanic and volcaniclastic rocks deposited in middle- to late-Jurassic time. The rocks are broken by a series of regional fractures that probably represent reactivated basement fracture zones. Faults that were active during the period of intense Jurassic extension and volcanism trend mostly NNW-SSE and form a series of grabens, half-grabens and horst blocks which are tilted slightly to the east. Since Jurassic time, the rocks have been cut by normal faults of several different orientations, mainly NW-SE and ENE-WSW, but have undergone very little compression. As a result, they remain relatively undeformed and generally flat-lying to gently dipping, except locally where close to faults, volcanic domes or similar features.

Exposures of rocks older than Jurassic are limited. The oldest pre-Jurassic “basement” rocks are small outcrops of metamorphic rocks thought to be late Precambrian to early Paleozoic in age (about 540 Ma). These rocks have been assigned to the La Modesta Formation in the western part of the area and to the Complejo Río Deseado in the eastern part. They consist of schists, phyllites, quartzites, gneisses and amphibolites and plutonic intrusions.

The Precambrian and older Paleozoic rocks are unconformably overlain by thick continental sedimentary sequences of late-Paleozoic to early-Mesozoic age, called La Golondrina Formation and El Tranquilo Group. La Golondrina Formation is Permian (299–251 Ma) and is up to 2,200m of arkosic to lithic sandstones, siltstones and conglomerates deposited in N-S to NW-SE rift basins along older reactivated basement structures. El Tranquilo Group is Triassic in age (251– 200 Ma) and is up to 650m of rhythmically bedded arkosic sandstones and shales which grade upward into conglomerates and redbeds.

The Triassic sequence is intruded and overlain by the first indications of igneous activity related to the crustal separation and extension initiated in early Jurassic: La Leona and the Roca Blanca Formations. La Leona Formation, early Jurassic in age (175–200 Ma), is composed of calc-alkaline granitic intrusive bodies sparsely scattered throughout the northeastern part of the Deseado Massif. The Roca Blanca Formation is also early Jurassic age, and consists of up to 900m of a coarsening-upward fluvial to lacustrine mudstone and sandstone sequence deposited in grabens or other rift basins, mainly in the south-central part of the Deseado Massif. The upper third of the sequence is distinctly richer in volcanic tuffs and other pyroclastic materials.

The Jurassic volcanic rocks are divided into formal units, but can be treated as a single bimodal (andesite-rhyolite) Jurassic volcanic complex. There are three units in this volcanic complex: the Cerro Leon and Bajo Pobre Formations and the Bahía Laura Group. The last two units make up the most extensive unit in the massif.

The Cerro Leon unit (lower to middle Jurassic in age) consists of hypabyssal mafic rocks composed of andesitic to basaltic dykes and shallow intrusions located in the south-central part of the massif. The Bajo Pobre Formation (middle to upper Jurassic in age) is typically 150-200m thick and is locally up to 600m thick. It is composed of andesites and volcanic agglomerates with minor basalts, which intercalate upwards with mafic tuffs, conglomerates and sediments. Olivine basalts, common in the lower part of the formation in the El Tranquilo anticline region are thought to be products of fissure eruptions from rifts related to the early stages of the Gondwana breakup and continental separation.

The Bahia Laura Group (middle to upper Jurassic in age) covers more than half the area of the massif and hosts more than 90 percent of the known gold-silver occurrences. It is a complex sequence of felsic volcanic-sedimentary rocks that has been divided into two formations according to whether there is a predominance of volcanic flows (Chon Aike Formation) vs. a predominance of volcaniclastic and sedimentary debris (La Matilde Formation). These two formations are complexly intercalated and have rapid lateral changes in facies and thickness which make it virtually impossible to define a coherent regional stratigraphy.

Non-marine sediments of late Jurassic to early Cretaceous age occur at various places throughout the Deseado Massif filling structural or erosional basins in the underlying Jurassic terrain. The presence of continental sediments in these basins, typically less than 150 metres thick, indicates that the massif remained as a positive geological feature throughout the Cretaceous. The most extensive cover rocks are a series of young basalt lava flows, Miocene to Quaternary in age, which blanket large parts of the region. The flows are typically only a few meters thick except where they fill paleo-valleys in the old land surface. In some cases, these thicker lava accumulations stand in relief above the surrounding landscape, providing classic examples of inverted topography caused by differential erosion. The youngest deposit consists of an extensive veneer of Quaternary gravels, especially in the eastern part of the massif.

Geology of the La Josefina Project Area

The oldest unit in the area is the La Modesta Formation, which crops out west of the La Josefina Estancia. It is formed mainly by grey to greenish micaceous-quartz schists and phyllites that occur in small outcrops. An angular unconformity separates the overlying La Modesta Formation from the mid-Jurassic basic to intermediate volcanic rocks of the Bajo Pobre Formation. The most extensive unit is represented by the Jurassic Bahia Laura Group which is divided in the Chon Aike Formation and La Matilde Formation tuffs. The Chon Aike formation is divided into nine members, representing each event a separated volcanic event. Each of the members is comprised of generally similar sequences consisting of basal surge breccia followed by pyroclastic flows (ignimbrites), ash-fall tuffs and finally by re-worked volcaniclastic detritus. Rhyolitic domes intrude the volcanic sequence, grading towards lavas in their upper parts. The lava flows and breccias are best developed in the southern part of the prospect area, where they occur with small vitrophiric bodies. Those volcanic events took place along 4 million years in the upper Jurassic and emplaced the epithermal system that generated the mineralization. Around 800 metres east of La Josefina farm old facilities there is a hill oriented north-south 200 metres long and 20 metres wide, with outcrops of a mega-breccia made out of ignimbrite boulders about 2-3 cubic metres in size. Finally, covering large extensions in the northern part of the area, Tertiary and Quaternary basaltic levels complete the geological sequence.

La Josefina basically draws matching geological features of The Deseado Massif:

  There is one outcrop of metamorphic basement rocks belonging to the Paleozoic-age La Modesta Formation
  There are several small inliers of andesitic volcanics belonging to the Bajo Pobre Formation which underlies the Chon Aike Formation
  The area is dominated by Jurassic-age rhyolitic volcanic units. They belong to Chon Aike Formation.
  Sedimentary and volcaniclastic units of Roca Blanca and La Matilde Formations are not present in the area, or perhaps have not been recognized or mapped yet
  About half of the area is covered by thin Quaternary basalt flows
  The project is crossed by a number of conjugate NNW-SSE and NE-SW sets of strong fault lineaments which are similar to those occurring throughout the Deseado Massif region

Deposit Types

The Deseado Massif is characterized by the presence of low-sulphidation type epithermal vein deposits that are spatially, temporally and genetically related to a complex and long-lived (more than 30 million years) Jurassic bimodal magmatic event associated with tectonic extension that spread out in a surface of 60,000 km2. The Deseado Massif hosts three active mines, including Cerro Vanguardia (AngloGold Ashanti Limited/Fomicruz), San José (Hochschild Mining plc/Minera Andes Incorporated) and Manantial Espejo (Pan American Silver Corp.). In addition, the region boasts a number of projects at the feasibility stage as well as more than 30 properties at the exploration stage.

Epithermal deposits are high-level hydrothermal systems which usually form within one kilometer of the surface at relatively low temperatures, generally in the range of 50°C to 200°C. They commonly represent deeper parts of fossil geothermal systems and some are associated with hot-spring activity at or near the surface. The term low-sulphidation represents a variety of epithermal deposits characteristically deficient in sulfide minerals. These low-sulphidation systems are also often called “quartz-adularia” vein systems after the two most common gangue (non-valuable) minerals in the veins – quartz and adularia (a potassium-aluminum bearing silicate mineral that forms from low-temperature hydrothermal solutions and is considered diagnostic of a low-sulphidation environment. The known deposits are steeply-dipping to sub-vertical fissure vein systems associated with intermediate to felsic volcanic centers in areas of regional faulting and are localized by structures, up to a meter or more in width and hundreds of meters to several kilometers in length. Most of the epithermal systems in the Deseado Massif consist of steeply-dipping tabular veins and breccias. The mineralization of economic interest in these veins generally occurs over a limited vertical range and is concentrated in discrete bodies (“shoots”) of comparatively small lateral dimensions. They are comprised of quartz veins, stockwork veins and breccias that carry gold, electrum (a gold-silver alloy), silver sulfosalts, and up to a few percent sulfide minerals, mainly pyrite, with variable, but usually small, amounts of base metal sulfides – sphalerite, galena, and/or chalcopyrite. The thickening and thinning along and down the structure - often referred to as “pinch and swell” - is responsible for rod-like high-grade ore shoots that are hallmarks of these systems. Common gangue minerals in the veins are quartz and other forms of silica, such as chalcedony, together with variable amounts of adularia, sericite, and sometimes distinct blades of calcite and rarely barite, either of which may be totally replaced by silica.

The metals associated with low sulphidation epithermal systems are commonly zoned laterally along strike and vertically with depth. The zonation can vary considerably from area to area, but the classic zonation pattern consists of a gold and silver top giving way vertically over a few hundred meters depth to a relatively silver-rich zone with continuously increasing base metals (dominantly lead and zinc with sparse copper) at increasing depth. Mineralized epithermal vein systems are also very commonly associated with anomalous amounts of arsenic, mercury, antimony, thallium and/or potassium. Any or all of these elements can form broad halos of varying widths and intensities around the vein systems and they often serve as pathfinder elements in the geochemical exploration for epithermal mineral deposits. The geochemical signature of the Deseado Massif’s typical epithermal deposit is characterized by anomalous precious metals (gold-silver) and locally anomalous amounts of arsenic, mercury, antimony, mercury, lead, zinc, manganese and copper.

The alteration halos extending outward in the wall-rocks away from the vein systems are typically relatively small in extent. In the Deseado Massif, more than 90 percent of the epithermal occurrences are hosted by silica-rich rhyodacitic tuffs and ash flow tuffs of the Chon Aike Formation. These rocks are chemically non-reactive and thus not usually widely or conspicuously altered, except perhaps close to the vein where they may be intensely and pervasively silicified. Halos of argillic, sericitic and prophyllitic alteration typically extend outward from the vein for a few meters to rarely a few tens of meters. In contrast, the andesitic lavas and volcaniclastics of the underlying Bajo Pobre Formation, which host about five percent of the epithermal occurrences, often show conspicuous clay alteration envelopes of variable width and intensity extending outward from the silicification adjacent to the vein.

In addition to the classic low sulphidation epithermal vein systems, La Josefina contains an additional target that represents an uncommon variation of the epithermal deposit model known as hot springs-type gold. Formed as the surface expression of an epithermal system at depth, hot springs-type deposits are characterized by laminated silica layers, known as “sinter,” which occasionally may contain some gold. The pipeline conduit, or feeder, for these sinters may contain hydrothermal breccias (“pipeline” breccias).

2,470,000 mE
2,475,000 mE
2,480,000 mE
4,702,500 mN
4,697,500 mN
4,692,500 mN
Noreste area
(which includes the Sinter, Subsinter and Lejano targets)
Veta Norte area
(which includes the Veta Sur, Cecilia, and Amanda targets)
Central area
Piedra Labrada area
CERRO CAZADOR
SOCIEDAD ANONIMA
Drill hole
Target limit
N
CERRO CAZADOR S.A.
LA JOSEFINA PROJECT
Santa Cruz Province, Argentina
MINERAL TARGET MAP
Author: CCSA
Office: P. LABRADA
Projection: Faja 2
0
1
2
kilometres

Mineralization and Alteration

The mineralization at the La Josefina Project is contained in a vein system hosted by ignimbrites of the Chon Aike Formation which is localized within geological structures and are often a meter or more wide and hundreds of meters to sometimes kilometers long. The dominant mineralization trend is N-NNW (10 km long), with minor ENE trends (1.2 km wide). Mineralization is comprised of steeply-dipping quartz veins and veinlets, vein stockworks, hydrothermal breccias and a sinter that carry gold, silver, electrum and some sulphides. Vein swarms are 1 to 18 m wide and have discontinuous strike lengths ranging from tens of meters to 1.5m. The veins commonly have open spaces and show evidence of multiple generations of quartz. Quartz textures include massive, brecciated, crustiform and colloform banding with comb, cockade and lattice bladed textures. The textures and other characteristics observed in these veins suggest that the veins representing high-level parts of epithermal systems. This suggests that mineralization in the veins could extend well below the depths tested by drilling.

Historical exploration completed by Fomicruz, Minamérica and CCSA defined four general target in the La Josefina Project:

1.	Noreste Area (which includes the Sinter, Subsinter and Lejano targets)
2.	Veta Norte Area (which includes the Veta Sur, Cecilia, and Amanda targets)
3.	Central Area
4.	Piedra Labrada Area

Description of Mineralized Zones

Noreste Area

The Noreste area is a 28-square kilometer area in the northeast part of the project consisting of three separate target areas: Sinter, Subsinter and Lejano. The host rocks are various Chon Aike ignimbrite members exposed in large windows eroded through a cover of thin Cenozoic basalt flows. The Subsinter and Lejano targets have had limited surface sampling and no drilling to date; these targets are based largely on the presence of exposed surface alteration (mainly argillic with some silicification) and moderately anomalous amounts of possible pathfinder elements (As and Sb). Fomicruz believes these targets represent very high levels of hydrothermal systems because there are no obvious veins or gold anomalies at the surface.

Sinter Target

The Sinter target received its name from an outcropping layer of interlaminated silica-hematite interpreted to be a subaqueous, gold-bearing, hot spring sinter probably deposited in a lagoon or lake. The sinter layer is exposed discontinuously for 2.5 kilometers in a NW-SE direction over a width of 300 meters or more. Its maximum thickness in outcrop is about 2 meters. It dips moderately to the WSW, and rests on weakly silicified lapilli tuffs and reworked volcaniclastic units. The sinter consists of yellow and red iron oxides interlaminated with chert and in small scale very much resembles many classic exhalative laminated banded iron formations. The laminations are locally slightly contorted and show other features suggestive of soft-sediment deformation in a subaqueous environment. Occasional annular ring structures up to 15 cm in diameter are present; these have been interpreted as outgassing conduits in soft siliceous clay that was subsequently filled by chalcedonic silica. Regardless of origin, the Sinter target is very much different from the fissure vein systems common throughout the Deseado Massif.

The best exposure is Mogote Hormigas, a 600-meter long sinter-capped hill bounded on the east by a NW-SE fracture zone that displaces the sinter layer. The sinter exposures at Mogote Hormigas are locally gold-bearing with grains of electrum that are occasionally visible in outcrop samples. Breccias of probable hydrothermal origin are closely associated with the sinter zone and appear to host the richest mineralization in the trenches and drill cores from this target. The breccias may be hydrothermal vents or feeders for mineralization because gold values in the sinter appear to decrease away from the breccia bodies, perhaps similar to the “hot springs-type” deposit model discussed previously. The gold-bearing sinter outcrop sample mentioned above is located within a few meters of an underlying breccia body exposed in a cross-cutting trench.

Minamérica and Fomicruz tested outcrop areas in the Sinter target with 22 core holes drilled to average depths of less than 60 meters. Twelve of these holes tested the Mogote Hormigas zone but failed to demonstrate continuity of the gold mineralization either on strike or to the shallow depths tested by the drilling. Offsets to the high-grade interval hit in DDH-12, both along strike and under the interval at depth, failed to intersect any significant gold mineralization. Existing geophysical surveys show a high resistivity anomaly (possible silicification) and a chargeability anomaly (possible sulfides) about 225 meters beneath the strongest trench and drill samples at Mogote Hormigas, but the model for mineralization remains uncertain. This geophysical target has not yet been tested.

CCSA tested the Sinter target with 22 new drill holes in 2007-2008. Most of the holes contained widespread shallow gold mineralization; this suggests the existence of a possible large bulk-tonnage target in the tuffaceous units which lie immediately beneath the silica-iron sinter capping. Two of the new holes intercepted encouraging intervals of higher-grade gold mineralization at relatively shallow depth.

Veta Norte Area

Veta Norte includes an area of 3 square kilometers in the northeast central part of the project between the Noreste and Central target areas. It consists of a prominent north-south fissure vein system hosted by a lithic-rich pumiceous ignimbrite which is strongly silicified within a few meters of the veins. The system is more than 1500 meters long, forming a broad sigmoidal curve along strike with intermittent widening (up to 7 meters) and narrowing in classic pinch-and-swell fashion. The system is divided into six segments, possibly separated and slightly offset along strike by NE-SW cross faults. Alternatively, they maybe in echelon segments. From north to south, these segments are Veta Flaca, Veta Amanda/Veta Cecilia, Veta Cruzada, Veta Norte, and Veta Sur.

All of these segments are gold-bearing, with outcrop and trench samples across the veins commonly containing 2 to 5 g/t gold over lengths of 1 to 4 meters. The veins consist of colloform-banded quartz, quartz veinlets, and breccias. The veins contain adularia, bladed silica after calcite, barite, small amounts of visible gold, pyrite, chalcopyrite, bornite, specular hematite, galena, sphalerite, and silver-sulfosalt minerals. Some zoning of these minerals has been noted along strike – specifically, more adularia to the north and more barite to the south.

Prior to 2007, the Veta Norte system had been tested along 900 meters of strike with only 15 widely-spaced, shallow core holes to an average depth of less than 60 meters. Ten of these holes intersected gold with grades and widths similar to or better than the surface samples. The drilling completed by Cerro Cazador in 2008 and 2009 tested the Veta Norte vein targets with 174 core holes, establishing that the mineralization in the system locally extends to at least 250 meters below surface and defining significant mineralization in the Veta Sur, Veta Amanda, and Veta Cecilia targets described as follows:

Veta Amanda

One of the more promising of the mineralized vein segments tested to date is the Veta Amanda target in the north-central part of the Veta Norte area vein system. Veta Amanda occurs at a prominent widening (swell) formed within a concave-east curve in the north-central part of the Veta Norte vein system. Six of the ten mineralized holes drilled by Fomicruz: and Minamérica in the Veta Norte vein system were in a 250-meter segment of Veta Amanda. Those holes demonstrated excellent continuity of mineralization along strike and to a depth of at least 40 or 50 meters. The mineralization occurs in as many as 7 closely-spaced, sub-parallel, intermittent veins having widths of 0.5 to 2.0 meters or more. Only two of these veins crop out at the surface; the others either pinch-out before reaching the surface or are covered by alluvium. The vein consisted mainly of colloform-banded quartz veinlets with adularia, silica blades after calcite and up to 2% fine-grained sulfides, features compatible with a high-level epithermal system. The host rock is a pervasively silicified tuff. Classic epithermal vein models suggest that these many closely-spaced, sub-parallel high-level veins could possibly merge at depth into a wide, gold-rich mineralized shoot.

Cerro Cazador completed 84 diamond drill holes that targeted both the Amanda Vein and the sub-parallel Cecilia Vein. Both of these veins had relatively good continuity over widths of up to 2 meters or more and the mineralization appears to go to depth.

Mineral Exploration Activity – La Josefina

Between November 2007 and December 2008, CCSA completed a 37,605 metre drilling program on the La Josefina property.

During 2009, the Company’s focus with respect to the La Josefina project was data interpretation, resource estimation and exploration planning. The Company did not conduct any drilling activity on the La Josefina property during the fiscal year ended December 31, 2010. Full details regarding the Company’s resource estimate are included in the Company’s La Josefina 2010 Technical Report and filed on SEDAR on October 4, 2010.

A revised schedule for exploration and development of the La Josefina project was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013.

During 2011, we drilled 203 core holes totaling 18,886 meters, collected 56 surface channel samples, and completed 85 trenches totaling 4,401 meters. All exploration expenditures were funded from working capital.

We suspended drilling operations on La Josefina in late 2011, as we worked to renegotiate CCSA’s exploration agreement with Formicruz. Since then, we have continued to conduct reconnaissance exploration including geologic mapping, as well as, surface chip, channel and trench sampling.

On November 15, 2012, we signed an amendment to our agreement with Fomicruz which extends the time we have to develop the La Josefina project by four years, from 2013 to 2019. As a result, our Company is evaluating reactivation of its exploration drilling program with respect to the La Josefina project, with a focus on drill target definition and new target generation. If a decision is made to proceed, our Company expects that it will have sufficient working capital to fund a modest drilling program on the La Josefina project through 2013.

Sampling Method and Approach

Historical Surface Samples

Previous workers on the La Josefina Project have taken both surface rock chip and trench samples, and results are discussed in the section above “La Josefina Technical Report – Exploration”. Maps showing the sample location and analytical results were reviewed by the authors of the 2007 Technical Report in the Fomicruz office in Rio Gallegos and Cerro Cazador’s offices in Puerto San Julián and their field camp office at Estancia Piedra Labrada. Many details regarding size of the samples, methods, etc., are not known, but it is apparent that much of the sampling represents channel samples taken along trenches and across outcrops. Additionally, most of the sampling appears to have been focused on surface areas with relatively conspicuous mineralization or alteration.

Historical drill samples

The drill core consists of both HQ (63.5 mm diameter) and NQ (47.6 mm diameter) size core that was sawn in half with a diamond saw after being logged and the sampling intervals marked by a geologist. A one half split of the core for each interval was then sent for assay to either ALS Chemex, in the case of Minamérica S.A., or Fomicruz’s own laboratory. The remaining half of the sawn core was returned to the original core box and retained for archival purposes. The entire Fomicruz drill core is currently securely stored in a warehouse in the Estancia Piedra Labrada field camp where it was found by Ebisch to be neatly stacked and clearly labeled. The Minamérica S.A. drill core until a few years ago was stored in a building in Puerto San Julián but unfortunately was all inadvertently destroyed when the building was demolished.

Recent surface samples

Surface sampling consists of channel-type samples, which is the most representative surface sampling method. Staff geologists decide where to sample based upon mineralization and alteration. They then mark the outcrop for the sample intervals with paint and describe the sample locations and alteration, mineralization, and lithologic features for each sample interval. While documenting the sample details, they also supervise technical help to saw parallel cuts in the rock with a hand-held electric diamond saw (similar to a hand–held circular saw used in residential construction). The parallel cuts are 6.4 centimetres apart and 3.8 centimetres deep (roughly the size of split HQ drill core). The technicians then chisel out samples from between the sawn cuts in the rocks to a depth of 3.8 centimetres. The samples are bagged while chiseled, and then the bags are sealed upon completion.

Recent drill samples

The drill core consists of HQ (63.5 millimetre diameter) size core. The drill core is removed from the core barrel by the drill crew and placed in “core” boxes with wooden blocks documenting the drilled core interval. The boxes are sealed and taken from the drill rig by technicians to tables in an indoor core logging facility. Staff geologists then log the core, which includes determining core recovery for drilled intervals, documenting lithology, mineralization, alteration, and structural features. During this procedure, the geologist also marks the sample intervals based upon the geologic features noted. These sample intervals commonly range from 0.4 to 1.5 meters in length. The geologist also marks the cut line on the core to optimize the symmetry of the mineralization. The technicians then photograph the core, both in a wet and dry condition. Next, they saw the core in half using a large diamond-bladed saw, returning both halves to the core box. The logging geologist then places one half of the sawn core sample into a sample bag marked with the appropriate sample number, and seals the bag with a “zip-tie”. These samples are then organized according to sample number, at which time blanks and standards are randomly placed in the sample sequence within separate sample bags that will be submitted along with the actual core samples. The blanks and standards, with a known precious and base metal content, help to verify the accuracy of the lab results for the actual core samples. Finally, the sample bags are placed into large rice bags, secured with zip ties, and stored in a locked container until they are shipped by truck to a bus station for transport to the ALS Chemex prep facility. These security procedures tend to preclude any tampering with the core samples.

Verification Samples

A total of nineteen verification samples were taken during the 2009 site visit by Ebisch. Only one of these samples was taken from outcrop. The other eighteen samples consisted of quartered drill core from some very well-mineralized intervals. Much of the sampled drill core contained significant amounts of sulfide minerals, consistent with Cerro Cazador assays. The observed mineralization was consistent with that of epithermal vein systems. The samples were quartered by a technician at the Cerro Cazador core facility under the supervision of Ebisch who then placed the quartered core into appropriately-marked sample bags. The check sample intervals corresponded exactly to the Cerro Cazador sample intervals. The nineteen samples were placed in a rice bag that was sealed with a zip tie. They were then transported personally by Ebisch as luggage to the United States from where the samples were shipped by United Parcel Service to the ALS Chemex Lab in Reno, Nevada.

Silver and base metals contents were evaluated at ALS Chemex through Inductively Coupled Plasma Spectrometry (“ICP”) while gold was evaluated by fire assay and Atomic Absorption Spectrometry (“AAS”). Results of check assays for the core and a comparison to Cerro Cazador assays can be seen in Table 8.

Table 8
NI 43-101 Check Assays
Assay Comparison

DDH & Interval (meters)	Au (ppm)	Ag (ppm)	Cu (%)	Pb (%)

D08-127 125.65-126.07	5.75 / 5.95	185 / 218	5.08 / 6.00	0.13 / 0.11
D08-127 126.07-126.40	2.63 / 2.35	224 / 199	10.15 / 7.99	0.04 / 0.04
D08-127 126.40-126.80	2.88 / 3.13	349 / 297	19.75 / 17.20	0.09 / 0.06
D08-127 126.80-127.20	4.57 / 5.84	229 / 273	3.98 / 5.35	0.42 / 0.27

D08-130 114.30-114.70	4.35 / 5.39	71 / 118	1.49 / 1.94	0.52 / 0.58
D08-130 114.70-115.10	3.17 / 3.61	97/ 88	1.38 / 1.97	0.53 / 0.33
D08-130 115.10-115.70	2.09 / 3.01	95 / 105	1.41 / 1.47	0.98 / 0.84
D08-130 115.70-116.05	2.46 / 1.86	340 / 441	12.50 / 19.90	0.41 / 0.35
D08-130 116.05-116.50	7.15 / 5.51	308 / 326	5.59 / 5.38	0.37 / 0.32
D08-130 116.50-116.90	5.48 / 7.54	182 / 281	2.25 / 3.95	0.67 / 0.76

D08-134 98.60-99.30	6.17 / 4.37	1055 / 1020	1.14 / 1.22	1.65 / 2.19
D08-134 99.30-99.70	2.44 / 1.70	4720 / 3120	0.23 / 0.18	19.15 / 16.35
D08-134 99.70-100.10	2.36 / 1.56	2360 / 1475	2.02 / 0.20	24.2 / >20
D08-134 100.10-100.50	24.5 / 6.31	875 / 3380	1.13 / 4.24	0.64 / 1.17

D08-137 74.70-76.30	3.56 / 4.81	241 / 328	0.73 / 1.00	1.26 / 1.45
D08-137 76.30-77.00	1.19 / 0.86	960 / 1395	3.64 / 4.25	26.50 / >20
D08-137 77.00-77.50	1.07 / 1.35	738 / 786	2.96 / 2.90	5.61 / 8.88
D08-137 77.50-78.40	0.71 / 1.14	218 / 151	0.33 / 0.31	2.79 / 2.02

Sample Preparation, Analyses and Security

Historical sampling

Samples collected by Fomicruz were sent for preparation and analysis mainly to their own internal laboratory in Rio Gallegos for preparation and analysis and those of Minamérica S.A. were analyzed by Bondar Clegg ITS and ALS Chemex Laboratory in Mendoza, Argentina. Few details are available regarding the handling of these samples; although it is obvious the drill core was examined by competent geologists who carefully marked sample intervals on the core for splitting (sawing in half). In one historical report, it was mentioned that cross checking of some Fomicruz analyses by ALS Chemex in 2004 showed that gold values below 0.04 g/t Au were often over-estimated and that silver values below 10 g/t Ag were sometimes under-estimated. Gold results in the 1 g/t Au range or greater were generally in agreement between the two labs.

Almost no other information exists regarding the quality assurance/quality control (“QA/QC”) sampling protocols of these two companies. Available data indicates that the other exploration methodologies used by these companies is in general of good professional quality and there is no reason to believe the sampling and analysis were not also carried out using acceptable procedures and methods.

Recent Sampling

Samples collected by Cerro Cazador are sealed, organized, and stored in a locked container until shipped by truck to a bus station for transport to the ALS Chemex prep facility located in Mendoza, Argentina. From Mendoza, the pulps are sent to the ALS Chemex Assay Lab in Serena, Chile. The ALS Chemex laboratory is an ISO 9001:2000 and ISO 17025:1999 accredited facility. QA/QC procedures include the use of barren material to clean sample preparation equipment between well-mineralized samples and monitoring the particle size of crushed material and the fineness of the final sample pulp. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference materials, and replicate samples. ALS Chemex also maintains an extensive library of international and in-house standards for quality control purposes. The results were examined by Ebisch and in his opinion; no unusual or suspect analytical results were reported. In addition, the sample preparation, security, and analytical procedures were accurate and standard. No employee, officer, director, or associate of Cerro Cazador conducted any aspect of sample preparation.

Samples were initially analyzed for 34 elements, including gold and silver. Elements other than gold were analyzed using a four acid digestion and inductively coupled plasma atomic emission spectroscopy (“ICP AES”) method. Gold was analyzed with a 50 gram sample using fire assay with an atomic absorption finish. High-grade samples of gold and silver are analyzed using a gravimetric finish. Higher grades of copper, lead, and zinc were analyzed using a four acid digestion and atomic absorption finish.

In each sequence of twenty samples, Cerro Cazador inserts three control samples for verification of laboratory quality. These include one blank sample (established barren crystal tuff), one core quarter duplicate, and one standard (3 different standards are purchased from an accredited lab and rotated periodically).

Verification sampling

Nineteen verification samples were taken by Ebisch, an Independent Qualified Person as defined by NI 43-101. Ebisch has no direct interest in the La Josefina Project or in Cerro Cazador S.A. These verification samples were handled entirely by Ebisch. No officer, director or associate of Cerro Cazador was in contact with the samples. Ebisch personally carried these samples as luggage to the United States from where they were sent by United Parcel Service to ALS Chemex laboratory in Reno, Nevada.

For all sample preparation and analysis activities, ALS Chemex routinely maintains logs which provide a QA/QC trail for any problems that may occur in the sample preparation or analytical processes. Blanks and standards are routinely put in each batch of samples as a way of tracking and maintaining analytical quality and error reports are generated automatically to warn of any reference or check materials that fall outside the established control limits. The sample preparation procedures consist of drying, crushing and splitting a 300g subset from the original pulp and pulverizing to 75 microns, taking a 50g split of this for a 3-hour hot aqua regia digestion, and following with a fire assay for gold using an AAS finish.

For any samples with more than 5 g/t Au, a gravity finish is used. Other elements are analyzed with an ICP procedure, with samples having more than 100 g/t Ag followed with fire assay and a gravity finish and samples with more than 1% copper, cobalt, molybdenum, nickel, lead or zinc followed with an AAS analysis. Ebisch believes that the preparation, security and analytical procedures used for the verification samples are adequate and meet or exceed industry accepted standards.

The assay certificates for the verification sampling may be found in Appendix D to the La Josefina 2010 Technical Report. The comparison of selected geochemical results can be seen in Table 8. It is Ebisch’s opinion that the results seen in Table 8 indicate that both the original assays and the check assays contain base and precious metal values that are nearly equivalent, especially given the nature of the selected samples that were submitted for a check analysis. Only one sample yielded results that seemed to vary significantly. DDH D08-134, 100.10 -100.50 meters returned 24.5 ppm gold in the Cerro Cazador assay, but only 6.31 ppm gold in the check assay. However, the Cerro Cazador Ag assay of that same interval returned 875 ppm silver while the check assay yielded a result of 3380 ppm Ag. The high-grade nature of the original and the check samples makes it hard to replicate every sample value. Overall, however, the comparisons seen in Table 8 indicate that the quartered core taken by Ebisch is representative of the original samples. It also suggests that reproducibility of results is quite consistent, especially given the high-grades samples that were the subject of this investigation.

Bajo Pobré Property

In January, 2006, CCSA signed a letter of intent with FK Minera S.A., an arm’s length party to CCSA and CCSA’s former parent corporation, to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina. In March, 2007 CCSA signed a final contract to acquire the Bajo Pobré property. Pursuant to this agreement, CCSA can earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a 5 year earn-in period. The Bajo Pobré property covers 3,190 hectares. The Bajo Pobré property is mainly on the Estancia Bajo Pobré.

The Company’s Bajo Pobré project does not have any known reserves and the property is exploratory in nature. The property does not have any processing infrastructure or equipment on site. There are no power generation facilities on the property and if it was to become a mine it would need a power generation facility built or power lines ran to the project. The property does have access to a good water supply that can be utilized for both drilling and processing should it become a mine.

The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera S.A.	Exploration Expenditures	Ownership
First Year (2007)	US$50,000	US$250,000	0%
Second Year (2008)	US$30,000	US$250,000	0%
Third Year (2009)	US$50,000	$0	51%
Fourth Year (2010)	US$50,000	$0	60%
Fifth Year (2011)	US$50,000	$0	100%

If CCSA is able to commence commercial production on the Bajo Pobré property, CCSA shall pay FK Minera S.A. the greater of a 1% Net Smelter Royalty (“NSR”) on commercial production or US$100,000 per year. CCSA has the option to purchase the NSR for a lump sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

CCSA has made all option payments required by the Bajo Pobré agreement. However, due to financial constraints, CCSA has not conducted significant exploration activity on the Bajo Pobré property. Therefore, the status of the option agreement is uncertain at this time.

Mineral Exploration Activity - Bajo Pobré

In January 2006, CCSA signed a letter of intent with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré property located in Santa Cruz province, Argentina. In March 2007, CCSA signed a definitive agreement to acquire the Bajo Pobré property. Pursuant to this agreement, CCSA can earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five year earn-in period. Details of this agreement are contained in the Company’s Filing Statement dated November 30, 2009 as filed on SEDAR on December 3, 2009.

The Company has not completed all the required expenditures relating to the Bajo Pobré property and has not secured a contract amendment in this regard.

As disclosed above, on May 10, 2012, we announced that we had entered into an exploration agreement with Eldorado Gold Corporation. Under the terms of the agreement, CCSA will be the initial operator conducting exploration activities on certain existing Hunt Mining properties, including the Bajo Pobré property. Under the terms of our agreement with Eldorado, exploration will be broken into three stages with all funding for the first two stages (Stage I: reconnaissance exploration; Stage II: drilling, advanced exploration, preliminary economic assessment) coming from Eldorado.

Bajo Pobré has been designated as a Stage II project under the terms of our agreement with Eldorado. Exploration plans for Bajo Pobré will include advanced drill target definition through structural mapping, detailed sampling and may also include additional geophysical analysis and drill testing.

El Gateado Property

In March, 2006, CCSA acquired the right to conduct exploration on, through a claims staking process, the El Gateado property for a period of at least 1,000 days, commencing after the Argentine Government issues a formal claim notice, and retain 100% ownership of any mineral deposit found within. We have not yet received a formal claim notice pertaining to the El Gateado property. Should a mineral deposit be discovered, CCSA has the exclusive option to file for mining rights on the property. The surface rights of our El Gateado claim our held by the following Ranches, Estancia Los Ventisqueros, Estancia La Primavera, Estancia La Virginia and Estancia Piedra Labrada. The El Gateado claims are filed with the government of Argentina under file #406.776/DPS/06.

El Gateado is a 10,000 hectare exploration concession filed with the Santa Cruz Provincial mining authority. The El Gateado property is located in the north-central part of Santa Cruz Province.

The El Gateado property does not have any processing facilities or equipment. The property has water available on site for drilling and processing if it was to become a mine after successful exploration, which cannot be assured.

The property does not have access to power, so power generation facilities would either have to be developed on site or power lines would have to be run to the project. At this early stage, the Company has not fully estimated what this would cost. The El Gateado property, being early stage, does not have any known reserves and the work has been exploratory in nature.

No known exploration had taken place at El Gateado prior to the work completed by CCSA from 2006 to 2011. During that time CCSA conducted an exploration program consisting of surface channel outcrop sampling, trenching, geological mapping, topographic surveying and more than 3,500 meters of diamond core drilling.

Mineral Exploration Activity - El Gateado

CCSA began field reconnaissance work on the El Gateado property in 2006 with the completion of a topographic survey, base map generation, and a staked grid. In late 2006 and early 2007, CCSA drilled 13 holes on the El Gateado property. Results of this drilling program, based on assay results over 1 g/t Au, were as follows (and are included in the Company’s Filing Statement dated November 30, 2009 as filed on SEDAR on December 3, 2009):

Hole	From (m)	To (m)	Length (m)	Au (g/t)
GAT-DDH06 001	146.6	147.4	0.80	11.70
GAT-DDH06 001	140.2	140.8	0.60	8.24
GAT-DDH06 001	142.5	143.2	0.70	6.50
GAT-DDH06 001	144.0	145.0	1.00	4.78
GAT-DDH06 001	141.4	142.0	0.60	3.92
GAT-DDH06 001	145.0	145.8	0.80	3.82
GAT-DDH06 001	139.7	140.2	0.50	3.76
GAT-DDH06-006	21.0	22.5	1.50	3.64
GAT-DDH06 001	139.2	139.7	0.50	3.03
GAT-DDH06 001	143.2	144.0	0.80	2.92
GAT-DDH07-007	33.0	33.5	0.50	2.61

Hole	From (m)	To (m)	Length (m)	Au (g/t)
GAT-DDH06 001	140.8	141.4	0.60	2.52
GAT-DDH06 001	137.7	138.7	1.00	2.39
GAT-DDH07-008	58.6	59.5	0.90	2.33
GAT-DDH06 001	145.8	146.6	0.80	1.89
GAT-DDH07-008	55.4	55.9	0.50	1.77
GAT-DDH07-008	57.2	58.0	0.80	1.34
GAT-DDH07-012	9.0	9.5	0.50	1.32
GAT-DDH06-003	36.7	37.5	0.76	1.30
GAT-DDH07-013	10.0	11.0	1.00	1.29
GAT-DDH07-012	35.0	36.0	1.00	1.08
GAT-DDH06-004	67.0	68.0	1.00	1.07
GAT-DDH07-007	32.0	32.6	0.50	1.07
GAT-DDH06-004	16.0	17.0	1.00	1.01

CCSA incurred approximately US$706,000 in exploration expenses on the initial El Gateado drilling program. CCSA’s management conducted all exploration processes except for drilling, which was conducted by an independent Argentine drilling contractor. All assay results above were based on assay work performed by an independent assay laboratory.

CCSA was encouraged by these drilling results. However, we did not conduct any exploration activity on the El Gateado property in 2008, 2009 or 2010.

In the first quarter of 2011, CCSA prepared roads and drill pads at El Gateado. Our Company has spent approximately $50,000 on this infrastructure work. During the six months ended June 3, 2011, the Company completed 2,358 meters of drilling on the El Gateado property.

Under our exploration agreement with Eldorado, the plan is to re-evaluate past drilling results and geologic interpretations with the goal of developing new drill targets with the view to taking it to Stage II status.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

The Company is in the exploration stage looking for gold and silver mineral deposits in the country of Argentina. The Company historically has raised equity capital to support the continuation of its operation. However, there can be no assurances that the Company will continue to be successful at raising either debt or equity capital in the future to continue its mineral exploration activity.

Selected Financial Information

Selected Financial Information as at September 30, 2012

The Company’s financial statements as at September 30, 2012 have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting (“IAS 34”) and using policies consistent with IFRS. All financial results presented in this MD&A are expressed in Canadian dollars.

A summary of selected financial information for the most recent three fiscal years ended December 31, 2011 is as follows:

		Year ended
	December 31,	December 31,	December 31,
	2011	2010	2009
	(IFRS)	(IFRS)	(Cdn GAAP)
	$	$	$
Net loss for the period	(8,280,161)	(3,362,240)	(2,299,807)
Net loss for the period – basic and diluted loss per share	(0.09)	(0.07)	(0.51)
Working capital	8,261,632	5,918,120	554,504
Total assets	11,494,788	8,138,880	5,378,317

		Year ended
	December 31,	December 31,	December 31,
	2011	2010	2009
	(IFRS)	(IFRS)	(Cdn GAAP)
	$	$	$
Total non-current liabilities	125,000	125,000	-
Total shareholders’ equity	10,628,859	7,505,089	2,346,453
Cash dividends	-	-	-

The Company has chosen to expense its exploration and evaluation expenditures as incurred.

In the three and nine month periods ended September 30, 2012 the Company incurred exploration expenses of $106,575 and $443,007, respectively. In the three and nine month periods ended September 30, 2011 the Company incurred exploration expenses of $855,784 and $2,431,220, respectively. Primary components of exploration expenses in 2012 and 2011 are given in the following table:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Drilling expense	$-	$694,709	$-	$1,805,664
Assay expense	9,069	87,951	90,996	226,690
Equipment rental expense	13,558	43,807	50,726	133,843
Fuel expense	39,151	42,469	88,130	83,290
Property payments	67,174	38,179	170,400	76,136
Property reports	4,431	1,539	4,431	2,312
Other	(26,808)	(52,870)	38,324	103,285
	$106,575	$855,784	$443,007	$2,431,220

The Company’s overall exploration expenses were lower in 2012 compared to 2011 as the majority of the Company’s exploration was funded by its project partner, Eldorado, as well as the Company put on hold exploration drilling as it worked to renegotiate its agreement on the La Josefina property.

The Company recovered exploration and operating expenses from its exploration partner according to the following table:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Exploration expenses	$90,355	$-	$329,192	$-
Professional fees	30,075	-	71,721	-
Administrative and office expenses	48,010	-	74,374	-
Payroll expenses	264,414	-	620,148	-
Travel expenses	55,473	-	120,967	-

Exploration cost recovery	$488,327	$-	$1,216,402	$-

Exploration expenses were allocated to the Company’s properties according to the following table:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
La Josefina	$28,234	$918,492	$264,679	$2,176,780
Bajo Pobre	7,653	1,880	13,508	3,346
Other	70,688	(64,588)	164,820	251,094
	$106,575	$855,784	$443,007	$2,431,220

For the nine months ended September 30, 2012 the major components of Administrative and Office expenses were $97,054 on account of drilling camp rent (as compared to $52,152 in 2011) and miscellaneous expense relating to the La Josefina project of $130,295 (as compared to $149,890 in 2011).

Selected Financial Information as at December 31, 2011

The Company’s financial statements as at December 31, 2011 have been prepared in accordance with International Financial Reporting Standard 1 – First Time Adoption of International Financial Reporting Standards (“IFRS 1”) and International Accounting Standard 34, Interim Financial Reporting (“IAS 34”) and using policies consistent with IFRS. All financial results presented in this MD&A are expressed in Canadian dollars.

A summary of selected financial information for the years ended December 31, 2011 and December 31, 2010 is as follows:

	Year ended
	December 31, 2011	December 31, 2010
Net loss for the period	(8,280,161)	(3,362,240)
Net loss for the period – basic and diluted loss per share	($0.09)	($0.07)
Total assets	11,494,788	8,138,880
Total non-current liabilities	125,000	125,000
Cash dividends	-	-

The Company has chosen to expense its exploration and evaluation expenditures as incurred.

In the years ended December 31, 2011 and December 31, 2010 the Company incurred exploration expenses of $3,522,458 and $395,011, respectively. Primary components of exploration expenses in 2011 and 2010 are given in the following table:

	Years ended
	December 31,	December 31,
	2011	2010
Drilling expense	$2,556,007	$-
Assay expense	356,161	99,754
Equipment rental expense	179,165	42,894
Fuel expense	128,180	52,144
Property payments	178,428	97,152
Property reports	807	20,366
Other	123,710	82,701
	$3,522,458	$395,011

Expenses attributable to drilling, assay, equipment rental and fuel were all higher in 2011 as compared to 2010. The Company’s exploration efforts in 2011 were increased as the Company conducted a drilling campaign on the La Josefina property. As a result, exploration expenses were higher in 2011 compared to 2010.

In the year ended December 31, 2011, the Company drilled 18,886 meters. There was no drilling in 2010.

Exploration expenses were allocated to the Company’s properties according to the following table:

	Years ended
	December 31,	December 31,
	2011	2010
La Josefina	$3,153,132	$269,696
Bajo Pobre	3,350	51,050
Other	365,975	74,265
	$3,522,458	$395,011

For the year ended December 31, 2011 the major components of Administrative and Office expenses were $76,137 on account of drilling camp rent (as compared to $68,785 in 2010) and miscellaneous expense relating to the La Josefina project of $194,753 (as compared to $145,564 in 2010).

Results of Operations

Three and nine month periods ended September 30, 2012 as compared to the three and nine month periods ended September 30, 2011

For the three month period ended September 30, 2012 the Company generated a net loss of $616,845 or $0.01 per share, compared to a net loss of $1,848,875, or $0.02 per share, for the three month period ended September 30, 2011. For the nine month period ended September 30, 2012 the Company generated a net loss of $2,701,881 or $0.03 per share, compared to a net loss of $5,968,320, or $0.07 per share, for the nine month period ended September 30, 2011. The decreased net loss and net loss per share was mainly a result of the majority of the Company’s exploration and, to a lesser extent, administrative expenses being reimbursed by its project partner, Eldorado. The Company also had reduced professional fees during the period ended September 30, 2012, compared to the same period in 2011 due to the Company not generating any offering expenses from private placements during the period ended September 30, 2012.

The Company generated revenue from operator’s fees for the three and nine month periods ended September 30, 2012 of $41,613 and $85,148, respectively ($Nil in 2011). The Company generated interest and dividend income of $14,828 for the three month period ended September 30, 2012, down from $33,024 for the three month period ended September 30, 2011. The Company incurred operating expenses of $620,520 for the three month period ended September 30, 2012, down from $1,816,629 for the three month period ended September 30, 2011. The Company generated interest and dividend income of $53,620 in the first nine months of 2012, down from $60,937 in the first nine months of 2011. The Company incurred operating expenses of $2,889,105 in the first nine months of 2012, down from $5,778,586 in the first nine months of 2011. The decrease in the operating expenses in 2012 was mainly a result of decreased exploration expenses as discussed in the previous paragraph. To a lesser extent operating expenses were reduced from the period ended September 30, 2011 compared to the period ended September 30, 2012 as the Company incurred significantly reduced professional fees associated with capital raising activities.

As disclosed above, we suspended drilling operations on La Josefina in late 2011, as we worked to renegotiate CCSA’s exploration agreement with Formicruz (leading to the execution of the amending agreement with Formicruz effective November 15, 2012). During the intervening period, we have continued to conduct reconnaissance exploration including geologic mapping, as well as, surface chip, channel and trench sampling.

Management believes that there are no exogenous factors that have caused the value of any of its mineral exploration properties to decrease since they were acquired.

Other assets include VAT receivable as of September 30, 2012 of $1,291,292. This amount reflects the VAT credit accrued due to the payment of VAT on certain transactions in Argentina. The Company plans to seek reimbursement on the VAT. This asset is reported at net present value on the Company’s consolidated statement of financial position.

Year ended December 31, 2011 as compared to the year ended December 31, 2010

For the year ended December 31, 2011 the Company generated a net loss of $8,280,161 or $0.09 per share, compared to a net loss of $3,362,240, or $0.07 per share, for the year ended December 31, 2010. The increased net loss and net loss per share was a result of increased exploration expense, increased professional fees expense, increased administrative and office expense, increased travel expense, increased payroll expense and increased stock based compensation expense. Payroll expenses include amounts paid for employee benefits of $24,972 and $23,372 for the years ended December 31, 2011 and 2010, respectively.

The Company generated interest and dividend income of $87,083 for the year ended December 31, 2011, up from $21,269 for the year ended December 31, 2010. The Company incurred operating expenses of $7,837,644 for the year ended December 31, 2011, up from $4,398,517 for the year ended December 31, 2010. The increase in the operating expenses in 2011 was a result of increased exploration expenses, including the expanded drilling campaign on the La Josefina property, and increased professional fees.

Management believes that there are no exogenous factors that have caused the value of any of its mineral exploration properties to decrease since they were acquired.

Other assets include VAT receivable as of December 31, 2011 of $1,143,509. This amount reflects the VAT credit accrued due to the payment of VAT on certain transactions in Argentina. The Company plans to seek reimbursement on the VAT if and when the exploitation of minerals has commenced. This asset is reported at net present value on the Company’s consolidated statement of financial position.

Summary of Quarterly Results

For quarters ending after January 1, 2010, the quarterly results have been restated to reflect accounting policies consistent with IFRS.

	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2011
	$	$	$	$
Net loss for the period	(616,845)	(337,654)	(1,747,380)	(2,311,841)
Net loss per share – basic and diluted:	(0.01)	(0.00)	(0.02)	(0.02)
Working capital	5,310,918	6,213,811	6,626,758	8,261,632
Total assets	8,787,759	9,580,255	9,928,496	11,494,788
Total non-current liabilities	125,000	125,000	125,000	125,000
Total shareholders’ equity	8,144,485	8,909,186	9,131,729	10,628,859
Cash dividends	-	-	-	-

	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2010
	$	$	$	$
Net loss for the period	(1,848,875)	(2,445,107)	(1,674,338)	(1,438,947)
Net loss per share – basic and diluted:	(0.02)	(0.03)	(0.02)	(0.03)
Working capital	10,976,803	12,834,217	4,364,744	5,918,120
Total assets	13,867,665	15,903,911	6,733,913	8,138,880
Total non-current liabilities	125,000	125,000	125,000	125,000
Total shareholders’ equity	13,048,100	14,617,572	5,965,661	7,505,089
Cash dividends	-	-	-	-

Capital Resources and Liquidity

The Company does not have any cash flow generating properties. As at September 30, 2012 the Company had $4,971,575 in cash and short term investments and working capital of $5,310,918. In the normal course of business, 30% of all funds transferred by wire to CCSA from the Company are withheld by the Government of Argentina unless they are applied to a capital increase. These withheld amounts are deposited in non-remunerated US dollar fixed term deposits until the Government of Argentina approves the Company’s formal application for release.

As at November 30, 2012, the Company had approximately $5.2 million in cash and short term investments.

As disclosed under the heading “Three Year History - Hunt Mining Corp. – Current Business”:

  the Company has suspended drilling operations on its La Josefina property, and has entered into an exploration agreement with Eldorado Gold Corporation (“Eldorado”);

  exploration plans for the Bajo Pobré property include advanced drill target definition through structural mapping, detailed sampling and may also include additional geophysical analysis and drill testing;

  with reference to the Company’s El Gateado project, the plan is to re-evaluate past drilling results and geologic interpretations with the goal of developing new drill targets; and

  the Company is evaluating reactivation of its exploration drilling program with respect to the La Josefina project, with a focus on drill target definition and new target generation.

CCSA, as operator, has not yet prepared a formal exploration program and budget for the Bajo Pobré property or the El Gateado property for 2013. However, the Company believes that the payments Eldorado will make under its exploration agreement will allow the Company to offset much of the associated costs.

Since our Company is still in the process of evaluating reactivation of its exploration drilling program on the La Josefina property, a formal exploration program and budget has not been prepared for 2013. However, if a decision is made to proceed, we expect that we will have sufficient working capital to fund a modest drilling program through 2013.

Capital Resources and Liquidity as at December 31, 2011

The Company does not have any cash flow generating properties. As at December 31, 2011 the Company had $8,840,000 in cash and short term investments and working capital of $8,261,632. In the normal course of business, 30% of all funds transferred by wire to CCSA from the Company are withheld by the Government of Argentina unless they are applied to a capital increase. These withheld amounts are deposited in non-remunerated US dollar fixed term deposits until the Government of Argentina approves the Company’s formal application for release.

Going Concern

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. As shown in the accompanying consolidated financial statements, the Company has had no revenues and has incurred an accumulated loss of $24,324,113 through December 31, 2011. However, the Company has sufficient cash at December 31, 2011 to fund normal operations for the next 12 months.

The Company’s ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and general economic conditions in the United States and Canada are significant obstacles to raising the required funds. These factors raise doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Financial Instruments and Other Instruments

The Company’s financial instruments consist of cash and equivalents, accounts receivable, performance bond and accounts payable and accrued liabilities.

The fair value hierarchy established by CICA Handbook Section 3862 – Financial Instruments – Disclosures and by the proposed IFRS 9 Financial Instruments: Classification and Measurement, establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts and volatility measurements used to value option contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and lowest priority to Level 3 inputs. Cash and equivalents and performance bond are measured and reported as Level 1.

Fair value

The fair value of financial instruments at September 30, 2012 and December 31, 2011 is summarized as follows:

	September 30, 2012		December 31, 2011
	Carrying amount	Fair value	Carrying amount	Fair value
	$	$	$	$
Financial Assets
FVTPL
Cash and equivalents (Level 1)	4,971,575	4,971,575	8,840,000	8,840,000

Available for sale
Performance bond (Level 1)	260,258	260,258	227,596	227,596

Loans and receivables
Accounts receivable (1)	734,254	734,254	64,364	64,364

Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities	360,415	360,415	516,696	516,696

(1) Accounts receivable is mainly made up of the recovery of expenses from the Company's project partner, Eldorado Gold Corp.

Financial risk management

The Company’s financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest rate risk and price risk.

i.	Currency risk

The Company holds cash balances and incurs payables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at September 30, 2012, the following are denominated in US dollars:

Cash and equivalents	$21,669
Accounts payable and accrued liabilities	$69,430

As at September 30, 2012, the following are denominated in Argentine Peso:

Cash and equivalents	$207,470
Performance bond	$260,258
Accounts receivable	$81,984
Accounts payable and accrued liabilities	$233,973

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company’s results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

At September 30, 2012, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on income and other comprehensive income due to the translation of monetary financial instruments would be as follows:

Impact on net loss and
comprehensive loss

U.S. Dollar Exchange rate – 10% increase	$5,032

U.S. Dollar Exchange rate – 10% decrease	$(5,032)

At September 30, 2012, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on income and other comprehensive income due to the translation of monetary financial instruments would be as follows:

Impact on net loss and
comprehensive loss

Argentine Peso Exchange rate – 10% increase	$9,864

Argentine Peso Exchange rate – 10% decrease	$(9,864)

ii.	Credit risk

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company’s cash and equivalents are held through Canadian and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $207,470 at September 30, 2012 (December 31, 2011 - $747,622) are considered uninsured.

The Company maintains a cash balance in its bank account in Argentina. This balance is exposed to credit risk if the bank failed to meet its obligation to the Company. The Company controls for this risk by only keeping funds in Argentina sufficient to meet approximately two months of operating expenses.

The Company believes there to be minimal credit risk on accounts receivable from its exploration partner due to their size and significant operations as a mid-tier mining company.

The Company pays a value added tax “VAT” to the Argentine government on all expenses in Argentina. This creates a VAT receivable on the Company’s books owed to it by the government of Argentina. The Company’s receivable at September 30, 2012 is $1,291,292 (December 31, 2011 - $1,143,509). The Company believes this to be a collectable amount and it is backed in the strength and laws of the Argentine government. If for some reason the government did not pay, changed the laws, defaulted on the receivable or the Company never achieved any mineral production, the Company potentially could lose the full value of the receivable. The Company believes there is significant risk of loss due to the current instability of the Argentine government.

iii.	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure.

iv.	Price risk

The Company is exposed to price risk with respect to commodity prices. The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company. There is minimal price risk at the present time as the Company is not yet in the production phase. A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties.

v.	Interest rate risk

Interest rate risk is the impact that changes in interest rates could have on the Company’s earnings and liabilities. In the normal course of business, the Company is not exposed to interest rate fluctuations as there is no interest bearing debt as at June 30, 2012.

OFF BALANCE SHEET ARRANGEMENTS

As at December 31, 2011, we had no off balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on results of operations or our financial condition.

DIRECTORS AND SENIOR MANAGEMENT AND EMPLOYEES

Our Articles and Bylaws are attached to this registration statement as exhibits. The Articles of the Company provide for a minimum of three and a maximum of nine directors. The Company’s Board of Directors (the “Board” or “Board of Directors”) currently consists of eight directors. Our directors are elected annually at each annual meeting of our Company’s shareholders.

Our Board of Directors currently has two committees: the Audit Committee and the Compensation Committee. The Board has not appointed a nominating committee because the Board fulfills these functions. The Board assesses potential Board candidates to fill perceived needs on the Board for required skills, expertise, independence and other factors.

Our Board of Directors is responsible for appointing our Company’s officers.

Our directors and senior management are:

Name, Province/State and Country of Residence and Position with the Company	History with Company	Principal Occupation	Additional Employment History
Tim Hunt	• Executive Chairman	• President, T.R.A.	• None
Washington, USA	from April 2010 to	Industries, Inc., doing
Executive Chairman and Director	current	business as Huntwood
• Relationships to other	• Director from	Industries, from 1988 to
management: Father of	December 2009 to	current
Darrick Hunt	current	• Location:
	• Chief Executive	23800 E Appleway Ave
	Officer, Executive	Liberty Lake, WA 99019
	Chairman and	• Type of business: Building
	Director of the	products manufacturing
	Company from	company
December 2009 to
April 2010
Matthew Hughes	• President, Chief	• Principally employed by	• Executive Vice-President and Chief
Washington, USA	Executive Officer	Hunt Mining, from	Operating Officer, Hunt Mountain,
President, Chief Executive	and Director of the	February 2010 to current	1611 N. Molter Rd #201
Officer and Director	Company from April,		Liberty Lake, WA 99019
• Relationships to other	2010 to current		from December 2005 to
management:	• Chief Operating		February 2010
None	Officer and Director		• Chief Geologist of Mundoro
	from December,		Mining Inc.,
	2009 to April 26,		543 Granville St., Suite 702
	2010		Vancouver, B.C., Canada V6C
1X8, a mining company, from
October 2003 to December 2005
Matthew Fowler	• Chief Financial	• Principally employed by	• Chief Financial Officer of Marifil
Washington, USA	Officer and Secretary	Hunt Mining from March	Mines, ltd ,
Chief Financial Officer	of the Company from	2012 to current	Suite 450 – 850 West Pender St.
and Secretary	March 2012 to current		Vancouver, BC, Canada V6C
• Relationships to other			2V6, a mining company, from
management:			October 2010 to April 2012
None			• Senior Consultant of Sharp
Executives Associates, Inc
3028 W. Grace Ave Spokane, WA
99205, a consulting company, from
January 2009 to February 2012

Name, Province/State and Country of Residence and Position with the Company	History with Company	Principal Occupation	Additional Employment History
Andrew Gertler(1)	• Director from June,	• Relationship Manager of	• Chairman and Chief Executive
Quebec, Canada	2008 to current	Lester Asset Management	Officer of Neutron Enterprises Inc.
Director		Inc., from July 2006 to	1 Westmont Square, Westmont,
• Relationships to other		current	Quebec
management:		• Location:	Canada, H3X 2P9,
None		1800 McGill College Ave,	a technology company from August
		Suite 2102,	2004 to June 2006
Montreal, QC, Canada
H3A 3J6
• Type of business:
Discretionary money
management firm
Bryn Harman	• Director from	• Senior Portfolio Manager	• Controller of MDC America, Inc., a
Washington, USA	December 2009 to	of Ken Roberts Investment	wholly-owned subsidiary of St.
Director	current	Management	Augustine Gold and Copper Ltd.
• Relationships to other	• Chief Financial	• Location:	P.O. Box 1140
management:	Officer and Secretary	717 W. Sprague Ave.	Veradale, WA 99037
None	from December 2009	Suite 1166	from April, 2011 to June 2011
	to March 2011	Spokane, WA 99201	• Chief Financial Officer of
		• Type of business:	HuntMountain
		Registered Investment	1611 N. Molter Rd #20
		Advisor	Liberty Lake, WA 99019
from November 2007 to February,
2010
• Director of Research of
ICM Asset Management Inc.
601 W Main Avenue, Ste 600
Spokane, WA 9920
an investment management
company, from July 2002 to
November 2007
Darrick Hunt	• Director from	• Chief Financial Officer of	• Controller of
Washington, USA	December 2009 to	T.R.A. Industries, Inc.,	T.R.A. Industries, Inc.
Director	current	doing business as	23800 E Appleway Ave
• Relationships to other		Huntwood Industries from	Liberty Lake, WA 99019
management: Son of Tim Hunt		January 2006 to current	from May 1999 to January 2006
• Location:
23800 E Appleway Ave
Liberty Lake, WA 99019
• Type of business: Building
products manufacturing
company
Alan Chan(1) (2)	• Director from June,	• President and principal of	• Founder and Principal of China
Alberta, Canada	2008 to current	A.C. Capital Inc. (formerly	Pacific Industrial Corp.
Director		called A.C. Management	Suite 328, 1333-8th St. SW
• Relationships to other		Inc.) from March, 1996 to	Calgary, Alberta, Canada
management:		current	T2R 1M6
None		• Location:	from July, 1994 to September, 1997
Suite 628, 138-4th Ave S.E.
Calgary, Alberta, Canada
T3E 2J4
• Type of business: Financial
consulting company
Scott Brunsdon(1)(2)	• Director from March,	• Chief Financial Officer of	• Chief Financial Officer and
Washington, USA	2010 to current	International Minerals	Corporate Secretary of
Director		Company from January,	Revett Minerals Inc.
• Relationships to other		2011 to current	11115 E Montgomery, Suite G
management:		• Location: 7950 E. Acoma	Spokane Valley, WA 99206
None		Drive, Suite 211,	a mining company from June, 2004
		Scottsdale, AZ 85260	to December, 2009
• Type of business: Mining
company

Name, Province/State and Country of Residence and Position with the Company	History with Company	Principal Occupation	Additional Employment History
Jacques Perron, P.Eng.(2)	• Director from May,	• President and Chief	• Senior Vice President, Americas
Ontario, Canada	2010 to current	Executive Officer of St	for Iamgold Inc.
Director		Andrew Goldfields Ltd.	401 Bay St., Suite 3200
• Relationships to other		from October 2007 to	Toronto, ON, Canada M5H2Y4, a
management:		current	mining company from November
None		• Location:	2006 to October 2007
		20 Adelaide St. East, Ste 1500	• Vice-President, Canada of Cambior Inc.
		Toronto, ON, Canada	750-111 Rue Saint-Charles,
		M5C 2T6	Longueuil, QC, Canada
		• Type of business: Mining	J4K 5G4, a mining company, from
		company	2004 to 2006

Notes:

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.

Involvement in Certain Legal Proceedings

During the past ten years, Messrs. T. Hunt, Hughes, Gertler, Harman, D. Hunt, Chan, Brunsdon, Perron and Mr. Fowler have not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our common shares are listed on the TSXV. Under the Policy 3.1 Section 5.7 of the TSXV, each issuer must have at least two independent directors on its board. Under the TSXV policies, a director is independent if he or she has no direct or indirect material relationship with the issuer. A material relationship is defined as a relationship which could, in the view of the issuer’s board of directors, be reasonably expected to interfere with the exercise of a member’s independent judgment. Our Board has determined that the following directors are “independent” as required by TSXV listing standards:

  Andrew Gertler
  Alan Chan
  Jacques Perron
  Scott Brunsdon

Audit Committee and Financial Expert

Our Audit Committee consists of Scott Brunsdon, Andrew Gertler and Alan Chan. Messrs. Brunsdon and Gertler are independent under the listing standards regarding “independence” of the NYSE MKT Equities Exchange. Mr. Chan is not independent as he was the former Chief Financial Officer of our Company within the past three years.

National Instrument 52-110 Audit Committees, (“NI 52-110”) provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the issuer, which could, in the view of the corporation’s board of directors, reasonably interfere with the exercise of the member’s independent judgment. Each of Mr. Brunsdon and Mr. Gertler are also considered independent within the meaning of NI 52-110.

The Audit Committee is mandated to monitor the audit and preparation of our consolidated financial statements and to review and recommend to the Board of Directors all financial disclosure contained in our public documents. The Audit Committee is also mandated to recommend to the Board of Directors the external auditors to be nominated for appointment by the Board, to set the compensation for the external auditors, to provide oversight of the external auditors, and to ensure that the external auditors report directly to the Audit Committee. The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

Our Company provides appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

The Audit Committee operates pursuant to a written charter, a copy of which has been included as an exhibit to our registration statement on Form F-1 under the U.S. Securities Act, as filed with the SEC on June 12, 2012.

Our Audit Committee Financial Expert is Scott Brunsdon.

Compensation Committee

The Compensation Committee of our Company’s Board of Directors is responsible for ensuring that our Company has in place an appropriate plan for executive compensation and for making recommendations to the Board of Directors with respect to the compensation of the our executive officers. The Compensation Committee consists of the following Board members: Scott Brunsdon, Jacques Perron and Alan Chan. Mr. Brunsdon and Mr. Perron are independent. Mr. Chan is not independent as he was the former Chief Financial Officer of our Company within the past three years.

The Compensation Committee has not yet had the opportunity to adopt a formalized process with formal objectives, criteria and analysis used in the determination of executive compensation. The Compensation Committee meets as frequently as is necessary to carry out its responsibilities. Executive compensation is based on informal discussions of the Compensation Committee on a case by case basis, which are then recommended to our Board of Directors. Mr. Brunsdon and Mr.Perron are and have been executive officers of several public companies and Mr. Chan has been involved with public companies for the past 12 years and, as such, each of the members of the Compensation Committee has experience relevant to the performance of their responsibilities in executive compensation.

Management Compensation

Compensation of Directors

The following table sets forth the total compensation earned by each director of the Company in 2011:

Directors (1)	Fees earned ($)	Share- based awards ($)	Option- based awards ($)(2)	Non-Equity Incentive Plan Compensation	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Andrew Gertler	15,200	Nil	26,372	Nil	Nil	Nil	41,572
Darrick Hunt	15,200	Nil	17,500	Nil	Nil	Nil	32,700
Alan Chan	15,200	Nil	11,071	Nil	Nil	Nil	26,271
Scott Brunsdon	18,000	Nil	25,000	Nil	Nil	Nil	43,000
Jacques Perron	15,200	Nil	25,000	Nil	Nil	Nil	40,200

Notes:

(1)	Compensation information for each of Messrs. Hughes, Harman and Hunt is reported in the Summary Compensation Table for Named Executive Officers below.
(2)

The grant date fair values of the share option awards are determined in accordance with 3870 of the CICA Handbook (accounting fair value) using a Black-Scholes option pricing model. For a discussion of the assumptions made in the valuation, refer to Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2011.

The Company reimburses out-of-pocket costs that are incurred by the directors. Neither the Company nor any of its subsidiaries has entered into a service contract with any director providing for benefits upon termination of office.

Compensation of Executive Officers

During the year ended December 31, 2011, the Company had five “Named Executive Officers” (as defined in Form 51-102F6 – Statement of Executive Compensation), being Mr. Matthew Hughes, the Company’s President and Chief Executive Officer, Mr. Bryn Harman, the Corporation’s former Chief Financial Officer, Ms. Vicki Streng, the Corporation’s Interim Chief Financial Officer and Secretary, Mr. Tim Hunt, the Corporation’s Executive Chairman of the Board of Directors and former Chief Executive Officer, and Danilo Silva, President of Cerro Cazador S.A., a wholly-owned subsidiary of the Corporation.

Salaries of executive officers were based on informal discussions and analysis by the Compensation Committee, which then made recommendations to our Board of Directors. Neither the Compensation Committee nor the Board of Directors used any formula in the determination of executive salaries. Base salaries are paid at levels that reward executive officers for ongoing performance and that enable our Company to attract and retain qualified executives with a demonstrated ability to maximize shareholder value. Base pay is a critical element of our compensation program because it motivates the executive officers with stability and predictability, which allows the executive officers to focus their attention on maximizing shareholder value and other business initiatives. Although the Company has no specific formula for determining base salary, the Company may consider the following factors, among others: the executive’s current base salary, qualifications and experience, industry knowledge, scope of responsibilities, past performance and length of service with the Company. The Company does not apply a specific weighting to any of the above factors.

The Compensation Committee has not established formal periodic compensation review procedures; however, salaries and other elements of executive compensation will be reviewed periodically by the Compensation Committee and the Board of Directors.

The Company also provides health insurance benefits to its executive officers and family members of executive officers. The Company pays 100% of health insurance premiums for executives and their families. The Company does not provide pension or retirement benefits to any of its executive officers.

Incentive cash bonuses of executive officers were based on informal discussions and analysis by the Compensation Committee, which were then recommended to the Board of Directors for approval. The Board of Directors has not used any formula in the determination of incentive cash bonuses. Bonuses are paid at levels that reward executive officers for ongoing performance and that enable the Company to retain qualified executives with a demonstrated ability to maximize shareholder value.

Compensation Risk

The Board of Directors considers that the Company’s compensation philosophy is aligned with prudent risk management and does not encourage Named Executive Officers to take inappropriate or excessive risks.

The Corporation does not prohibit Named Executive Officers or directors from purchasing financial instruments such as prepare variable forward contracts or equity swaps, collars, or units of exchange funds, or other financial instruments designed to hedge or offset a decrease in market value of securities granted as compensation held, directly or indirectly, by a Named Executive Officer or director. However, neither the Board of Directors nor executive management is aware that any such individual has in the past bought or currently holds such instruments.

Summary Compensation Table

The following table sets forth all annual and long-term compensation for services in all capacities to the Company for each of the previous three fiscal years in respect of the Named Executive Officers:

Named Executive Officer and Principal Position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)	Non-Equity Incentive Plan Compensation		Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
					Annual Incentive Plan ($)	Long-term Incentive Plan ($)
Matthew Hughes(1) President and Chief Executive Officer	2011 2010 2009	197,280 186,625 4,338	Nil Nil Nil	Nil Nil 130,000	45,501 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	242,781 186,625 134,338
Bryn Harman(2) Former Chief Financial Officer and Secretary	2011 2010 2009	46,333 145,087 3,147	Nil Nil Nil	Nil Nil 130,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	46,333 145,087 133,147
Vicki Streng(3) Interim Chief Financial Officer and Secretary	2011 2010 2009	78,737 Nil Nil	Nil Nil Nil	Nil Nil Nil	30,571 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	109,308 Nil Nil

Named Executive Officer and Principal Position	Year	Salary ($)	Share- based awards ($)	Option- based awards ($)	Non-Equity Incentive Plan Compensation		Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
					Annual Incentive Plan ($)	Long-term Incentive Plan ($)
Tim Hunt(4) Executive Chairman and Former Chief Executive Officer	2011 2010 2009	123,537 129,600 Nil	Nil Nil Nil	Nil 258,250 130,000	45,836 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	169,373 387,850 130,000
Danilo Silva President, Cerro Cazador S.A.	2011 2010 2009	146,546 139,769 144,843	Nil Nil Nil	Nil Nil 130,000	25,000 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	171,546 139,769 274,843

Notes:

(1)

Mr. Hughes was appointed Chief Executive Officer of the Company on April 26, 2010. Mr. Hughes was President and Chief Operating Officer of the Company from December 23, 2009 to April 26, 2010. Mr. Hughes was appointed to the Company’s Board of Directors on December 23, 2009. Mr. Hughes received no compensation during the financial year ended December 31, 2011 in respect of his duties as a director of the Company.

(2)

Mr. Harman was appointed Chief Financial Officer and Secretary of the Company on December 23, 2009. Mr. Harman resigned as the Chief Financial Officer and Secretary of the Company effective March 24, 2011. Mr. Harman was appointed to the Company’s Board of Directors on December 23, 2009. Mr. Harman began receiving compensation on April 1, 2011, subsequent to his resignation as CFO and Secretary, in respect of his duties as a director of the Company.

(3)

Ms. Streng was appointed Interim Chief Financial Officer and Secretary of the Company on March 24, 2011. Ms. Streng resigned as the Interim Chief Financial Officer and Secretary of the Company effective March 1, 2012.

(4)

Mr. Hunt was appointed Executive Chairman of the Company’s Board of Directors on April 26, 2010. Mr. Hunt was formerly Chief Executive Officer of the Company until April 26, 2010. Mr. Hunt was appointed to the Company’s Board of Directors on December 23, 2009. Mr. Hunt received no compensation during the financial year ended December 31, 2011 in respect of his duties as a director of the Company.

Stock Option Plans and Long-Term Incentive Plan Awards

The Company has in place an incentive stock option plan which provides that the Board may from time to time, in its discretion, and in accordance with TSXV requirements, grant to directors, officers, employees and technical consultants to the Company, non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 10% of the issued and outstanding common shares of the Company.

The number of stock options allocated to executive officers and directors will be determined by the Compensation Committee on a case by case basis. The Company has not adopted formal formulae or formal procedures to determine stock option allocation to executives and directors. Previous grants of stock options are taken into consideration when new option grants are contemplated. The grant of stock options is used to, among other things, attract, motivate, and retain qualified executive officers and directors by providing them with long-term incentives that will encourage them to add value to the Company. Stock options also serve to align executives’ and directors’ long term interests with those of shareholders.

Under our share option plan, and in accordance with TSXV requirements, the number of common shares reserved for issuance under the option plan shall not exceed 10% of the issued and outstanding common shares of the Company. In connection with the foregoing, the number of common shares reserved for issuance to: (a) any individual director or officer will not exceed 5% of the issued and outstanding common shares; and (b) all consultants will not exceed 2% of the issued and outstanding common shares. Options may be exercised the greater of twelve months after the completion of the Qualifying Transaction and ninety days following cessation of the optionee's position with the Company.

Outstanding Option-based Awards and Share-based Awards

The following table shows all option-based awards and share-based awards outstanding to each Named Executive Officer as of December 31, 2011:

Named Executive Officer	Option–based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value vested share- based awards not paid out or distributed ($)
Matthew Hughes President and Chief Executive Officer	500,000	$0.30	12/23/2014	Nil	Nil	Nil	Nil
Bryn Harman(2) Former Chief Financial Officer and Secretary	500,000	$0.30	12/23/2014	Nil	Nil	Nil	Nil
Vicki Streng(3) Interim Chief Financial Officer and Secretary	Nil	Nil	N/A	Nil	Nil	Nil	Nil
Tim Hunt Executive Chairman	500,000 500,000	$0.30 $0.65	12/23/2014 01/18/2015	Nil	Nil	Nil	Nil
Danilo Silva President, Cerro Cazador S.A	500,000	$0.30	12/23/2014	Nil	Nil	Nil	Nil

Note:

(1)

Value is calculated based on the difference between the closing market price of the Company’s common shares on the TSXV on December 30, 2011, which was $0.21, and the exercise price of the options, multiplied by the number of options.

(2)	Mr. Harman resigned as Chief Financial Officer and Secretary effective March 24, 2011.
(3)

Ms. Streng was appointed Interim Chief Financial Officer and Secretary of the Company on March 24, 2011. Ms. Streng resigned as the Interim Chief Financial Officer and Secretary of the Company effective March 1, 2012.

Incentive Plan Awards – Value Vested or Earned

The following table shows the incentive plan awards value vested during 2011 as well as the annual cash incentive earned for each Named Executive Officer:

Named Executive Officer	Option-based Awards – Value Vested During the Year ($)(1)	Share-Based Awards – Value Vested During the Year ($)	Non-Equity Incentive Plan Compensation – Value Earned During the Year ($)
Matthew Hughes President and Chief Executive Officer	17,500	Nil	Nil
Bryn Harman(2) Former Chief Financial Officer and Secretary	17,500	Nil	Nil
Vicki Streng(3) Interim Chief Financial Officer and Secretary	Nil	Nil	Nil
Tim Hunt Executive Chairman	17,500 (42,500)	Nil	Nil
Danilo Silva President, Cerro Cazador S.A.	17,500	Nil	Nil

Notes:

(1)

The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the market price of the common shares underlying the options on the TSXV on the vesting date and the exercise price of the options.

(2)	Mr. Harman resigned as Chief Financial Officer and Secretary effective March 24, 2011.
(3)

Ms. Streng was appointed Interim Chief Financial Officer and Secretary of the Company on March 24, 2011. Ms. Streng resigned as the Interim Chief Financial Officer and Secretary of the Company effective March 1, 2012.

Outstanding Option-based Awards and Share-based Awards

The following table shows all option-based awards and share-based awards outstanding to each director as of December 31, 2011:

Directors(1)	Option–based Awards				Share-based Awards
	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)(2)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)	Market or payout value vested share-based awards not paid out or distributed ($)
Andrew Gertler	32,795 200,000 267,205	$0.30 $0.30 $0.31	07/28/2013 12/23/2014 01/27/2016	Nil	Nil	Nil	Nil
Darrick Hunt	500,000	$0.30	12/23/2014	Nil	Nil	Nil	Nil
Alan Chan	52,470 150,000 100,000 197,530	$0.30 $0.30 $0.65 $0.31	07/28/2013 12/23/2014 01/18/2015 01/27/2016	Nil	Nil	Nil	Nil
Scott Brunsdon	500,000	$0.30	12/15/2015	Nil	Nil	Nil	Nil
Jacques Perron	500,000	$0.30	12/15/2015	Nil	Nil	Nil	Nil

Notes:

(1)	Outstanding option-based and share-based awards information for each of Messrs. Hughes, Harman and Hunt are reported in the corresponding table for Named Executive Officers above.
(2)

Value is calculated based on the difference between the closing market price of the Company’s common shares on the TSXV on December 30, 2011, which was $0.21, and the exercise price of the options, multiplied by the number of options.

Incentive Plan Awards – Value Vested or Earned

The following table shows the incentive plan awards value vested during 2011 as well as the annual cash incentive earned for each director during 2011:

Directors (1)	Option-based Awards – Value Vested During the Year ($)(2)	Share-based Awards – Value Vested During the Year ($)	Non-equity Incentive Plan Compensation – Value Earned During the Year ($)
Andrew Gertler	26,372	Nil	Nil
Darrick Hunt	17,500	Nil	Nil
Alan Chan	11,071	Nil	Nil
Scott Brunsdon	25,000	Nil	Nil
Jacques Perron	25,000	Nil	Nil

Notes:

(1)	Information for each of Messrs. Hughes, Harman and Hunt is reported in the corresponding table for Named Executive Officers above.
(2)

The amount represents the aggregate dollar value that would have been realized if the options had been exercised on the vesting date, based on the difference between the market price of the common shares underlying the options on the TSXV on the vesting date and the exercise price of the options.

Termination of Employment and Change of Control Benefits

At the end of 2011 the Company did not have any employment contracts in place. During the fiscal year beginning January 1, 2012 the Company entered in employment contracts with its executive officers.

On January 1, 2012, Mr. Hunt entered into an employment contract with the Company and was appointed Executive Chairman. Mr. Hunt’s compensation was set at $125,000 per annum effective January 1, 2012. Mr. Hunt received salary compensation of $123,537 in 2011 and $129,600 in 2010, during both years Mr. Hunt did not have an employment contract with the Company. Mr. Hunt is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Hunt and the Board of Directors. The Company may terminate his employment agreement without cause by making a payment equivalent to 24 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Hunt is terminated without cause he will be entitled to a lump sum payment of two (2) years’ salary. Mr. Hunt’s employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years. If Mr. Hunt was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $250,000.

On January 1, 2012, Mr. Hughes entered into an employment contract with the Company and was appointed Chief Executive Officer. Mr. Hughes’s compensation was set at $240,000 per annum effective January 1, 2012. Mr. Hughes’s received salary compensation of $197,280 in 2011 and $186,625 in 2010, during both years Mr. Hughes did not have an employment agreement with the Company. Mr. Hughes is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Hughes and the Board of Directors. The Company may terminate his employment agreement without cause by making a payment equivalent to 24 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Hughes is terminated without cause he will be entitled to a lump sum payment of two (2) years’ salary. Mr. Hughes’s employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years. If Mr. Hughes was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $480,000.

On March 1, 2012, Mr. Fowler entered into an employment contract with the Company and was appointed Chief Financial Officer and Secretary. Mr. Fowler’s compensation was set at $145,000 per annum effective March 1, 2012. Mr. Fowler was not employed at the Company in 2011 and 2010. Mr. Fowler is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Fowler and the Board of Directors. The Company may terminate his employment agreement without cause by making a payment equivalent to 24 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Fowler is terminated without cause he will be entitled to a lump sum payment of two (2) years’ salary. Mr. Fowler’s employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years. If Mr. Fowler was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $290,000.

On January 1, 2012, Mr. Silva entered into an employment contract with the Company and was appointed President of Cerro Cazador S.A. Mr. Silva’s compensation was set at $180,000 per annum effective January 1, 2012. Mr. Silva received salary compensation of $146,546 in 2011 and $139,769 in 2010, during both years Mr. Silva did not have an employment agreement with the Company. Mr. Silva is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mr. Silva and the Board of Directors. The Company may terminate his employment agreement without cause by making a payment equivalent to 12 months of his base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mr. Silva is terminated without cause he will be entitled to a lump sum payment of one (1) years’ salary. Mr. Silva’s employment agreement prohibits him from soliciting the employment of any person who has worked for the Company over the prior two (2) years. If Mr. Silva was terminated without cause or because of a change in control during the term of his contract with the Company he would be owed a lump sum payment of $180,000.

On January 1, 2012, Mrs. Streng entered into an employment contract with the Company and was appointed Interim Chief Financial Officer and Secretary; on March 1, 2012 she resigned her positions as Interim Chief Financial Officer and Secretary, and accepted the position of Corporate Controller. Mrs. Streng’s compensation was set at $115,000 per annum effective January 1, 2012. Mrs. Streng received salary compensation of $78,737 in 2011 and was not employed with the Company in 2010, during 2011 Mrs. Streng did not have an employment agreement with the Company. Mrs. Streng is also entitled to earn an annual target bonus subject to achieving certain performance targets to be negotiated annually between Mrs. Streng and the Board of Directors. The Company may terminate her employment agreement without cause by making a payment equivalent to (nine) 9 months of her base salary in the form of a lump sum payment. In the event of a change of control, whether by merger, purchase or otherwise, or a significant change in the business of the Company, Mrs. Streng is terminated without cause she will be entitled to a lump sum payment of nine (9) months’ salary. Mrs. Streng’s employment agreement prohibits her from soliciting the employment of any person who has worked for the Company over the prior two (2) years. If Mrs. Streng was terminated without cause or because of a change in control during the term of his contract with the Company she would be owed a lump sum payment of $86,250.

The 3,500,000 options granted in conjunction with the Company’s Qualifying Transaction in 2009 would fully vest upon a change of control of the Company. A change of control is defined as a reorganization, merger, amalgamation or other transaction in which the Company’s shareholders would retain less than 50% of the votes attaching to all shares in the capital of the resulting Company.

Equity Compensation Plans

The following table sets forth, as at December 31, 2011, the equity compensation plans pursuant to which equity securities of the Company may be issued:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by securityholders	5,997,470	$0.35	4,063,863
Equity compensation plans not approved by securityholders	Nil	Nil	Nil
Total	5,997,470	$0.35	4,063,863

Critical Accounting Policies and Estimates

The consolidated financial statements as of December 31, 2011 have been prepared by management in accordance with international financial reporting standards, as adopted by the International Accounting Standards Board.

The critical accounting policies used in the preparation of these consolidated financial statements are described below.

Basis of measurement

The consolidated financial statements have been prepared under the historical cost convention, except for the revaluation of certain financial assets and financial liabilities to fair value.

Consolidation

The Company’s consolidated financial statements consolidate the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions, balances and unrealized gains or losses from intercompany transactions are eliminated on consolidation.

Foreign currency translation

Monetary assets and liabilities, denominated in currencies other than the Canadian dollar are translated into Canadian dollars at the rates of exchange prevailing at the reporting date. Non-monetary assets and liabilities are translated at the exchange rate prevailing at the transaction date. Revenues and expenses are translated at average exchange rates throughout the reporting period. Gains and losses on translation of foreign currencies are included in the consolidated statements of loss and comprehensive loss.

The Company’s subsidiaries have adopted the United States Dollar as its functional currency. Financial statements are translated to their Canadian dollar equivalents using the current rate method. Under this method, the statements of operations and cash flows for each period have been translated using the average exchange rates prevailing during each period. All assets and liabilities have been translated using the exchange rate prevailing at the statement of financial position date. Translation adjustments are recorded as income or losses in other comprehensive income or loss. Transaction gains and losses resulting from fluctuations in currency exchange rates on transactions denominated in currencies other than the United States dollar are recognized as incurred in the accompanying consolidated statements of loss and comprehensive loss.

Financial instruments

Financial assets and liabilities are recognized when the Company becomes party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Financial assets and liabilities are offset and the net amount reported in the consolidated statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Company classifies its financial instruments in the following categories depending on the purpose for which the instrument were acquired.

Financial assets

Fair value through profit or loss

A financial asset can be classified as fair value through profit or loss only if it is designated at fair value through profit or loss or held-for-trading. The Company’s financial assets at fair value through profit or loss are held for trading financial assets. They are measured at fair value with changes in fair value included in profit or loss.

Loans and receivables

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. These assets are measured at amortized cost using the effective interest method. Any gains or losses on the realization of receivables are included in the statement of loss.

Assets available for sale

Assets available for sale (“AFS”) represent securities and other financial investments that are non-strategic, that are neither held for trading, nor held to maturity, nor held for strategic reasons, and that have a readily available market price. As such, gains or losses from revaluation of the asset are recorded as other comprehensive loss, except to the extent that any losses are assessed as being permanent, and the asset is therefore impaired, under IAS 39, or if the asset is sold or otherwise disposed of. If the asset is impaired, sold or otherwise disposed of the revaluation gain or loss implicit in the transaction is recognized as a revenue or expense in the statement of loss.

Impairment of financial assets

All financial assets except for those at fair value through profit or loss are subject to review for impairment at each reporting date or when events indicate that impairment may exist. Financial assets are impaired when there is objective evidence that a financial asset or a group of financial assets are impaired. Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized.

Financial liabilities

Fair value through profit or loss

These liabilities are comprised of derivatives or liabilities acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are measured at fair value with changes in fair value included in profit or loss.

Other financial liabilities

They are measured at amortized cost using the effective interest method. Any gains or losses in the realization of other financial liabilities are included in the statement of loss.

Fair values

Fair values of financial assets and liabilities are based upon quoted market prices available from active markets or are otherwise determined using a variety of valuation techniques and models using quoted market prices.

Cash and equivalents

Cash and equivalents include cash on hand, deposits held with banks and other highly liquid short-term investments with original maturities of three months or less. In the normal course of business, 30% of all funds wired to CCSA from the Company are withheld by the Government of Argentina unless they are applied to a capital increase. These withheld amounts are deposited in non-remunerated US dollar fixed terms deposits until the Government of Argentina approves the Company’s formal application for release. Year-end balances of such funds total $350,889 (December 31, 2010 - $199,423, January 1, 2010 - $103,640).

Value added tax (“VAT”)

VAT is generally charged for goods and services purchased in Argentina. The VAT paid may be recovered from VAT payable on future sales and therefore the Company recognizes VAT paid as an asset. The Company discounts its VAT receivable in order to reflect the present value of the VAT asset.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefit associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Repairs and maintenance costs are charged to the consolidated statements of loss and comprehensive loss during the period in which they are incurred.

Depreciation is calculated to amortize the cost of the property and equipment less their residual values over their estimated useful lives using the straight-line method. Equipment and vehicles are stated at cost and depreciated over an estimated useful life of three years.

The Company allocates the amount initially recognized in respect of an item of property and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

Gains and losses on disposals of property and equipment are determined by comparing the proceeds with the carrying amount of the asset and are included as part of other gains or losses in the consolidated statement of loss.

Exploration and evaluation expenditures

All exploration expenditures are expensed as incurred. Expenditures to acquire mineral rights, to develop new mines, to define further mineralization in mineral properties which are in the development or operating stage, and to expand the capacity of operating mines, are capitalized and amortized on a units-of-production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to the consolidated statements of loss and comprehensive loss. The Company charges to the consolidated statements of loss and comprehensive loss the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Impairment

The carrying value of property and equipment and exploration and evaluation expenditures is reviewed for indicators at each reporting period and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or CGUs).

The recoverable amount is the higher of an asset’s fair value less cost to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount.

Expected future cash flows for property and equipment and exploration and evaluation expenditures are based on estimates of future metal prices and foreign exchange rates, proven and probable reserves, and future operating, capital, and reclamation cost assumptions.

The Company evaluates impairment losses for potential reversals when events or circumstances warrant such consideration.

Provisions

Provisions for environmental restoration, restructuring costs and legal claims, where applicable, are recognized when: the Company has a present legal or constructive obligation as a result of past events; it is more likely than not that an outflow of resources will be required to settle the obligation; and the amount can be reliably estimated Provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period, and are discounted to present value where the effect is material. The increase in the provision due to passage of time is recognized as accretion expense. Changes in assumptions or estimates are reflected in the period in which they occur.

Provision for environmental restoration represents the legal and constructive obligations associated with the eventual closure of the Company’s property and equipment and exploration and evaluation expenditures. These obligations consist of costs associated with reclamation and monitoring of activities and the removal of tangible assets. The discount rate used is based on a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability, excluding the risks for which future cash flow estimates have already been adjusted. At December 31, 2011 the Company has not recorded any provisions (December 31, 2010 - $Nil, January 1, 2010 -$Nil).

Current and deferred income tax

Income tax expense represents the sum of current tax and deferred tax expense. Income tax is recognized in the statement of loss except to the extent it relates to items recognized directly in shareholders’ equity, in which case the income tax expense is recognized in shareholders’ equity. Current income taxes are measured at the amount, if any, expected to be recoverable from or payable to taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period.

The Company follows the liability method of accounting for deferred taxes. Under this method, deferred income tax assets or liabilities are recorded to reflect differences between the accounting and tax base of assets and liabilities, and income tax loss carry forwards. Deferred taxes are measured using tax rates that are expected to apply to the period when the deferred tax asset is realized or deferred tax liability is settled, based on income tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The effect of any changes in tax rate is recognized in the statement of loss in the period in which the change occurs or in shareholders’ equity, depending on the nature of the item(s) affected by the adjustment.

Deferred income tax assets and liabilities are not recognized for temporary differences relating to: the initial recognition of goodwill; the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit or loss or taxable profit or loss; certain differences associated with subsidiaries, branches and associates, and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred income tax assets are recognized for deductible temporary differences to the extent it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent it is no longer probable that sufficient profits will be available to allow the asset to be recovered.

The Company offsets deferred tax assets and deferred tax liabilities relating to the same taxable entity. The Company may also offset deferred tax assets and deferred tax liabilities relating to different taxable entities, where the amounts relate to income taxes levied by the same taxation authority and the entities intended to realize the assets and settle the liabilities simultaneously.

Share-based compensation

The Company offers a share option plan for its directors, officers, employees and consultants. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Share based compensation expense is recognized over the tranche’s vesting period by increasing contributed surplus based on the number of awards expected to vest. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately.

Any consideration paid on exercise of share options is credited to share capital. The contributed surplus resulting from share-based compensation is transferred to share capital when the options are exercised.

Revenue Recognition

Interest income is accrued at the end of accounting periods on a proportion of time basis.

Earnings per share

The calculation of earnings per share (“EPS”) is based on the weighted average number of shares outstanding for each year. The basic EPS is calculated by dividing the earnings or loss attributable to the equity owners of the Company by the weighted average number of common shares outstanding during the year.

The computation of diluted EPS assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on the earnings per share. The treasury stock method is used to determine the dilutive effect of the warrants and share options. When the Company reports a loss, the diluted net loss per common share is equal to the basic net loss per common share due to the anti-dilutive effect of the outstanding warrants and share options.

Accounting standards issued but not yet applied

IFRS 9, International Financial Reporting Standard, (“IFRS 9”)

IFRS 9 was issued in November 2009 and contained requirements for financial assets. This standard addresses classification and measurement of financial assets and replaces the multiple category and measurement models in IAS 39, Financial Instruments: Recognition and Measurement, for debt instruments with a new mixed measurement model having only two categories: amortized cost and fair value through profit or loss. IFRS 9 also replaces the models for measuring equity instruments, and such instruments are either recognized at fair value through profit or loss or at fair value through other comprehensive loss.

Where such equity instruments are measured at fair value through other comprehensive loss, dividends are recognized in profit or loss to the extent not clearly representing a return of investment; however, other gains and losses (including impairments) associated with such instruments remain in accumulated comprehensive income indefinitely.

Requirements for financial liabilities were added in October 2010 and they largely carried forward existing requirements in IAS 39, except that fair value changes due to credit risk for liabilities designated at fair value through profit and loss would generally be recorded in other comprehensive loss.

This standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10, Consolidated Financial Statements that addresses the accounting for consolidated financial statements by establishing a single control model that applies to all entities, including special purpose entities or structured entities. IFRS 10 will require management to exercise significant judgment to determine which entities are controlled and therefore are required to be consolidated by a parent as a single economic entity.

IFRS 10 establishes criteria for determining control which includes the ability to direct the activities of the investee that significantly affect the investee’s return, exposes the controlling entity to variable returns of the investee and has power over the investee sufficient to affect returns to the investor. Control activities outlines in IFRS 10 include the ability to determine operating policies, making capital decisions, appointing key management and managing underlying investments.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. IFRS 10 must be adopted in conjunction with IFRS 11 and 12. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11, Joint Arrangements which establishes principals for financial reporting by parties to a joint arrangement. IFRS 11 supersedes IAS 31, Interests in Joint Ventures and is effective for reporting periods after January 1, 2013. IFRS 11 describes the accounting for a “joint arrangement,” defined as a contractual arrangement over which two or more parties have joint control. While IFRS 11 supersedes IAS 31, it does not broaden the scope of the standard.

Under IFRS 11 joint control is determined by the contractually agreed sharing of control of an arrangement whereby the decisions about the relevant activities require unanimous consent of the parties sharing control. Key in determining joint control include; contractual agreement among the parties, the ability to exert control over the relevant activities and the requirement for unanimous consent amongst the parties to an arrangement. Joint arrangements will be classified as either “joint operations” or “joint ventures” under IFRS 11. For joint operations the operator will continued to recognize its assets, liabilities, revenues and expenses under its control as they would have under IAS 31. In a joint venture the parties have joint control and rights to the net assets of the arrangement.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. IFRS 11 must be adopted in conjunction with IFRS 10 and 12. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 12, Disclosure of Involvement with Other Entities

On May 12, 2011, the IASB issued IFRS 12, Disclosures of Interests in Other Entities. IFRS 12 combines the disclosure requirements for an entity’s interests in subsidiaries, joint arrangements, associates and structured entities into one comprehensive disclosure standard as previously included in IAS 27, 28 and 31 along with new disclosure standards. IFRS 12 is intended to disclose information that help users of financial statements evaluate the nature and risk associated with interest in another entity and the effect those interests have on its financial position, financial performance and cash flows.

IFRS 12 requires that management disclose significant judgments and estimates used in determining whether it has control, joint control or significant influence over another entity and the type of joint arrangement established when done through a separate vehicle.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. IFRS 12 must be adopted in conjunction with IFRS 10 and 11. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 13, Fair Value Measurements

On May 12, 2011, the IASB issued guidance on the fair value measurement disclosure requirements for IFRS. This standard aims to improve consistency and reduce complexity by providing a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements, which are largely aligned between IFRSs and US GAAP, do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRSs or US GAAP.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013. The Company has not yet assessed the potential impact of the standard.

IAS 1, Presentation of Items of OCI: Amendments to IAS I Presentation of Financial Statements

In June 2011, the IASB issued IAS 1, Presentation of Items of OCI: Amendments to IAS I Presentation of Financial Statements. The amendments stipulate the presentation of net earnings and OCI and also require the Company to group items within OCI based on whether the items may be subsequently reclassified to profit or loss. Amendments to IAS 1 are effective for the Company beginning on January 1, 2012, with retrospective application and early adoption permitted. The adoption of the amendments to this standard is not expected to have a material impact on the Company's consolidated financial statements.

IFRIC 20, Stripping Costs in the Production Phase of a Surface Mine

In IFRIC 20, the IFRS Interpretations Committee sets out principles for the recognition of production stripping costs in the balance sheet. The interpretation recognizes that some production stripping in surface mining activity will benefit production in future periods and sets out criteria for capitalizing such costs. While the Company is not yet in the production phase, the Company is currently assessing the future impact of this interpretation.

Transition to International Financial Reporting Standards

The Company adopted IFRS effective for the year end December 31, 2011 with one year of comparative financial statements. In accordance with IFRS 1 the Company presented it opening statement of financial position as of January 1, 2010 and all subsequent reports using the same accounting policies, which comply with each IFRS effective as of the Company first annual financial statement presented in compliance with IFRS.. The date of the first annual financial statements in compliance with IFRS will was for the year ending December 31, 2011.

The IFRS accounting policies as presented in Note 4 have been applied in preparing the consolidated financial statements for the year ended December 31, 2011, the comparative year and the opening statement of financial position at the date of transition.

(a) Elected exemptions from full retrospective application
IFRS 1 requires accounting policies to be applied retrospectively to determine the opening statement of financial position at the Company’s transition date of January 1, 2010, and allows certain exemptions on the transition to IFRS. The optional exemptions applied are as follows:

(i) Business combinations
Under IFRS 1, the Company can elect to not restate in accordance with IFRS 3 Business Combinations, all business combinations that occurred prior to the transition date or to only restate all business combinations that occurred after a designated date prior to the transition date. The Company has applied this exemption to all business combinations that occurred prior to January 1, 2010.

(ii) Share-based payment transactions
IFRS 1 encourages, but does not require a first time adopter to apply IFRS 2 Share-based Payment (“IFRS 2”) to equity instruments that were granted on or before November 7, 2002, or were granted after November 7, 2002, but vested before the Company’s IFRS transition date. Accordingly, an entity may elect not to retrospectively apply IFRS 2 to these equity instruments. The Company has elected this exemption and as a result, has applied IFRS 2 retrospectively only for share-based payments that were granted after November 7, 2002, and had not vested at the date of transition.

(iii) Cumulative translation differences
IFRS 1 allows cumulative translation differences for all foreign operations to be reset to zero at the date of transition to IFRS, with future gains or losses on subsequent disposal of any foreign operations to exclude translation differences arising prior to the date of transition to IFRS. The Company has elected this exemption and accordingly, has reset all cumulative translation differences to zero on transition to IFRS.

(iv) Borrowing costs
IFRS 1 permits an entity to apply the transitional provisions of IAS 23 - Borrowing Costs as an alternative to full retrospective application. Under these provisions, the Company may elect to only apply IAS 23 to qualifying assets for which the commencement date for capitalization is on or after the date of transition (or an elected earlier date).
The Company has elected to apply this exemption from its transition date of January 1, 2010, and as a result, will apply IAS 23 from this date onwards for projects with a commencement date of January 1, 2010 or later.

(b) Mandatory exceptions to retrospective application
IFRS 1 outlines specific guidelines that a first-time adopter must adhere to under certain circumstances. The Company has applied the following guidelines to its opening consolidated statement of financial position dated January 1, 2010:

(i) Estimates
Hindsight was not used to create or revise estimates and accordingly, the estimates previously made by the Company under Canadian GAAP are consistent with their application under IFRS.

(c) Reconciliations from Canadian generally accepted accounting principles (“GAAP”) to IFRS
The Company’s transition from Canadian GAAP to IFRS has resulted in adjustments to its consolidated statement of financial position, consolidated statement of loss, consolidated statement of comprehensive loss and consolidated statement of cash flows for the year ended December 31, 2010 and to the consolidated statement of financial position as of January 1, 2010. Further details of the adjustments and reconciliations to Canadian GAAP are provided in Note 18 Transition to IFRS in the Company’s financial statements for the year ended December 31, 2011. The adoption of IFRS has not changed our actual cash flows.

Commitments and Contingencies

a)

On March 27, 2007, the Company signed a definitive lease purchase agreement with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina. The Company may earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five-year earn-in period. The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera SA	Exploration Expenditures Required	Ownership
First year - 2007	US$50,000	US$250,000	0%
Second year - 2008	US$30,000	US$250,000	0%
Third year -2009	US$50,000	-	51%
Fourth year - 2010	US$50,000	-	60%
Fifth year – 2011	US$50,000	-	100%

After the fifth year, the Company is obligated to pay FK Minera S.A. the greater of a 1% net smelter royalty (“NSR”) on commercial production or US$100,000 per year. The Company has the option to purchase the NSR for a lump-sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

As of December 31, 2011, the Company has made all required payments to F.K. Minera, however CCSA has not made sufficient exploration expenditures required by the Bajo Pobré contract. The parties to the contract have not finalized an amendment to the contract terms and therefore the Company’s ability to retain rights to explore the Bajo Pobré property is uncertain at this time.

b)

In March 2007, the Company was the successful bidder for the exploration and development rights to the La Josefina project from Fomicruz. On July 24, 2007, the Company entered into an agreement with Fomicruz pursuant to which the Company agreed to invest a minimum of US$6 million in exploration and development expenditures over a four year period, including US$1.5 million before July 2008. The agreement provides that, in the event that a positive feasibility study is completed on the La Josefina property, a joint venture company would be formed by the Company and Fomicruz. A revised schedule for exploration and development of the La Josefina project was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013. The Company would own 91% of the joint venture company and Fomicruz would own the remaining 9%. As of December 31, 2011, the Company has invested approximately US$10 million in the La Josefina property.

c)

On June 30, 2010, a former director and accounting consultant (“the Consultant”) to the Company severed his business relationship with the Company. On August 5, 2010 the Consultant claimed that since 2006, he was actually an employee of, not a Consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company indicating that a representative from CCSA and the Company must appear before a mediator to address the Consultant’s claims. The certificates of notice stated the value of the Consultant’s claim against the Company at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed against the Company and its subsidiaries by the Consultant. The lawsuit claimed that the Consultant was an employee of the Company, not a consultant, since 2006. The total value of the claim was US$249,041, including wages, alleged bonus payments, interest and penalties. The consolidated financial statements include a contingent liability of $125,000 and a charge to operations for the year ended December 31, 2010 in the same amount. Management considers the lawsuit to be without merit and intends to defend the Company and its subsidiaries to the fullest extent possible.

d)

On October 31, 2011, CCSA signed an agreement with the owners of Piedra Labrada for the use and lease of facilities on the same premises as the Company’s La Josefina facilities. The term is for three years beginning November 1, 2011 and ending on October 31, 2014, including annual commitments of $60,000.

Principal Shareholders

To the knowledge of the Company’s directors and executive officers, as at November 30, 2012, no person beneficially owns, or controls or directs, directly or indirectly, common shares of the Company carrying 10% or more of the voting rights attached to all issued and outstanding common shares of the Company except as follows:

Name	Number of Common Shares	Percentage of Outstanding Common Shares
HuntMountain Resources Ltd.(1)	50,000,000(2)(3)	41.15%

Notes:

(1)	These shares are owned directly and indirectly by HuntMountain. HuntMountain is a company controlled by Mr. Tim Hunt, Executive Chairman of the Company.
(2)

Includes 20,881,493 common shares issuable upon conversion of 19,837,418 convertible preferred shares of Hunt Mining held by HuntMountain and 1,044,075 convertible preferred shares of Hunt Mining held by HuntMountain’s wholly-owned subsidiary, HuntMountain Investments. Each preferred share is convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion shall not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining. It is anticipated that HuntMountain and HuntMountain Investments will convert all of their respective convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. The conversion of Hunt Mining’s outstanding convertible preferred shares remains subject to the approval of the TSXV.

(3)

Also includes 1,455,926 Hunt Mining common shares registered in the name of HuntMountain Investments. It is expected that such Hunt Mining common shares, and the 1,044,075 Hunt Mining common shares that are anticipated to be issued to HuntMountain Investments upon conversion of its convertible preferred shares, will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain’s common stock pursuant to this prospectus.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

To the knowledge of the Company’s directors and executive officers, as of the date of this prospectus, no person beneficially owns, or controls or directs, directly or indirectly, common shares of the Company carrying 10% or more of the voting rights attached to all issued and outstanding common shares of the Company except as follows.

The following table sets out the name, province or state and country of residence, number of shares owned, and percentage ownership holdings beneficially owned or controlled or directed, directly or indirectly of each director or officer of the Company. The directors are elected at each annual meeting and hold office until the next annual meeting, unless his office is vacated earlier due to death, removal, resignation or ceasing to be duly qualified in accordance with the Business Corporations Act (Alberta).

Name and Municipality of Residence[1]	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares held(2)
Tim Hunt(5) Executive Chairman and Director Darrick Hunt, CPA(5) Director Greenacres, Washington, USA	51,550,000(3)(4)	47.8%
Andrew Gertler(6) Quebec, Canada Director	590,000	0.54%
Alan P. Chan (6)(7) Calgary, Alberta Director	780,000	0.72%
Danilo Silva Pigue, Argentina Director	650,000	0.60%

Name and Municipality of Residence[1]	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly(1)	Percentage of Common Shares held(2)
Scott Brunsdon(6)(7) Liberty Lake, Washington Director	550,000	0.51%
Jacques Perron(7) Ontario, Canada Director	550,000	0.51%
Bryn Harman Spokane, WA Director	570,000	0.53%
Matthew Hughes Spokane, WA President and Chief Executive Officer	750,000	0.70%
Matt Fowler Spokane, WA Chief Financial Officer and Secretary	250,000	0.23%

Notes:

(1)

Information as to common shares beneficially owned by each officer or director or over which such officers or directors exercise control or direction has been furnished by the respective officers and directors individually.

(2)	The percentage is calculated based on 100,613,330 common shares and 7,147,470 exercisable options that were outstanding as of November 30, 2012.

(3)

Includes 20,881,493 common shares issuable upon conversion of 19,837,418 convertible preferred shares of Hunt Mining held by HuntMountain and 1,044,075 convertible preferred shares of Hunt Mining held by HuntMountain’s wholly-owned subsidiary, HuntMountain Investments. Each preferred share is convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion shall not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining. It is anticipated that HuntMountain and HuntMountain Investments will convert all of their respective convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. The conversion of Hunt Mining’s outstanding convertible preferred shares remains subject to the approval of the TSXV.

(4)

Also includes 1,455,926 Hunt Mining common shares registered in the name of HuntMountain Investments. It is expected that such Hunt Mining common shares, and the 1,044,075 Hunt Mining common shares that are anticipated to be issued to HuntMountain Investments upon conversion of its convertible preferred shares, will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain’s common stock pursuant to this prospectus.

(5)

The 50,000,000 common shares are directly and indirectly owned by HuntMountain. Mr. Tim Hunt, Mr. Darrick Hunt and the Hunt Family Limited Partnership (an entity owned and controlled by Tim Hunt) own approximately 89% of the shares of HuntMountain. Mr. Tim Hunt, Executive Chairman of Hunt Mining, is also the Chair, President and a director of HuntMountain. Mr. Darrick Hunt is a director of Hunt Mining and also a director of HuntMountain.

(6)	Member of our Audit Committee.

(7)	Member of our Compensation Committee.

As of December 31, 2011, the directors and officers above collectively beneficially owned, or controlled or directed, directly or indirectly, 29,426,507 Common Shares and 20,881,493 Preferred Shares, representing 40.22% and 100%, respectively, of the issued and outstanding Common Shares and Preferred Shares.

The information as to principal occupation and shares beneficially owned or controlled or directed, directly or indirectly not being within our knowledge, has been furnished by the officers and directors.

Major Shareholders of the Company as of November 30, 2012

Name and Municipality of Residence[1]	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly	Percentage of Common Shares held (1)
HuntMountain Resources Ltd. (2) Liberty Lake, WA USA	27,662,581	27.49(3)
HuntMountain Investments, LLC (4) Liberty Lake, WA USA	1,455,926	1.45%
RBC Global Asset Management Inc. (5) Toronto, ON, Canada	13,500,000(6)	13.42%

Notes:

(1)	The percentage is calculated based on the 100,613,330 common shares that were outstanding as of November 30, 2012.

(2)

HuntMountain is a U.S. public company. Mr. Tim Hunt, Mr. Darrick Hunt and the Hunt Family Limited Partnership (an entity owned and controlled by Tim Hunt) own approximately 89% of the shares of HuntMountain. Mr. Tim Hunt, Executive Chairman of Hunt Mining, is also the Chair, President and a director of HuntMountain. Mr. Darrick Hunt, a director of Hunt Mining, is also a director of HuntMountain.

(3)

Does not include 20,881,493 common shares issuable upon conversion of 19,837,418 convertible preferred shares of Hunt Mining held by HuntMountain and 1,044,075 convertible preferred shares of Hunt Mining held by HuntMountain’s wholly-owned subsidiary, HuntMountain Investments. Each preferred share is convertible at any time, at the option of the holder, into common shares of Hunt Mining on the basis of one common share for each preferred share held, provided that such conversion shall not result in the public float (as defined in the policies of the TSX Venture Exchange) being less than 20% of the total issued common shares of Hunt Mining. It is anticipated that HuntMountain and HuntMountain Investments will convert all of their respective convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. The conversion of Hunt Mining’s outstanding convertible preferred shares remains subject to the approval of the TSXV.

(4)

HuntMountain Investments is a wholly-owned subsidiary of HuntMountain. It is anticipated that the 1,455,926 Hunt Mining common shares registered in the name of HuntMountain Investments, and the 1,044,075 Hunt Mining common shares that are anticipated to be issued to HuntMountain Investments upon conversion of its convertible preferred shares, will be transferred to HuntMountain by way of an inter-corporate dividend in kind immediately prior to the distribution of up to 50,000,000 Hunt Mining common shares to the holders of record of HuntMountain’s common stock pursuant to this prospectus.

(5)	Based on public filings, RBC Global Asset Management Inc. is a wholly-owned subsidiary of Royal Bank of Canada.

(6)	Based on public filings, shareholdings as at November 30, 2010 on behalf of client accounts over which RBC Global Asset Management Inc. has discretionary trading authority.

As at November 30, 2012, approximately 93.8% of our Company’s common shares were held by 2 shareholders of record with addresses in the United States; all of our 20,881,493 convertible preferred shares were held by two shareholders of record with addresses in the United States, namely, HuntMountain and its wholly-owned subsidiary, HuntMountain Investments.

The following table sets forth details of anticipated major shareholders of our Company immediately following the offering contemplated by this prospectus, assuming the distribution of all of the 50,000,000 common shares (given that the conversion of our convertible preferred shares remains subject to the approval of the TSXV).

Name and Municipality of Residence[1]	Common Shares of the Company Beneficially Owned, or Controlled or Directed, Directly or Indirectly	Percentage of Common Shares held (1)
Tim Hunt. (2) Liberty Lake, Washington, USA	7,505,237	7.5%
Hunt Family Limited Partnership (3) Liberty Lake, WA USA	38,870,299	38.63%
Darrick Hunt(4) Liberty Lake, WA USA	907,423	1%
RBC Global Asset Management Inc. (5) Toronto, ON, Canada	13,500,000(6)	13.42%

Notes:

(1)	The percentage is calculated based on the 100,613,330 common shares that were outstanding as of November 30, 2012.

(2)	Mr. Tim Hunt is our Company’s Executive Chairman

(3)	Hunt Family Limited Partnership is an entity controlled by Tim Hunt.

(4)	Mr. Darrick Hunt is a director of Hunt Mining.

(5)	Based on public filings, RBC Global Asset Management Inc. is a wholly-owned subsidiary of Royal Bank of Canada.

(6)	Based on public filings, shareholdings as at November 30, 2010 on behalf of client accounts over which RBC Global Asset Management Inc. has discretionary trading authority.

Transactions with Related Parties

During the three and nine months ended September 30, 2012, the Company paid US$44,490 and US$94,799 (September 30, 2011 - US$21,510 and US$64,347) respectively to HuntMountain Resources Ltd. (“HuntMountain”), an entity controlled by the Company’s Executive Chairman, for the rental of office space. In prepaid expenses as at September 30, 2012, the Company had prepaid rent of US$21,227 (December 31, 2011 – US$Nil).

During the three and nine months ended September 30, 2012, the Company incurred $44,061 and $147,095 (September 30, 2011 – $37,525 and $106,363) respectively in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at September 30, 2012 was $14,876 (December 31, 2011 - $12,773) owing to the President of CCSA for professional geological fees. Included in prepaid expenses as at September 30, 2012, the Company had a receivable due from the President of CCSA for $2,051 (December 31, 2011 - $3,100) for cash advanced for field expenses.

During the three and nine months ended September 30, 2012, the Company incurred $6,678 and $22,800 (September 30, 2011 – $4,670 and $17,965) respectively in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the three and nine months ended September 30, 2012, the Company incurred $14,933 and $43,506 (September 30, 2011 - $24,330 and $80,892) respectively in professional fees expense relating to the accounting services of a director of CCSA. Included in accounts payable and accrued liabilities as at September 30, 2012, the Company had a payable owing to the director of CCSA of $5,760 (December 31, 2011 – $5,193). Included in prepaid expenses as at September 30, 2012, the Company had a receivable due from the director of CCSA of $1,042 (December 31, 2011 - $166) for cash advanced for miscellaneous expenses.

In conjunction with the Company’s Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA’s former parent corporation, as a refundable deposit. As at the year ended December 31, 2011, the balance owed by HuntMountain to Hunt Mining was $157,000. The Company has contacted HuntMountain’s management and has confirmed that approximately $40,000 will be received by December 31, 2012, with the balance collected by December 31, 2014.

During the three months ended June 30, 2012, the Company paid US$28,007 (three months ended June 30, 2011 -US$21,067) to HuntMountain Resources Ltd. (“HuntMountain”), an entity controlled by the Company’s Executive Chairman, for the rental of office space. During the six months ended June 30, 2012, the Company paid US$50,308 (six months ended June 30, 2011 – US$42,837) to HuntMountain for the rental of office space.

During the three months ended June 30, 2012, the Company incurred $58,189 (three months ended June 30, 2011 –$36,205) in professional fees expense relating to the services of the President of CCSA. During the six months ended June 30, 2012, the Company incurred $103,034 (six months ended June 30, 2011 - $68,838) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at June 30, 2012 was $27,051 (December 31, 2011 - $12,773) owing to the President of CCSA for professional geological fees.

Included in prepaid expenses as at June 30, 2012, the Company had a receivable due from the President of CCSA for $117 (December 31, 2011 - $3,100) for cash advanced for field expenses.

During the three months ended June 30, 2012, the Company incurred $9,175 (three months ended June 30, 2011 –$6,620) in general and administrative expenses relating to rent paid for office space to the President of CCSA. During the six months ended June 30, 2012, the Company incurred $16,122 (six months ended June 30, 2011 -$13,295) in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the three months ended June 30, 2012, the Company incurred $16,436 (three months ended June 30, 2011 -$27,943) in professional fees expense relating to the accounting services of a director of CCSA. During the six months ended June 30, 2012, the Company incurred $28,573 (six months ended June 30, 2011 - $56,562) in professional fees expense relating to the accounting services of a director of CCSA. Included in accounts payable and accrued liabilities as at June 30, 2012, the Company had a payable owing to a director of CCSA for accounting services of $5,416 (December 31, 2011 – $5,027).

During the year ended December 31, 2011, the Company paid US$85,761 (2010 - US$87,116) to HuntMountain Resources Ltd. (“HuntMountain”), an entity controlled by the Company’s Executive Chairman, for the rental of office space.

During the year ended December 31, 2011, the Company incurred $146,546 (2010 – $139,769) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2011 was $12,773 (December 31, 2010 - $11,785) owing to the President of CCSA for professional geological fees.

Included in prepaid expenses as at December 31, 2011, the Company had a receivable due from the President of CCSA for $3,100 (December 31, 2010 - $534) for cash advanced for field expenses.

During the year ended December 31, 2011, the Company incurred $27,502 (2010 – $31,276) in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the year ended December 31, 2011, the Company incurred $94,605 (2010 - $38,660) in professional fees expense relating to the accounting services of a director of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2011, the Company had a payable owing to a director of CCSA for accounting services of $5,027 (December 31, 2010 – $4,467).

During the year ended December 31, 2011, the Company acquired office furniture and fixtures from HFP, LLC, an entity controlled by the Company’s chairman, for $Nil (2010 - $44,419).

During the year ended December 31, 2011, the Company acquired computer equipment from HuntMountain, CCSA’s former parent corporation, for US$36,477 (2010 - $Nil). The Company paid a deposit of $Nil (2010 -US$5,000) in relation to the purchase.

During the year ended December 31, 2011, the Company paid US$23,973 (2010 - US$21,453) to Huntwood Industries, an entity controlled by the Company’s Executive Chairman, for marketing design services, website development and website maintenance. As at December 31, 2011, US$18,915 (December 31, 2010 – US$21,453) is reflected in accounts payable and accrued liabilities.

During the year ended December 31, 2011 the Company paid $Nil (2010 - US$10,000) to HuntMountain for reimbursement of travel expenses incurred by HuntMountain in conjunction with the Qualifying Transaction. This is recorded in travel expenses in the consolidated statement of loss.

In conjunction with the Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA’s former parent corporation, as a refundable deposit. The deposit was not applied to the consideration of the Qualifying Transaction and therefore is reflected in prepaid expenses and deposits on the Company’s consolidated statement of financial position at December 31, 2011 (January 1, 2010 and December 31, 2010 – $200,000). At the year ended December 31, 2011, the Company received notice from HuntMountain that they had identified invoices refundable to them as part of the Qualifying Transaction. Upon submittal to Hunt Mining, $43,000 of expenses were identified as refundable. The Company has credited the $43,000 against the $200,000 receivable leaving an outstanding balance owed by HuntMountain to Hunt Mining of $157,000. The Company has contacted Hunt Mountain’s management and has confirmed that approximately $40,000 will be received by December 31, 2012, with the balance collected by December 31, 2014.

On March 3, 2010, Hunt Gold USA LLC, a wholly owned subsidiary of the Company, acquired US$700,000 of the US$803,000 outstanding loan payable from CCSA to HuntMountain for total consideration of US$679,000, a 3% discount to the outstanding amount payable.

On March 14, 2011, Hunt Gold USA LLC acquired the remaining amount of the loan owing from CCSA to HuntMountain. The outstanding principal amount of the loan was US$103,000 and the accrued interest relating to the loan was US$11,682. The total consideration paid to HuntMountain was 97% of the outstanding principal plus all accrued interest. The total consideration for this transaction was $111,592.

All related party transactions are related to the normal course of business and are recorded at the exchange amount which is the amount agreed to by the related parties.

All related party transactions related to the normal course of business and are recorded at the exchange amount.

Patagonia Drill Mining Services S.A. Payables

As a condition of the Qualifying Transaction, HuntMountain entered into an agreement with CCSA pursuant to which HuntMountain agreed to pay all of CCSA’s remaining accounts payable owed to PDM. In order to pay all of our payables owing to PDM in accordance with the terms of the qualifying transaction, management of HuntMountain negotiated an agreement with PDM pursuant to which HuntMountain agreed to purchase all remaining accounts payable owed by CCSA to PDM for total consideration of US$1,061,695. This amount excluded the $612,850 deposit made by HuntMountain against the PDM payables in 2008. Therefore, the $612,850 deposit amount was applied to CCSA’s PDM payables concurrently with the signing of the agreement. Therefore, we recorded a $612,850 payable owing to HuntMountain on December 31, 2009.

HuntMountain forgave the due to related party liability of $612,850 and all of the accounts payable purchased from PDM pursuant to an agreement between CCSA and HuntMountain dated March 5, 2010. This had the same effect as the original agreement between CCSA and HuntMountain except no further equity was issued by CCSA, as was contemplated in the original agreement, and the PDM payables were extinguished immediately as opposed to the fifteen month term contemplated in the original agreement.

All related party transactions related to the normal course of business and are recorded at the exchange amount.

MARKET FOR OUR COMMON SHARES

Our common shares were originally listed on the TSXV under the trading symbol “SMMP”. In accordance with TSXV policies, trading in our common shares was halted upon the announcement of our letter intent with HuntMountain dated June 23, 2009, in respect of our Qualifying Transaction. Trading of our common shares resumed on the TSXV on January 4, 2010, as we satisfied the listing requirements of the TSXV for a “Tier 2” issuer under TSXV policies upon closing of the Qualifying Transaction.

At a Special and Annual Meeting of Hunt Mining’s shareholders held on February 1, 2010 our shareholders approved a change of our name from “Sinomar Capital Corp.” to “Hunt Mining Corp.” The TSXV approved the new name and the common shares began trading under the new symbol “HMX” on Tier 2 of the TSXV on February 5, 2010.

The following table details the price range and volume traded for the Common Shares on the TSXV on a monthly basis for the years ended December 31, 2010 and 2011, and through the first eleven months of 2012:

Trading period	High	Low	Volume
January, 2010	$ 0.65	$ 0.04	80,100
February, 2010	$ 0.65	$ 0.05	23,400
March, 2010	$ 0.06	$ 0.05	16,000
April, 2010	$ 0.58	$ 0.43	13,500
May, 2010	$ 0.54	$ 0.40	12,800
June, 2010	$ 0.50	$ 0.30	25,200
July, 2010	$ 0.38	$ 0.28	15,700
August, 2010	$ 0.32	$ 0.28	4,200
September, 2010	$ 0.36	$ 0.30	12,100
October, 2010	$ 0.35	$ 0.31	6,000
November, 2010	$ 0.35	$ 0.29	65,200
December, 2010	$ 0.37	$ 0.27	87,200
January, 2011	$0.37	$0.29	104,400
February, 2011	$0.41	$0.33	103,700
March, 2011	$0.39	$0.28	130,000
April, 2011	$0.38	$0.29	73,500
May, 2011	$0.58	$0.25	412,000
June, 2011	$0.54	$0.40	103,500
July, 2011	$0.69	$0.48	127,000
August, 2011	$0.60	$0.43	40,900
September, 2011	$0.47	$0.30	11,000
October, 2011	$0.35	$0.21	1,629,000
November,2011	$0.28	$0.19	312,000
December, 2011	$0.23	$0.19	368,300
January, 2012	$0.28	$0.23	1,849,126
February, 2012	$0.36	$0.26	815,125
March, 2012	$0.30	$0.22	1,000,524
April, 2012	$0.24	$0.18	596,570
May,2012	$0.24	$0.07	5,362,670
June, 2012	$0.13	$0.07	4,581,683
July, 2012	$0.19	$0.11	774,100
August, 2012	$0.22	$0.12	920,538
September, 2012	$0.23	$0.17	1,119,420
October, 2012	$0.25	$0.20	745,290
November, 2012	$0.25	$0.16	650,074

We have no class of securities registered under the Securities Exchange Act of 1934, as amended, and none of our securities are traded on any stock exchange or stock quotation system in the United States.

Shares Eligible for Future Sale

We have 100,613,330 shares of common stock outstanding. All 50,000,000 common shares proposed for distribution by way of a dividend in kind pursuant to this prospectus will be freely tradable without restriction in the United States under the U.S. Securities Act unless acquired by our affiliates. Common shares issued by us in the future may be sold in the public market in the United States only if registered or if they qualify for an exemption from registration, including the exemption described below under Rule 144 promulgated under the Securities Act, if available.

Generally, our affiliates will include our directors, executive officers and those persons who beneficially own or control sufficient voting securities to materially affect control of our Company. Generally, any person who beneficially owns or controls at least 10% of our Company’s common shares will be presumed to materially affect control of our Company, and therefore will be considered an affiliate of our Company.

Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership (an entity owned and controlled by Tim Hunt) own approximately 89% of the shares of HuntMountain common stock. Therefore, it is anticipated that Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership will receive up to an aggregate of 93.8% of the common shares proposed for distribution under this prospectus. Tim Hunt is the Executive Chairman and a director of our Company, and Darrick Hunt is a director of our Company. Any common shares of our Company that are directly or indirectly acquired by Tim Hunt, Darrick Hunt and the Hunt Family Limited Partnership pursuant to this prospectus, or otherwise, will be considered to form part of a control block of our common shares, and each of Tim Hunt, Darrick Hunt and the Hunt Limited Partnership could be deemed to be underwriters of our common shares, with the result that they will not be able to effect any resale transactions of our common shares (including those that may be distributed to them under this prospectus) absent registration under the U.S. Securities Act or an exemption from registration. In addition, they will be unable to rely on section 4(a)(1) of the U.S. Securities Act to effect transactions in our common shares.

In practice, given the foregoing restrictions on “control securities”, an affiliate of an issuer will typically seek to rely on the safe harbor in U.S. Securities Act Rule 144, if available, in order to resell such securities.

Rule 144

In general, Rule 144 of the U.S. Securities Act provides a safe harbor for the resale of restricted securities, subject to certain restrictions (including, in some cases, volume and manner of sale restrictions) and procedural requirements (including, in some cases, the requirement to file a notice on Form 144 with the SEC). However, since we were a “shell company” prior to the completion of our Qualifying Transaction, Rule 144 will not be available to our security holders until and unless we are in compliance with the following requirements prescribed by Rule 144(i) of the U.S. Securities Act:

(a)	at least one year must elapse from June 12, 2012, being the date of filing with the SEC of our registration statement on Form F-1 in connection with this offering;

(b)	we must not become a “shell company”;

(c)	we must remain subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; and

(d)	we must have filed all reports and other materials required to be filed by us under section 13 or 15(d) of the Exchange Act, as applicable.

Rule 701

In general, under Rule 701 of the U.S. Securities Act, any of our employees, officers, directors, consultants or advisors who purchased or received common shares from us before this offering under a compensatory stock or option plan or written agreement will be eligible to resell their shares in the United States in reliance on Rule 144, when it becomes available.

ARTICLES AND BY-LAWS OF OUR COMPANY

As discussed above under the heading “Company Information”, our Company was incorporated under the laws of the Province of Alberta, Canada on January 10, 2006.

Objects and Purposes

Neither our Articles nor By-laws contain a description of, or any restriction upon, our objects and purposes. Under the Business Corporations Act (Alberta), a corporation has the capacity and, subject to the Business Corporations Act (Alberta), the rights, powers and privileges of a natural person, as well as the capacity to carry on its business, conduct its affairs and exercise its powers in any jurisdiction outside Alberta to the extent that the laws of that jurisdiction permit.

Directors

Our directors are elected annually at each annual meeting of our Company’s shareholders. Our Articles provide that the Board of Directors may, between annual meetings, appoint one or more additional directors to serve until the next annual meeting, but the number of additional directors must not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of our Company’s shareholders.

Our By-laws provide that our directors may from time to time on behalf of our Company, without shareholder approval:

  borrow money upon the credit of our Company;
  issue, sell or pledge bonds, debentures or other evidences of indebtedness and provide guarantees; and
  mortgage, pledge or otherwise create an interest or charge in all or any currently owned or subsequently acquired property of our Company, to secure payment of a debt or performance of any other obligation of our Company.

Our By-laws also provide that, subject to our Articles:

  the directors may by resolution issue shares of our Company at such times, to such persons and, subject to the Business Corporations Act (Alberta), for such consideration as the directors may from time to time determine;
  the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of our Company (provided that, under the Business Corporations Act (Alberta), the directors must submit a bylaw, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law amendment or repeal);
  the directors may designate the officer of our Company, appoint as officers individuals of full capacity who may but need not be directors of our Company, specify their duties, and except where delegation is prohibited by the Business Corporations Act (Alberta), delegate to them power to manage the business and affairs of our Company; and
  the directors may fix the remuneration of the directors and the officers and employees of the Company.

Our By-laws also provide for procedures for convening meetings of our Board of Directors, and provide that, subject to our Articles, a meeting of the directors may be held at any place in Alberta or at any place outside Alberta if all directors entitled to attend and vote at the meeting either participate in the meeting or consent verbally or otherwise to the meeting being held at that place. Our By-laws also provide that a director may participate in a meeting of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. Subject to our Articles, every resolution submitted to a meeting of directors is required to be decided by a vote of a majority of the directors participating in the meeting; in the case of an equality of votes, the Chairman does not have a casting (deciding) vote.

Subject to the Articles, a majority of the directors shall constitute a quorum at any meeting of directors.

Neither our Articles nor By-laws restrict: (i) a director’s power to vote on a proposal, arrangement or contract in which the director is materially interested (although the Business Corporations Act (Alberta) generally requires a director who is materially interested in a material contract or material transaction to disclose his or her interest to the Board, and to abstain from voting on any resolution to approve the contract or transaction, failing which the Court of Queen’s Bench of Alberta may, on application of our Company or any of our shareholders, set aside the material contract or material transaction on any terms that it thinks fit, or require the director to account to the Company for any profit or gain realized on it, or both); or (ii) our directors’ power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body.

Neither our Articles nor By-laws set out a mandatory retirement age for our directors. Our directors are not required to own securities of our Company in order to serve as directors.

Authorized Capital

Our Articles provide that our authorized capital consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value.

Rights, Preferences and Restrictions Attaching to Our Shares

Our Articles set forth the following rights, privileges, restrictions and conditions attaching to our common shares:

  to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company;
  subject to the rights of the preferred shares, the common shares are entitled to receive dividends if, as, and when declared by the Board of Directors.

Our Articles provide that:

  our preferred shares may be issued in one or more series;
  our directors may fix the number of shares which is to comprise each series of preferred shares, and the designation, rights, privileges, restrictions and conditions attaching to each series;
  the preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of our Company, rank in parity with the preferred shares of every other series, and be entitled to preference over the common shares;
  the preferred shares of any series may also be given such other preferences, not inconsistent with our Articles, over the common shares;
  if any cumulative dividends or amounts payable on the return of capital in respect of a series of preferred shares are not paid in full, all series of preferred shares shall participate rateably in respect of cumulative dividends and return of capital; and
  unless the directors otherwise determine in the Articles of Amendment designating a series of preferred shares, the holder of preferred shares shall not be entitled to receive notice of or vote at any meeting of our Company’s shareholders, except as otherwise specifically provided in the Business Corporations Act (Alberta).

Our Articles provide for a series of preferred shares of our Company that are designated as “Preferred Shares, Series 1” (the “Series 1 Preferred Shares”), consisting of 20,881,493 shares and having attached to them the following preferences, rights, privileges, limitations, restrictions and conditions:

  the issue price of the Series 1 Preferred Shares is $0.20 per share;
  except as otherwise specifically provided in the Business Corporations Act (Alberta), the holders of the Series 1 Preferred Shares are not entitled to receive notice of or vote at any meeting of our Company’s shareholders;

  the Series 1 Preferred Shares are not transferable without the consent of the TSXV;
  the Series 1 Preferred Shares are not redeemable by our Company or by the holder without the consent of the TSXV;
  the holders of the Series 1 Preferred Shares have the right to convert the Series 1 Preferred Shares into common shares on the basis of one Series 1 Preferred Share for one common share, subject to adjustment in accordance with the Articles, provided that such conversion shall not result in the Public Float (as defined in the policies of the TSXV) being less than 20% of the total issued common shares of our Company; and
  upon the distribution of assets or return of capital in the event of the liquidation, dissolution or winding-up of our Company, the holders of the Series 1 Preferred Shares shall be entitled to receive in priority in any distribution to the holders of the common shares and any other shares of our Company ranking junior to the Series 1 Preferred Shares, an amount equal to $0.001 per Series 1 Preferred Share, and upon such payment, the holders of the Series 1 Preferred Shares shall be entitled to receive the remaining property of the Company pro-rata with the holders of the common shares.

The provisions in our Articles attaching to our common shares and our preferred shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the outstanding common shares and two-thirds of the preferred shares, as applicable.

With the exception of special resolutions (i.e. resolutions in respect of fundamental changes to our company, including: the sale of all or substantially all of our assets, a merger or other arrangement or an alteration to our authorized capital) that require the approval of holders of two-thirds of the outstanding common shares entitled to vote at a meeting, either in person or by proxy, resolutions to approve matters brought before a meeting of our shareholders require approval by a simple majority of the votes cast by shareholders entitled to vote at a meeting, either in person or by proxy.

Our Articles provide that our Company shall have a lien on shares registered in the name of a shareholder or the legal representative of a shareholder for any debt of that shareholder to our Company.

Shareholder Meetings

The Business Corporations Act (Alberta) provides that: (i) meetings of shareholders must be held in Alberta, unless otherwise provided in a company’s by-laws; (ii) directors must call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Court of Queen’s Bench of Alberta may order a meeting to be called, held and conducted in a manner that the Court directs.

Pursuant to our Articles, meetings of shareholders of our Company may be held outside Alberta.

Pursuant to our By-laws, the quorum for the transaction of business at a meeting of our shareholders is one or more shareholders who are present, in person or by proxy, that in the aggregate hold at least 15% of the issued and outstanding shares entitled to be voted at the meeting.

LIMITATIONS ON RIGHTS OF NON-CANADIANS

Hunt Mining is incorporated pursuant to the laws of the Province of Alberta, Canada. There is no law or governmental decree or regulation in Canada that restricts the export or import of capital, or affects the remittance of dividends, interest or other payments to a non-resident holder of common shares, other than withholding tax requirements. Any such remittances to United States residents are generally subject to withholding tax, however no such remittances are likely in the foreseeable future. See “Certain Canadian Federal Income Tax Information For United States Residents,” below.

There is no limitation imposed by Canadian law or by the charter or other constituent documents of our Company on the right of a non-resident to hold or vote common shares of our Company. However, the Investment Canada Act (Canada) (the “Investment Act”) has rules regarding certain acquisitions of shares by non-residents, along with other requirements under that legislation.

The following discussion summarizes the principal features of the Investment Act for a non-resident who proposes to acquire common shares of our Company. The discussion is general only; it is not a substitute for independent legal advice from an investor’s own advisor; and it does not anticipate statutory or regulatory amendments.

The Investment Act is a federal statute of broad application regulating the establishment and acquisition of Canadian businesses by non-Canadians, including individuals, governments or agencies thereof, corporations, partnerships, trusts or joint ventures (each an “entity”). Investments by non-Canadians to acquire control over existing Canadian businesses or to establish new ones are either reviewable or notifiable under the Investment Act. If an investment by a non-Canadian to acquire control over an existing Canadian business is reviewable under the Investment Act, the Investment Act generally prohibits implementation of the investment unless, after review, the Minister of Industry, is satisfied that the investment is likely to be of net benefit to Canada.

A non-Canadian would acquire control of our Company for the purposes of the Investment Act through the acquisition of common shares if the non-Canadian acquired a majority of the common shares of our Company.

Further, the acquisition of less than a majority but one-third or more of the common shares of our Company would be presumed to be an acquisition of control of our Company unless it could be established that, on the acquisition, our Company was not controlled in fact by the acquirer through the ownership of common shares.

For a direct acquisition that would result in an acquisition of control of our Company, subject to the exception for “WTO-investors” that are controlled by persons who are resident in World Trade Organization (“WTO”) member nations (there are currently 153 WTO members), a proposed investment would be reviewable where the value of the acquired assets is CAD $5 million or more, or if an order for review was made by the federal cabinet on the grounds that the investment related to Canada’s cultural heritage or national identity, where the value of the acquired assets is less than CAD $5 million.

For a proposed indirect acquisition that is not a so-called WTO transaction and that would result in an acquisition of control of our Company through the acquisition of a non-Canadian parent entity, the investment would be reviewable where (a) the value of the Canadian assets acquired in the transaction is CAD $50 million or more, or (b) the value of the Canadian assets is greater than 50% of the value of all of the assets acquired in the transaction and the value of the Canadian assets is CAD $5 million or more.

In the case of a direct acquisition by or from a “WTO investor”, the threshold is significantly higher, and is adjusted for inflation each year. The 2012 threshold is CAD$330 million. Other than the exception noted below, an indirect acquisition involving a WTO investor is not reviewable under the Investment Act.

The higher WTO threshold for direct investments and the exemption for indirect investments do not apply where the relevant Canadian business is carrying on a “cultural business”. The acquisition of a Canadian business that is a “cultural business” is subject to lower review thresholds under the Investment Act because of the perceived sensitivity of the cultural sector.

In 2009, amendments were enacted to the Investment Act concerning investments that may be considered injurious to national security. If the Industry Minister has reasonable grounds to believe that an investment by a non-Canadian “could be injurious to national security,” the Industry Minister may send the non-Canadian a notice indicating that an order for review of the investment may be made. The review of an investment on the grounds of national security may occur whether or not an investment is otherwise subject to review on the basis of net benefit to Canada or otherwise subject to notification under the Investment Canada Act. To date, there is neither legislation nor guidelines published, or anticipated to be published, on the meaning of “injurious to national security.” Discussions with government officials suggest that very few investment proposals will cause a review under these new sections.

Certain transactions, except those to which the national security provisions of the Investment Act may apply, relating to common shares of our Company are exempt from the Investment Act, including

(a)	acquisition of common shares of the Company by a person in the ordinary course of that person’s business as a trader or dealer in securities,

(b)

acquisition of control of our Company in connection with the realization of security granted for a loan or other financial assistance and not for a purpose related to the provisions on the Investment Act, and

(c)

acquisition of control of our Company by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of our Company, through the ownership of common shares, remained unchanged.

MATERIAL INCOME TAX INFORMATION

The following is a discussion of the material Canadian and U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to the acquisition, ownership and disposition of our common shares, such as the tax consequences under state, local and non-U.S. and non-Canadian tax laws. The discussion of Canadian federal income tax law under the heading “Material Canadian Federal Income Tax Information for United States Residents” is the opinion of McMillan LLP. The discussion of U.S. federal income tax law under the heading “Material United States Federal Income Tax Considerations” is, unless specifically noted, the opinion of Dorsey & Whitney LLP.

Material Canadian Federal Income Tax Information For United States Residents

The following summarizes the principal Canadian federal income tax considerations generally applicable to the holding and disposition of common shares of Hunt Mining by a holder (a) who, for the purposes of the Income Tax Act (Canada) the (“Tax Act”), is not resident in Canada or deemed to be resident in Canada, deals at arm’s length and is not affiliated with Hunt Mining, holds the common shares as capital property and does not use or hold the common shares in the course of carrying on, or otherwise in connection with, a business in Canada, and (b) who, for the purposes of the Canada-United States Income Tax Convention (the “Treaty”), is a resident of the United States, has never been a resident of Canada, has not held or used (and does not hold or use) common shares in connection with a permanent establishment or fixed base in Canada, and who qualifies for the full benefits of the Treaty. The Canada Revenue Agency has recently introduced special forms to be used in order to substantiate eligibility for Treaty benefits, and affected holders should consult with their own advisors with respect to these forms and all relevant compliance matters.

Holders who meet all such criteria in clauses (a) and (b) above are referred to herein as a “U.S. Holder” or “U.S. Holders”, and this summary only addresses such U.S. Holders. The summary does not deal with special situations, such as particular circumstances of traders or dealers, limited liability companies, tax-exempt entities, insurers, financial institutions (including those to which the mark-to-market provisions of the Tax Act apply), or entities considered fiscally transparent under applicable law, or otherwise.

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all proposed amendments to the Tax Act and regulations publicly announced by the Minister of Finance (Canada) to the date hereof, the current provisions of the Treaty and our understanding of the current administrative practices of the Canada Revenue Agency. It has been assumed that all currently proposed amendments to the Tax Act and regulations will be enacted as proposed and that there will be no other relevant change in any governing law, the Treaty or administrative policy, although no assurance can be given in these respects. This summary does not take into account provincial, U.S. or other foreign income tax considerations, which may differ significantly from those discussed herein.

This summary is not exhaustive of all possible Canadian income tax consequences. It is not intended as legal or tax advice to any particular U.S. Holder and should not be so construed. The tax consequences to a U.S. Holder will depend on that U.S. Holder’s particular circumstances. In addition, U.S. Holders should note that this summary only addresses certain Canadian federal income tax considerations relevant to the holding and disposition of common shares of Hunt Mining, and does not address any tax considerations relevant or in relation to the receipt of the common shares of Hunt Mining by way of a dividend-in-kind from HuntMountain. Accordingly, all U.S. Holders or prospective U.S. Holders should consult their own tax advisors with respect to the tax consequences applicable to them having regard to their own particular circumstances. The discussion below is qualified accordingly.

Dividend

Dividends paid or deemed to be paid or credited by Hunt Mining to a U.S. Holder are subject to Canadian withholding tax. Under the Treaty, the rate of withholding tax on dividends paid to a U.S. Holder is generally limited to 15% of the gross dividend (or 5% in the case of a U.S. holder that is a corporate shareholder owning at least 10% of Hunt Mining’s voting shares), provided the U.S. Holder can establish entitlement to the benefits of the Treaty.

Disposition

A U.S. Holder is generally not subject to tax under the Tax Act in respect of a capital gain realized on the disposition of a common share in the open market, unless the share is “taxable Canadian property” to the holder thereof and the U.S. Holder is not entitled to relief under the Treaty.

Provided that Hunt Mining’s common shares are listed on a “designated stock exchange” for purposes of the Tax Act (which currently includes the TSXV) at the time of disposition, a common share will generally not constitute taxable Canadian property to a U.S. Holder unless, at any time during the 60 month period ending at the time of disposition, (i) the U.S. Holder or persons with whom the U.S. Holder did not deal at arm’s length (or the U.S. Holder together with such persons) owned 25% or more of the issued shares of any class or series of Hunt Mining AND (ii) more than 50% of the fair market value of the share was derived directly or indirectly from certain types of assets, including real or immoveable property situated in Canada, Canadian resource properties or timber resource properties, and options, interests or rights in respect of any of the foregoing. Common shares of Hunt Mining may also be deemed to be taxable Canadian property under the Tax Act in certain specific circumstances. A U.S. Holder holding Hunt Mining common shares as taxable Canadian property should consult with the U.S. Holder’s own tax advisors in advance of any disposition of Hunt Mining common shares or deemed disposition under the Tax Act in order to determine whether any relief from tax under the Tax Act may be available by virtue of the Treaty, and any related compliance procedures.

Material United States Federal Income Tax Considerations

The following is a general summary of material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares.

This summary does not discuss the tax consequences to holders of HuntMountain’s common stock resulting from the distribution of common shares to such holders. Accordingly, the holders of HuntMountain’s common stock should consult their own tax advisors as to the tax consequences to them resulting from such distributions.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of common shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of common shares that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the U.S.;

  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of common shares that is not a U.S. Holder or a partnership. This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned (directly, indirectly, or by attribution) 10% or more of the total combined voting power of the outstanding shares of Hunt Mining. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold common shares in connection with carrying on a business in Canada; (d) persons whose common shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Treaty. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such entity or owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

Passive Foreign Investment Company Rules

PFIC Status of Hunt Mining

If Hunt Mining were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. Hunt Mining believes that it was classified as a PFIC during the tax year ended December 31, 2011, and based on current business plans and financial expectations, Hunt Mining expects that it will be a PFIC for the current tax year and may be a PFIC in future tax years. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by Hunt Mining (or any subsidiary of Hunt Mining) concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of Hunt Mining and any subsidiary of Hunt Mining.

In any year in which Hunt Mining is classified as a PFIC, a U.S. Holder may be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621.

Hunt Mining generally will be a PFIC if, for a tax year, (a) 75% or more of the gross income of Hunt Mining is passive income (the “income test”) or (b) 50% or more of the value of Hunt Mining’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “asset test”). “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and asset test described above, if Hunt Mining owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, Hunt Mining will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by Hunt Mining from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if Hunt Mining is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of Hunt Mining’s direct or indirect equity interest in any company that is also a PFIC (a ‘‘Subsidiary PFIC’’), and will be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by Hunt Mining or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If Hunt Mining is a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat Hunt Mining and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any “excess distribution” received on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If Hunt Mining is a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, Hunt Mining will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether Hunt Mining ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such common shares were sold on the last day of the last tax year for which Hunt Mining was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of Hunt Mining, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of Hunt Mining, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which Hunt Mining is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by Hunt Mining. However, for any tax year in which Hunt Mining is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to Hunt Mining generally (a) may receive a tax-free distribution from Hunt Mining to the extent that such distribution represents “earnings and profits” of Hunt Mining that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which Hunt Mining was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, Hunt Mining ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which Hunt Mining is not a PFIC. Accordingly, if Hunt Mining becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which Hunt Mining qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurances that Hunt Mining will satisfy the record keeping requirements that apply to a QEF, or that Hunt Mining will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event that Hunt Mining is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if Hunt Mining cannot provide the required information with regard to Hunt Mining or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which Hunt Mining is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if Hunt Mining is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

Ownership and Disposition of Common Shares

The following discussion is subject to the rules described above under the heading “Passive Foreign Investment Company Rules.”

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of Hunt Mining, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if Hunt Mining is a PFIC. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of Hunt Mining, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See “ Sale or Other Taxable Disposition of Common Shares” below). However, Hunt Mining may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by Hunt Mining with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the “dividends received deduction.” In addition, Hunt Mining does not anticipate that its distributions will constitute qualified dividend income eligible for the preferential tax rates applicable to long-term capital gains. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder's tax basis in such common shares sold or otherwise disposed of. A U.S. Holder’s tax basis in common shares generally will be such holder’s U.S. dollar cost for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from dispositions of property (other than property held in a trade or business). U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns under these rules, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, common shares will generally be subject to information reporting and backup withholding tax, at the rate of 28% (currently scheduled to increase to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

LEGAL MATTERS

On June 30, 2010, a former director and accounting consultant (the “Consultant”) to Hunt Mining severed his business relationship with us. On August 5, 2010, the Consultant claimed that since 2006 he had been an employee of, and not a consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company, indicating that a representative from CCSA and us must appear before a mediator to address the Consultant’s claims. The certificates of notice estimated the value of the Consultant’s claim against us, if proven, at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed by the Consultant in Buenos Aires against Hunt Mining and its subsidiaries by a former director and accounting consultant to Hunt Mining. The total value of the damages claimed is US$249,041, including wages, alleged bonus payments, interest and penalties. The consolidated financial statements therefore include a contingent liability of $125,000 and a charge to operations for the year ended December 31, 2010 in the same amount. Management considers the lawsuit to be baseless and intends to defend Hunt Mining and its subsidiaries to the fullest extent possible.

We are not currently a party to any regulatory actions, nor were we party to any regulatory actions during the year ended December 31, 2011.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

James Ebisch, R.P. Geo. is the author of the La Josefina National Instrument 43-101 Technical Report dated September 2009. To our knowledge, Mr. Ebisch does not own any securities, direct or indirect, of the Company.

UAKO Geological Consulting is the author of our La Josefina 2010 Technical Report. To our knowledge, no one employed by UAKO Geological Consulting owns any securities, directly or indirectly of the Company.

The financial statements of Hunt Mining Corp. as of December 31, 2011 and 2010 and for the years then ended included in this prospectus and registration statement have been so included in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

INTERESTS OF EXPERTS AND COUNSEL

None of the named experts or legal counsel was employed on a contingent basis, owns an amount of shares in the company or our subsidiaries which is material to that person, or has a material, direct or indirect economic interest in the company or that depends on the success of the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the common shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto, to which reference is hereby made. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to such exhibit for a more complete description of the matter involved. The registration statement and the exhibits thereto filed by us with the SEC may be inspected at the public reference facility of the SEC listed below.

The registration statement, reports and other information filed or to be filed with the SEC by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street NW, Washington, D.C. 20549. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system.

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934 prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Securities Exchange Act.

Interim Financial Statements for the Period Ended September 30, 2012 and 2011
Consolidated Interim Statements of Financial Position as at September 30, 2012 and 2011	F-40
Consolidated Interim Statements of Loss and Comprehensive Loss for the Nine Months ended September 30, 2012 and 2011	F-41
Consolidated Interim Statement of Changes in Shareholders’ Equity	F-42
Consolidated Interim Statements of Cash Flows	F-43
Notes to the Consolidated Interim Financial Statements	F-44

Audited Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years Ended December 31, 2011 and 2010

Management’s Report

To the Shareholders of Hunt Mining Corp. (the “Company”)

Management is responsible for the preparation and presentation of the accompanying consolidated financial statements, including responsibility for significant accounting judgments and estimates in accordance with International Financial Reporting Standards. This responsibility includes selecting appropriate accounting principles and methods, and making decisions affecting the measurement of transactions in which objective judgment is required.

In discharging its responsibilities for the integrity and fairness of the consolidated financial statements, management designs and maintains the necessary accounting systems and related internal controls to provide reasonable assurance that transactions are authorized, assets are safeguarded and financial records are properly maintained to provide reliable information for the preparation of consolidated financial statements.

The Board of Directors has appointed an Audit Committee, consisting entirely of directors who are neither management nor employees of the Company. The Audit Committee is responsible for overseeing management in the performance of its financial reporting responsibilities, and for approving the financial information included in the annual report. The Audit Committee has the responsibility of meeting with management, and the external auditors to discuss the internal controls over the financial reporting process, auditing matters and financial reporting issues. The Audit Committee is also responsible for recommending the appointment of the Company's external auditors.

MNP LLP, an independent firm of Chartered Accountants, is appointed by the Shareholders to audit the consolidated financial statements and report directly to them; their report follows. The external auditors have full and free access to, and meet periodically and separately with, both the Audit Committee and management to discuss their audit findings.

(signed)	(signed)
Matthew Hughes	Matthew Fowler
President and Chief Executive Officer	Chief Financial Officer

Liberty Lake, Washington
April 26, 2012

Independent Auditors’ Report

To the Shareholders of Hunt Mining Corp.:

We have audited the accompanying consolidated financial statements of Hunt Mining Corp. and its subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2011, December 31, 2010 and January 1, 2010 and the consolidated statements of loss and comprehensive loss, changes in shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2010, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained during our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Hunt Mining Corp. and its subsidiaries as at December 31, 2011, December 31, 2010 and January 1, 2010, and their financial performance and their cash flows for the years ended December 31, 2011 and December 31, 2010 in accordance with International Financial Reporting Standards.

Emphasis of Matter - Going Concern
Without qualifying our opinion, we draw attention to Note 3 in the consolidated financial statements which indicates that Hunt Mining Corp. has had no revenues and has accumulated losses of $24,324,113. These conditions indicate the existence of a material uncertainty which may cast significant doubt on Hunt Mining Corp.’s ability to continue as a going concern.

April 26, 2012	/s/ MNP LLP
Calgary, Alberta	Chartered Accountants

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars
Consolidated Statements of Financial Position

		December 31,	December 31,	January 1,
	NOTE	2011	2010	2010
			(Note 18)	(Note 18)
CURRENT ASSETS:
Cash and equivalents	7	$8,840,000	$6,361,897	$3,165,966
Accounts receivable		64,364	53,943	11,648
Prepaid expenses		46,020	11,071	-
Deposits receivable	12	52,177	-	-
Deferred income tax		-	-	208,754
Total Current Assets		9,002,561	6,426,911	3,386,368

NON-CURRENT ASSETS:
Property and equipment	8	824,289	632,000	704,754
Performance bond		227,596	257,208	209,303
V.A. Tax, net of discount		1,143,509	622,761	513,636
Deposits receivable	12	104,354	200,000	200,000
Minimal presumed income tax receivable		192,479	-	214,044
Total Non-Current Assets:		2,492,227	1,711,969	1,841,737

TOTAL ASSETS:		$11,494,788	$8,138,880	$5,228,105

CURRENT LIABILITIES:
Accounts payable and accrued liabilities		$516,696	$318,679	$1,444,729
Taxes payable		224,233	76,851	127,919
Shareholder loan	12	-	103,021	842,668
Interest payable on shareholder loan		-	10,240	3,698
Due to related parties		-	-	612,850
Total Current Liabilities:		740,929	508,791	$3,031,864

Other non-current liabilities	15 (c)	125,000	125,000	-
Total Long-Term Liabilities:		125,000	125,000	-

TOTAL LIABILITIES:		$865,929	$633,791	$3,031,864

SHAREHOLDERS' EQUITY
Preferred shares	9	$177,417	$177,417	177,417
Share capital	9	25,885,064	18,250,138	13,989,654
Contributed surplus	10	3,159,826	2,339,072	460,882
Warrants	9	5,860,183	2,838,467	250,000
Deficit		(24,324,113)	(16,043,952)	(12,681,712)
Accumulated other comprehensive loss		(129,518)	(56,053)	-
Total Shareholders' Equity:		$10,628,859	$7,505,089	$2,196,241
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY		$11,494,788	$8,138,880	$5,228,105

Going Concern (Note 3)
Subsequent Events (Note 17)
Commitments and Contingencies (Note 15)

Approved on behalf of the Board of Directors

Signed "Tim Hunt"	Director

Signed "Matt Hughes"	Director

The accompanying notes are an integral part of these consolidated financial statements

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statements of Loss and Comprehensive Loss

		Years ended December 31,
	NOTE	2011	2010
			(Note 18)
OPERATING EXPENSES:
Professional fees		1,188,067	954,580
Directors fees		91,937	-
Exploration expenses		3,522,458	395,011
Travel expenses		352,576	256,664
Administrative and office expenses		913,124	656,272
Payroll expenses		1,179,840	945,383
Share based compensation	10	410,912	1,010,783
Interest expense and banking charges		66,282	66,327
Depreciation	8	112,448	113,497

Total operating expenses		7,837,644	4,398,517

OTHER INCOME/(EXPENSE):
Interest income		87,083	21,269
Debt forgiveness gain		-	1,637,578
Gain on debt discount		3,085	21,870
Miscellaneous income		420	24,632
Taxes		(89,636)	(5,500)
Bank fees		(3,388)	(2,362)
VAT discount and accretion		(332,308)	2,397
Loss on foreign exchange		(109,758)	(11,041)
Contingent liability accrual		-	(125,000)

Total other income/(expense):		(444,502)	1,563,843

LOSS - before income tax		(8,282,146)	(2,834,674)

Income tax (expense) recovery		1,985	(527,566)

NET LOSS FOR THE YEAR to equity owners		$(8,280,161)	$(3,362,240)

Other comprehensive loss:
Change in value of performance bond		(29,612)	47,905
Translation of assets and liabilities into Canadian dollar reporting currency		(43,853)	(103,958)

TOTAL NET LOSS AND COMPREHENSIVE LOSS FOR THE YEAR		$(8,353,626)	$(3,418,293)

Weighted average shares outstanding - basic and diluted		88,180,466	47,172,054

NET LOSS PER SHARE - BASIC AND DILUTED		$(0.09)	$(0.07)

The accompanying notes are an integral part of these consolidated financial statements

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statement of Changes in Shareholders' Equity

			Accumulated
			Other
			Comprehensive	Contributed		Preferred
	Share Capital	Deficit	Loss	Surplus	Warrants	Shares	Total

Balance - January 1, 2010	$13,989,654	$(12,681,712)	$-	$460,882	$250,000	$177,417	2,196,241
							-
Net Loss	-	(3,362,240)	-	-	-	-	(3,362,240)
Other comprehensive loss	-	-	(56,053)	-	-	-	(56,053)
Share Capital Issued	4,260,484	-	-	-	-	-	4,260,484
Fair value of warrants issuable pursuant to broker compensation units	-	-	-	637,512	-	-	637,512
Exercise of agent's options	-	-	-	(20,105)	-	-	(20,105)
Expiration of warrants	-	-	-	250,000	-	-	250,000
Share issue costs and filing statement fees	-	-	-	-	-	-	-
Portion of units attributable to warrants issued	-	-	-	-	2,588,467	-	2,588,467
Share based compensation	-	-	-	1,010,783	-	-	1,010,783
Balance - December 31, 2010	$18,250,138	$(16,043,952)	$(56,053)	$2,339,072	$2,838,467	$177,417	$7,505,089

Balance - January 1, 2011	$18,250,138	$(16,043,952)	$(56,053)	$2,339,072	$2,838,467	$177,417	7,505,089

Net Loss	-	(8,280,161)	-	-	-	-	(8,280,161)
Fair value of warrants issuable pursuant to broker compensation units	-	-	-	464,896	-	-	464,896
Other comprehensive loss	-	-	(73,465)	-	-	-	(73,465)
Share Capital Issued	11,540,250	-	-	-	-	-	11,540,250
Share issue costs and filing statement fees	(1,547,503)	-	-	-	-	-	(1,547,503)
Portion of units attributable to warrants issued	(3,331,620)	-	-	-	3,331,620	-	-
Share based compensation	-	-	-	410,912	-	-	410,912
Exercise of warrants	852,929	-	-	-	(309,904)	-	543,025
Exercise of agent's options	49,644	-	-	(21,544)	-	-	28,100
Exercise of broker compensation warrants	71,226	-	-	(33,510)	-	-	37,716
Balance - December 31, 2011	$25,885,064	$(24,324,113)	$(129,518)	$3,159,826	$5,860,183	$177,417	$10,628,859

The accompanying notes are an integral part of these consolidated financial statements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Consolidated Statements of Cash Flows

		Years ended December 31,
	NOTE	2011	2010
			(Note 18)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(8,280,161)	$(3,362,240)
Items not affecting cash
Debt forgiveness gain	12	-	(1,637,578)
Deferred income tax		-	208,754
Contingent liability		-	125,000
Depreciation	8	112,448	113,497
Unrealized foreign exchange (loss)		(43,853)	(101,366)
Minimal presumed income tax receivable		(192,479)	214,044
V.A. tax		(520,748)	(109,125)
Share based compensation	10	410,912	1,010,783

Net change in non-cash working capital
Increase in accounts receivable		(10,421)	(42,295)
Decrease (increase) in prepaid expenses		165,051	(11,071)
Increase in deposits receivable	12	(156,531)	-
Increase (decrease) in accounts payable and acrrued liabilities		198,017	(101,322)
Increase (decrease) in taxes payable		147,382	(51,068)

Net cash used in operating activities		(8,180,623)	(3,737,445)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment		(304,737)	(43,335)
Net cash used in investing activities		(304,737)	(43,335)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of share capital, net of share issue costs		11,066,484	7,716,358
Repayments of shareholder loan		(103,021)	(739,647)
Net cash provided by financing activities		10,963,463	6,976,711

NET INCREASE IN CASH AND EQUIVALENTS		$2,478,103	$3,195,931

CASH AND EQUIVALENTS, BEGINNING OF YEAR		6,361,897	3,165,966

CASH AND EQUIVALENTS, END OF YEAR		$8,840,000	$6,361,897

Cash and cash equivalents consist of:
Cash		7,840,000	896,897
Term deposits		1,000,000	5,465,000
		8,840,000	6,361,897

SUPPLEMENTAL CASH FLOW INFORMATION

Taxes paid		(89,636)	(5,500)
Interest received		71,339	71

The accompanying notes are an integral part of these consolidated financial statements

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

1.    Nature of Business

Hunt Mining Corp., previously Sinomar Capital Corporation (the “Company”), is a mineral exploration company incorporated on January 10, 2006 under the laws of Alberta, Canada and, together with its subsidiaries, is engaged in the exploration of mineral properties in Santa Cruz Province, Argentina. Prior to December 23, 2009, the Company was a Capital Pool Company within the meaning ascribed by Policy 2.4 of the TSX Venture Exchange. On that date, the Company completed its Qualifying Transaction, the acquisition of all of the issued and outstanding shares of Cerro Cazador S.A. (“CCSA”), an Argentine minerals exploration company, in a reverse takeover transaction (“RTO”).

Subsequent to the RTO, the Company changed its name to Hunt Mining Corp.

The Company’s registered office is located at 1900, 736 – 6th Avenue SW, Calgary, Alberta T2P 3T7.

The consolidated financial statements include the accounts of the following subsidiaries after elimination of intercompany transactions and balances:

		Percentage
Corporation	Incorporation	ownership
CCSA	Argentina	100%
Hunt Gold USA LLC	Washington, USA	100%
1494716 Alberta Ltd.	Alberta	100%

As of December 31, 2011, the Company is in the process of exploring mineral properties in Argentina. On the basis of information to date, it has not yet determined whether these properties contain economically recoverable ore reserves. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or a sale of these properties.

The consolidated financial statements were authorized for issue on April 26, 2012 by the Board of Directors of the Company.

2.    Basis of presentation and adoption of IFRS

In 2010, the CICA Handbook was revised to incorporate the International Financial Reporting Standards (“IFRS”), as published by the International Accounting Standards Board (“IASB”), and require publically accountable enterprises to apply such standards effective for years beginning on or after January 1, 2011. Accordingly, the Company has commenced reporting on this basis in these consolidated financial statements. In the consolidated financial statements, the term “Canadian GAAP” refers to Canadian GAAP before adoption of IFRS.

The Company’s functional and presentation currency is the Canadian Dollar.

Statement of compliance

These consolidated financial statements have been prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”) and International Financial Reporting Standard 1, First-time Adoption of International Financial Reporting Standards.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Subject to certain transition elections disclosed in Note 18, the Company has consistently applied the same accounting policies in its opening IFRS consolidated statement of financial position as at January 1, 2010 and throughout all periods presented, as if these policies had always been in effect. Note 18 discloses the impact of the transition to IFRS on the Company’s reported financial position, financial performance and cash flows, including the nature and effect of significant changes in accounting policies from those used in the Company’s consolidated financial statements for the year ended December 31, 2010.

3.    Going Concern

The accompanying consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. As shown in the accompanying consolidated financial statements, the Company has had no revenues and has incurred an accumulated loss of $24,324,113 through December 31, 2011. However, the Company believes it has sufficient cash at December 31, 2011 to fund normal operations for the next 12 months.

The Company’s ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and general economic conditions in the United States and Canada provide no assurance that the Company’s funding initiatives will continue to be successful. These factors raise doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the statement of financial position classifications used.

4.    Significant Accounting Policies

The significant accounting policies used in the preparation of these consolidated financial statements are described below.

(a)	Basis of measurement
The consolidated financial statements have been prepared under the historical cost convention, except for the revaluation of certain financial assets and financial liabilities to fair value.

(b)	Consolidation

The Company’s consolidated financial statements consolidate the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions, balances and unrealized gains or losses from intercompany transactions are eliminated on consolidation.

(c)	Foreign currency translation

Monetary assets and liabilities, denominated in currencies other than the Canadian dollar are translated into Canadian dollars at the rates of exchange prevailing at the reporting date. Non- monetary assets and liabilities are translated at the exchange rate prevailing at the transaction date. Revenues and expenses are translated at average exchange rates throughout the reporting period.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Gains and losses on translation of foreign currencies are included in the consolidated statements of loss and comprehensive loss.

The Company’s subsidiaries have adopted the United States Dollar as its functional currency. Financial statements are translated to their Canadian dollar equivalents using the current rate method. Under this method, the statements of operations and cash flows for each period have been translated using the average exchange rates prevailing during each period. All assets and liabilities have been translated using the exchange rate prevailing at the statement of financial position date. Translation adjustments are recorded as income or losses in other comprehensive income or loss. Transaction gains and losses resulting from fluctuations in currency exchange rates on transactions denominated in currencies other than the United States dollar are recognized as incurred in the accompanying consolidated statements of loss and comprehensive loss.

(d)	Financial instruments

Financial assets and liabilities are recognized when the Company becomes party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

Financial assets and liabilities are offset and the net amount reported in the consolidated statement of financial position when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Company classifies its financial instruments in the following categories depending on the purpose for which the instrument were acquired.

Financial assets

Fair value through profit or loss

A financial asset can be classified as fair value through profit or loss only if it is designated at fair value through profit or loss or held-for-trading. The Company’s financial assets at fair value through profit or loss are held for trading financial assets. They are measured at fair value with changes in fair value included in profit or loss.

Loans and receivables

These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. These assets are measured at amortized cost using the effective interest method. Any gains or losses on the realization of receivables are included in the statement of loss.

Assets available for sale

Assets available for sale (“AFS”) represent securities and other financial investments that are non- strategic, that are neither held for trading, nor held to maturity, nor held for strategic reasons, and that have a readily available market price. As such, gains or losses from revaluation of the asset are recorded as other comprehensive loss, except to the extent that any losses are assessed as being permanent, and the asset is therefore impaired, under IAS 39, or if the asset is sold or otherwise disposed of. If the asset is impaired, sold or otherwise disposed of the revaluation gain or loss implicit in the transaction is recognized as a revenue or expense in the statement of loss.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Impairment of  financial assets
All financial assets except for those at fair value through profit or loss are subject to review for impairment at each reporting date or when events indicate that impairment may exist. Financial assets are impaired when there is objective evidence that a financial asset or a group of financial assets are impaired. Impairment losses on financial assets carried at amortized cost are reversed in subsequent periods if the amount of the loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognized.

Financial liabilities

Fair value through profit or loss
These liabilities are comprised of derivatives or liabilities acquired or incurred principally for the purpose of selling or repurchasing in the near term. They are measured at fair value with changes in fair value included in profit or loss.

Other financial liabilities
They are measured at amortized cost using the effective interest method. Any gains or losses in the realization of other financial liabilities are included in the statement of loss.

Fair values
Fair values of financial assets and liabilities are based upon quoted market prices available from active markets or are otherwise determined using a variety of valuation techniques and models using quoted market prices.

(e)	Cash and equivalents

Cash and equivalents include cash on hand, deposits held with banks and other highly liquid short-term investments with original maturities of three months or less. In the normal course of business, 30% of all funds wired to CCSA from the Company are withheld by the Government of Argentina unless they are applied to a capital increase. These withheld amounts are deposited in non-remunerated US dollar fixed terms deposits until the Government of Argentina approves the Company’s formal application for release. Year-end balances of such funds total $350,889 (December 31, 2010 - $199,423, January 1, 2010 - $103,640).

(f)	Value added tax (“VAT”)

VAT is generally charged for goods and services purchased in Argentina. The VAT paid may be recovered from VAT payable on future sales and therefore the Company recognizes VAT paid as an asset. The Company discounts its VAT receivable in order to reflect the present value of the VAT asset.

(g)	Property and equipment

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of an asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefit associated with the item will flow to the Company and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Repairs and maintenance costs are charged to the consolidated statements of loss and comprehensive loss during the period in which they are incurred.

Depreciation is calculated to amortize the cost of the property and equipment less their residual values over their estimated useful lives using the straight-line method. Equipment and vehicles are stated at cost and depreciated over an estimated useful life of three years.

The Company allocates the amount initially recognized in respect of an item of property and equipment to its significant parts and depreciates separately each such part. Residual values, method of depreciation and useful lives of the assets are reviewed annually and adjusted if appropriate.

Gains and losses on disposals of property and equipment are determined by comparing the proceeds with the carrying amount of the asset and are included as part of other gains or losses in the consolidated statement of loss.

Exploration and evaluation expenditures

All exploration expenditures are expensed as incurred. Expenditures to acquire mineral rights, to develop new mines, to define further mineralization in mineral properties which are in the development or operating stage, and to expand the capacity of operating mines, are capitalized and amortized on a units-of-production basis over proven and probable reserves.

Should a property be abandoned, its capitalized costs are charged to the consolidated statements of loss and comprehensive loss. The Company charges to the consolidated statements of loss and comprehensive loss the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Impairment

The carrying value of property and equipment and exploration and evaluation expenditures is reviewed for indicators at each reporting period and whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. For the purpose of measuring recoverable amounts, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units or CGUs).

The recoverable amount is the higher of an asset’s fair value less cost to sell and value in use (being the present value of the expected future cash flows of the relevant asset or CGU). An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount.

Expected future cash flows for property and equipment and exploration and evaluation expenditures are based on estimates of future metal prices and foreign exchange rates, proven and probable reserves, and future operating, capital, and reclamation cost assumptions.

The Company evaluates impairment losses for potential reversals when events or circumstances warrant such consideration.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

(h)	Provisions

Provisions for environmental restoration, restructuring costs and legal claims, where applicable, are recognized when:

(i)	the Company has a present legal or constructive obligation as a result of past events;
(ii)	it is more likely than not that an outflow of resources will be required to settle the obligation; and
(iii)	the amount can be reliably estimated

Provisions are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period, and are discounted to present value where the effect is material. The increase in the provision due to passage of time is recognized as accretion expense. Changes in assumptions or estimates are reflected in the period in which they occur.

Provision for environmental restoration represents the legal and constructive obligations associated with the eventual closure of the Company’s property and equipment and exploration and evaluation expenditures. These obligations consist of costs associated with reclamation and monitoring of activities and the removal of tangible assets. The discount rate used is based on a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability, excluding the risks for which future cash flow estimates have already been adjusted. At December 31, 2011 the Company has not recorded any provisions (December 31, 2010 - $Nil, January 1, 2010 -$Nil).

(i)	Current and deferred income tax

Income tax expense represents the sum of current tax and deferred tax expense. Income tax is recognized in the statement of loss except to the extent it relates to items recognized directly in shareholders’ equity, in which case the income tax expense is recognized in shareholders’ equity. Current income taxes are measured at the amount, if any, expected to be recoverable from or payable to taxation authorities based on the income tax rates enacted or substantively enacted at the end of the reporting period.

The Company follows the liability method of accounting for deferred taxes. Under this method, deferred income tax assets or liabilities are recorded to reflect differences between the accounting and tax base of assets and liabilities, and income tax loss carry forwards. Deferred taxes are measured using tax rates that are expected to apply to the period when the deferred tax asset is realized or deferred tax liability is settled, based on income tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period. The effect of any changes in tax rate is recognized in the statement of loss in the period in which the change occurs or in shareholders’ equity, depending on the nature of the item(s) affected by the adjustment.

Deferred income tax assets and liabilities are not recognized for temporary differences relating to: the initial recognition of goodwill; the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither accounting profit or loss or taxable profit or loss; certain differences associated with subsidiaries, branches and associates, and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Deferred income tax assets are recognized for deductible temporary differences to the extent it is probable that future taxable profit will be available against which the deferred tax asset can be utilized. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent it is no longer probable that sufficient profits will be available to allow the asset to be recovered.

The Company offsets deferred tax assets and deferred tax liabilities relating to the same taxable entity. The Company may also offset deferred tax assets and deferred tax liabilities relating to different taxable entities, where the amounts relate to income taxes levied by the same taxation authority and the entities intended to realize the assets and settle the liabilities simultaneously.

(j)	Share-based compensation

The Company offers a share option plan for its directors, officers, employees and consultants. Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Share based compensation expense is recognized over the tranche’s vesting period by increasing contributed surplus based on the number of awards expected to vest. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately.

Any consideration paid on exercise of share options is credited to share capital. The contributed surplus resulting from share-based compensation is transferred to share capital when the options are exercised.

(k)	Revenue Recognition

Interest income is accrued at the end of accounting periods on a proportion of time basis.

(l)	Earnings per share

The calculation of earnings per share (“EPS”) is based on the weighted average number of shares outstanding for each year. The basic EPS is calculated by dividing the earnings or loss attributable to the equity owners of the Company by the weighted average number of common shares outstanding during the year.

The computation of diluted EPS assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on the earnings per share. The treasury stock method is used to determine the dilutive effect of the warrants and share options. When the Company reports a loss, the diluted net loss per common share is equal to the basic net loss per common share due to the anti-dilutive effect of the outstanding warrants and share options.

5. Accounting standards issued but not yet applied

IFRS 9, International Financial Reporting Standard, (“IFRS 9”)

IFRS 9 was issued in November 2009 and contained requirements for financial assets. This standard addresses classification and measurement of financial assets and replaces the multiple category and measurement models in IAS 39, Financial Instruments: Recognition and Measurement, for debt instruments with a new mixed measurement model having only two categories: amortized cost and fair value through profit or loss. IFRS 9 also replaces the models for measuring equity instruments, and such instruments are either recognized at fair value through profit or loss or at fair value through other comprehensive loss.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Where such equity instruments are measured at fair value through other comprehensive loss, dividends are recognized in profit or loss to the extent not clearly representing a return of investment; however, other gains and losses (including impairments) associated with such instruments remain in accumulated comprehensive income indefinitely.

Requirements for financial liabilities were added in October 2010 and they largely carried forward existing requirements in IAS 39, except that fair value changes due to credit risk for liabilities designated at fair value through profit and loss would generally be recorded in other comprehensive loss.

This standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 10, Consolidated Financial Statements

On May 12, 2011, the IASB issued IFRS 10, Consolidated Financial Statements that addresses the accounting for consolidated financial statements by establishing a single control model that applies to all entities, including special purpose entities or structured entities. IFRS 10 will require management to exercise significant judgment to determine which entities are controlled and therefore are required to be consolidated by a parent as a single economic entity.

IFRS 10 establishes criteria for determining control which includes the ability to direct the activities of the investee that significantly affect the investee’s return, exposes the controlling entity to variable returns of the investee and has power over the investee sufficient to affect returns to the investor. Control activities outlines in IFRS 10 include the ability to determine operating policies, making capital decisions, appointing key management and managing underlying investments.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. IFRS 10 must be adopted in conjunction with IFRS 11 and 12. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 11, Joint Arrangements

On May 12, 2011, the IASB issued IFRS 11, Joint Arrangements which establishes principals for financial reporting by parties to a joint arrangement. IFRS 11 supersedes IAS 31, Interests in Joint Ventures and is effective for reporting periods after January 1, 2013. IFRS 11 describes the accounting for a “joint arrangement,” defined as a contractual arrangement over which two or more parties have joint control. While IFRS 11 supersedes IAS 31, it does not broaden the scope of the standard.

Under IFRS 11 joint control is determined by the contractually agreed sharing of control of an arrangement whereby the decisions about the relevant activities require unanimous consent of the parties sharing control. Key in determining joint control include; contractual agreement among the parties, the ability to exert control over the relevant activities and the requirement for unanimous consent amongst the parties to an arrangement. Joint arrangements will be classified as either “joint operations” or “joint ventures” under IFRS 11. For joint operations the operator will continued to recognize its assets, liabilities, revenues and expenses under its control as they would have under IAS 31. In a joint venture the parties have joint control and rights to the net assets of the arrangement.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. IFRS 11 must be adopted in conjunction with IFRS 10 and 12. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 12, Disclosure of Involvement with Other Entities

On May 12, 2011, the IASB issued IFRS 12, Disclosures of Interests in Other Entities. IFRS 12 combines the disclosure requirements for an entity’s interests in subsidiaries, joint arrangements, associates and structured entities into one comprehensive disclosure standard as previously included in IAS 27, 28 and 31 along with new disclosure standards. IFRS 12 is intended to disclose information that help users of financial statements evaluate the nature and risk associated with interest in another entity and the effect those interests have on its financial position, financial performance and cash flows.

IFRS 12 requires that management disclose significant judgments and estimates used in determining whether it has control, joint control or significant influence over another entity and the type of joint arrangement established when done through a separate vehicle.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013, with earlier adoption permitted. IFRS 12 must be adopted in conjunction with IFRS 10 and 11. The Company has not yet assessed the impact of the standard or determined whether it will adopt the standard early.

IFRS 13, Fair Value Measurements

On May 12, 2011, the IASB issued guidance on the fair value measurement disclosure requirements for IFRS. This standard aims to improve consistency and reduce complexity by providing a precise definition of fair value and a single source of fair value measurement and disclosure requirements for use across IFRSs. The requirements, which are largely aligned between IFRSs and US GAAP, do not extend the use of fair value accounting but provide guidance on how it should be applied where its use is already required or permitted by other standards within IFRSs or US GAAP.

The standard is required to be applied for accounting periods beginning on or after January 1, 2013. The Company has not yet assessed the potential impact of the standard.

IAS 1, Presentation of Items of OCI: Amendments to IAS I Presentation of Financial Statements

In June 2011, the IASB issued IAS 1, Presentation of Items of OCI: Amendments to IAS I Presentation of Financial Statements. The amendments stipulate the presentation of net earnings and OCI and also require the Company to group items within OCI based on whether the items may be subsequently reclassified to profit or loss. Amendments to IAS 1 are effective for the Company beginning on January 1, 2012, with retrospective application and early adoption permitted. The adoption of the amendments to this standard is not expected to have a material impact on the Company's consolidated financial statements.

IFRIC 20, Stripping Costs in the Production Phase of a Surface Mine

In IFRIC 20, the IFRS Interpretations Committee sets out principles for the recognition of production stripping costs in the balance sheet. The interpretation recognizes that some production stripping in surface mining activity will benefit production in future periods and sets out criteria for capitalizing such costs. While the Company is not yet in the production phase, the Company is currently assessing the future impact of this interpretation.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

6. Critical accounting estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company also makes estimates and assumptions concerning the future. The determination of estimates requires the exercise of judgment based on various assumptions and other factors such as historical experience and current and expected economic conditions. Actual results could differ from those estimates.

The more significant areas requiring the use of management estimates and assumptions relate to exploration and evaluation expenditures; income taxes; title to mineral property interests and share-based payments. These estimates and judgments have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

The Company is also exposed to legal risk. The outcome of currently pending and future proceedings cannot be predicted with certainty. Thus, an adverse decision in a lawsuit could result in additional costs that are not covered, either wholly or partly, under insurance policies and that could significantly influence the business and results of operations.

Estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Exploration and Evaluation Expenditure

The application of the Company’s accounting policy for exploration and evaluation expenditure requires judgment in determining whether it is likely that future economic benefits will flow to the Company, which may be based on assumptions about future events or circumstances. Estimates and assumptions made may change if new information becomes available. If, after expenditure is capitalized, information becomes available suggesting that the recovery of expenditure is unlikely, the amount capitalized is written off in the profit or loss in the year the new information becomes available.

Income Taxes

Significant judgment is required in determining the provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Company recognizes liabilities and contingencies for anticipated tax audit issues based on the Company’s current understanding of the tax law in the various jurisdictions in which it operates. For matters where it is probable that an adjustment will be made, the Company records its best estimate of the tax liability including the related interest and penalties in the current tax provision. Management believes they have adequately provided for the probable outcome of these matters; however, the final outcome may result in a materially different outcome than the amount included in the tax liabilities.

Title to Mineral Property Interests

Although the Company has taken steps to verify title to mineral properties in which it has an interest, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Share-based Payment Transactions

The Company measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value for share-based payment transactions requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires determining the most appropriate inputs to the valuation model including the expected life of the stock option, volatility and dividend yield and making assumptions about them.

7. Cash and Equivalents

a)	Cash and equivalents are comprised of the following:

	December 31,	December 31,	January 1,
	2011	2010	2010
Cash on hand	$7,489,111	$697,474	$3,062,326
Cash on deposit	350,889	199,423	103,640
Short-term investments	1,000,000	5,465,000	-
	$8,840,000	$6,361,897	$3,165,966

8. Property and Equipment

		Vehicles and
	Land	equipment	Total
Cost
Balance at January 1, 2010	$614,313	$235,781	$850,094
Additions	-	43,335	43,335
Foreign exchange movement	(51,998)	16,062	(35,935)
Balance at December 31, 2010	562,315	295,178	857,493
Additions	-	304,737	304,737
Foreign exchange movement	(32,088)	13,891	(18,197)
Balance at December 31, 2011	$530,227	613,806	$1,144,033

Accumulated amortization
Balance at January 1, 2010	$-	$145,340	$145,340
Depreciation for the year	-	113,497	113,497
Foreign exchange movement	-	(33,344)	(33,344)
Balance at December 31, 2010	-	225,493	225,493
Depreciation for the year	-	112,448	112,448
Foreign exchange movement	-	(18,197)	(18,197)
Balance at December 31, 2011	$-	$319,744	$319,744

Net book value
At January 1, 2010	$614,313	$90,441	$704,754
At December 31, 2010	$562,315	$69,685	$632,000
At December 31, 2011	$530,227	$294,062	$824,289

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

9.  Share Capital

a)	Authorized:

Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

Issued:

Common Shares

	December 31, 2011			December 31, 2010
	Number		Amount	Number		Amount
Balance, beginning of year	73,167,565		$18,250,138	44,612,040		$13,989,654
Short form prospectus	-		-	28,420,900	(i)	8,526,270
Share issue costs and filing statement fees	-		(1,547,503)	-		(1,487,811)
Portion of units attributable to warrants issued	-		-	-		(2,838,467)
Bought-deal private placement	25,645,000	(v)	11,540,250	-		-
Portion of units attributable to warrants issued	-	(v)	(3,331,620)	-		-
Exercise of agent's options	93,667	(vii)	49,644	134,625		60,492
Exercise of broker compensation warrants	108,932	(iv)(vi)	50,226	-		-
Exercise of broker warrants	46,666	(ix)	21,000
Exercise of warrants	1,551,500	(viii)	852,929	-		-
Balance, end of year	100,613,330		$25,885,064	73,167,565		$18,250,138

Preferred Shares

	December 31, 2011		December 31, 2010
	Number	Amount	Number	Amount
Balance, beginning of year	20,881,493	$177,417	20,881,493	$177,417

Balance, end of year	20,881,493	$177,417	20,881,493	$177,417

Warrants

	December 31, 2011			December 31, 2010
	Number		Amount	Number		Amount
Balance, beginning of year	14,210,450		$2,838,467	2,500,000		$250,000
Portion of units attributable to warrants issued	-		-	14,210,450	(i)	2,838,467
Expiry of warrants	-		-	(2,500,000)	(iii)	(250,000)
Exercise of warrants	(1,551,500)	(viii)	(309,904)	-		-
Portion of units attributable to warrants issued	12,822,500	(v)	3,331,620	-		-
Balance, end of year	25,481,450		$5,860,183	14,210,450		$2,838,467

Common share issuances

(i)

On November 30, 2010 the Company issued 28,420,900 units at $0.30 per unit pursuant to a short form prospectus offering for gross proceeds of $8,526,270. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.35 per warrant before November 30, 2013. A fair value of $2,838,467 was assigned to warrants. In conjunction with the offering, the Company granted broker compensation warrants to Wolverton, Canaccord Genuity Corp. and Octagon Capital Corporation to acquire 2,842,090 broker compensation units. Each broker warrant entitles the holder to acquire one broker compensation unit at an exercise price of $0.30 per share on or before November 30, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.35 prior to November 30, 2013. The fair value of the broker warrants are $637,513 (see ii).

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

(ii)

The fair value of the warrants and broker compensation warrants issued on November 30, 2010 pursuant to the short form prospectus unit offering was estimated using the Black-Scholes option pricing model with the following assumptions:

2010
Risk free interest rate	1.6%
Expected volatility	116%
Expected life (years)	3
Expected dividend yield	0%
Forfeiture rate	0%

(iii)	On December 23, 2010 all of the warrants issued in conjunction with the December 23, 2009 brokered private placement expired.

(iv)

During the year ended December 31, 2011, the Company issued 34,745 shares pursuant to the cashless exercise of 125,196 broker compensation warrants granted in conjunction with the Company’s November 2010 short form prospectus offering. Pursuant to the issuance, the Company recorded $14,288 in common shares to reflect the Black-Scholes valuation of the cashless exercise of broker compensation warrants.

(v)

On June 14, 2011, the Company issued 25,645,000 units at $0.45 per unit pursuant to a bought- deal private placement for gross proceeds of $11,540,250, of which $3,331,620 was the fair value of the warrants. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.65 per warrant before June 14, 2013. In conjunction with the private placement, the Company granted broker compensation options to Macquarie Capital Markets Canada Ltd. to acquire 1,788,150 broker compensation units. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.45 prior to June 14, 2013. The fair value of the warrants issuable pursuant to the broker compensation units is $464,896.

(vi)

During year ended December 31, 2011, the Company issued 74,187 shares pursuant to the exercise of 45,000 broker compensation warrants and 29,187 compensation warrants granted in conjunction with the Company’s November 2010 short form prospectus offering. Pursuant to the issuance, the Company recorded $12,222 in common shares to reflect the Black-Scholes valuation of the exercise of broker compensation warrants and compensation warrants and cash proceeds of $23,716.

(vii)

During the year ended December 31, 2011, the Company issued 93,667 shares pursuant to the exercise of 93,667 agent’s options granted in conjunction with the Company’s December 2009 qualifying transaction. Pursuant to the issuance, the Company recorded $21,544 in common shares to reflect the Black-Scholes valuation of the exercise of agent’s options and cash proceeds of $28,100.

(viii)

During the year ended December 31, 2011, the Company issued 1,551,500 shares pursuant to the exercise of 1,551,500 warrants granted at an exercise price of $0.35 in conjunction with the Company’s November 2010 short form prospectus offering. Pursuant to the issuance, the Company recorded $309,904 in common shares to reflect the Black-Scholes valuation of the exercise of warrants and cash proceeds of $543,025.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

(ix)

During the year ended December 31, 2011, the Company issued 46,666 shares pursuant to the exercise of 46,666 broker warrants granted in conjunction with the Company’s December 2009 qualifying transaction. Pursuant to the issuance, the Company recorded $7,000 in common shares to reflect the Black-Scholes valuation of the exercise of broker warrants and cash proceeds of $14,000.

b)	Stock options:

Under the Company’s share option plan, and in accordance with TSX Venture Exchange requirements, the number of common shares reserved for issuance under the option plan shall not exceed 10% of the issued and outstanding common shares of the Company. In connection with the foregoing, the number of common shares reserved for issuance to: (a) any individual director or officer will not exceed 5% of the issued and outstanding common shares; and (b) all consultants will not exceed 2% of the issued and outstanding common shares. Options may be exercised the greater of twelve months after the completion of the Qualifying Transaction and ninety days following cessation of the optionee's position with the Company.

					Number
			Weighted	Weighted	exercisable on
	Range of	Number	average life	average	December 31,
	exercise prices	outstanding	(years)	exercise price	2011
Stock options	$0.30 - $0.65	5,997,470	3.26	$0.35	5,467,603
Agent's options	$0.30	572,996	0.98	$0.30	572,996
		6,570,466	3.06	$0.35	6,040,599

	December 31, 2011		December 31, 2010
	Number of	Weighted	Number of	Weighted
	options	Average Price	options	Average Price
Balance, beginning of year	5,999,398	$0.32	4,651,013	$0.30
Granted to officers and directors	764,735	$0.33	1,710,000	$0.42
Forfeiture of stock options	(100,000)	$0.30	-	-
Exercise of agent's options	(93,667)	$0.30	(134,625)	$0.30
Expiration of agent's options	-	-	(32,035)	$0.30
Cancellation of stock options granted to officers and directors	-	-	(194,955)	$0.30
Balance, end of year	6,570,466	$0.32	5,999,398	$0.32

In January of 2010, the Company granted 600,000 stock options to two directors of the Company in accordance with the Company’s stock option plan. The options are exercisable at a price of $0.65 for a period of five years. Of these options a total of 150,000 vested immediately with the remainder vesting over an eighteen month period. The associated stock option expense of $31,930 (2010 - $276,736) was calculated using the fair value method using the Black-Scholes option pricing model and using the following assumptions:

January 18,
2010
Risk free interest rate	0.18%
Expected volatility	113%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	0%

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

On December 15, 2010, the Company granted a total of 1,110,000 stock options to directors and employees of the Company in accordance with the Company’s stock option plan. The options are exercisable at a price of $0.30 for a period of five years. Of these options a total of 277,500 options vested immediately with the remainder vesting over an eighteen month period. The associated stock option expense of $131,158 (2010 - $138,047) was calculated using the fair value method using the Black-Scholes option pricing model and using the following assumptions:

December 15,
2010
Risk free interest rate	1.6%
Expected volatility	116%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	0%

During 2010, 134,625 agent’s options were exercised.

On January 10, 2011, the Company granted 300,000 stock options to an investor relations consultant of the Company in accordance with the Company’s stock option plan. The options are exercisable at a price of $0.35 for a period of five years. These options will vest over a twelve month period, beginning April 10, 2011. The associated stock option expense of $76,635 was calculated using the fair value method using the Black-Scholes option pricing model and using the following assumptions:

January 10, 2011
Risk free interest rate	2.24%
Expected volatility	115.74%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	1.59%

On January 27, 2011, the Company granted 464,735 stock options to two directors of the Company in accordance with the Company’s stock option plan. The options are exercisable at a price of $0.31 for a period of five years. Of these options a total of 116,183 vested immediately with the remainder vesting over an eighteen month period. The associated stock option expense of $98,310 was calculated using the fair value method using the Black-Scholes option pricing model and using the following assumptions:

January 27, 2011
Risk free interest rate	2.25%
Expected volatility	115.51%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	1.59%

c)	Escrowed shares

As required by Exchange Policy, all 1,510,300 of the Company’s seed capital shares are subject to a timed release escrow agreement dated April 24, 2008. This escrow agreement provides for the release of 10% of the escrowed shares on December 31, 2009 and 15% of the remaining escrowed shares every six months thereafter. As of December 31, 2011, 679,635 shares (December 31, 2010 – 906,180 shares, January 1, 2010 – 1,359,270 shares) remain in escrow.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

In addition, all of the common shares and convertible preferred shares issued pursuant to the Company’s qualifying transaction are subject to a TSX Venture Exchange Tier Two surplus escrow agreement allowing for the release of 5% of the shares on December 31, 2009, 5% on June 30, 2010, 10% on each of December 31, 2010 and June 30, 2011, 15% on each of December 31, 2011 and June 30, 2012, and 40% on December 31, 2012. If the Company subsequently meets the Tier 1 Minimum Listing Requirements of the TSX Venture Exchange, the release of these escrowed shares will be accelerated whereby such escrowed shares will be released from escrow as to 10% thereof effective as of December 31, 2009, 20% on June 30, 2010, 30% on December 31, 2010, and 40% on June 30, 2011. As of December 31, 2011, 20,382,955 common shares (December 31, 2010 – 29,118,507 common shares, January 1, 2010 – 29,118,507 common shares) and 14,617,045 convertible preferred shares (December 31, 2010 – 20,881,493 convertible preferred shares, January 1, 2010 – 20,881,493 preferred shares) remain in escrow.

d)	Warrants:

				Weighted
	Range of		Weighted	average
	exercise	Number	average life	exercise
	prices	outstanding	(years)	price
Warrants	$0.35 - $0.65	25,481,450	1.68	0.50
Broker Warrants	$0.30 - $0.45	4,913,378	1.66	0.35
Compensation Warrants	$0.35	55,910	1.92	0.35
		30,450,738	1.68	0.48

	December 31, 2011		December 31, 2010
				Weighted
	Number of	Weighted	Number of	Average
	warrants	Average Price	warrants	Price
Balance, beginning of year	17,552,540	$0.34	500,000	$0.30
Warrants (Note 8(a)(i))	-		14,210,450	$0.35
Broker warrants (Note 8(a)(i))	-		2,842,090	$0.30
Warrants (Note 8(a)(v))	12,822,500	$0.65	-
Broker warrants (Note 8(a)(v))	1,788,150	$0.45	-
Compensation warrants resulting from exercise of broker warrants (Note 8(a)(iv)(vi))	85,097	$0.35	-
Exercise of warrants (Note 8(a)(viii))	(1,551,500)	$0.30	-
Exercise of broker compensation warrants (Note 8(a)(iv)(vi))	(170,196)	$0.30	-
Exercise of compensation warrants (Note 8(a)(vi))	(29,187)	$0.35	-
Exercise of broker warrants (Note 8(a)(ix))	(46,666)	$0.30	-
Balance, end of year	30,450,738	$0.48	17,552,540	$0.34

10. Contributed Surplus

	December 31,	December 31,
	2011	2010
Balance, beginning of year	$2,339,072	$460,882
Share based compensation	410,912	1,010,783
Agent’s options exercise	(21,544)	-
Broker compensation warrant exercise	(33,510)	-
Option exercise	-	(20,105)
Fair value of warrants issuable pursuant to broker compensation warrants	464,896	637,512
Warrant expiration	-	250,000
Balance, end of year	$3,159,826	$2,339,072

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

11. Income Taxes

The income tax provision differs from income taxes, which would result from applying the expected tax rate to net loss before income taxes. The differences between the “expected” income tax expenses and the actual income tax provision are summarized as follows:

	December 31,	December 31,
	2011	2010
Loss before income taxes	$(8,282,146)	$(2,864,674)
Expected income tax recovery at 26.5% (2010 – 28.0%)	(2,194,769)	(793,709)
Non-deductible items and other	26,973	109,077
Share based compensation	95,415	253,987
Change in prior year estimates	(113,923)	(336,438)
Share issuance costs	(342,966)	(238,083)
Tax rate differences (mostly comprised of difference from
effective Argentina tax rate of 35% and effective United
States tax rate of 34%)	(469,068)	(123,084)
Change in deferred tax assets not recognized	2,996,353	1,655,816
Total income taxes (recovery)	$(1,985)	$527,566

The components of the deferred tax asset are as follows:

	December 31,	December 31,	January 1,
	2011	2010	2010
Canada
Share issuance costs	$504,698	$382,949	$232,156
Non-capital losses available for future periods	817,210	397,543	98,588
Deferred tax assets not recognized	(1,321,908)	(780,492)	(330,744)
Canada deferred tax asset	$-	$-	$-
Argentina
Property and equipment	$6,128,246	$4,267,635	$3,582,968
VAT receivable	507,448	391,140	391,979
Non-capital losses available for future periods	211,711	-	208,754
Contingency accrual	43,750	43,750	-
Deferred tax assets not recognized	(6,891,155)	(4,702,525)	(3,974,947)
Argentina deferred tax asset	$-	$-	$208,754
United States
Property and equipment	$9,752	$285	$-
Non-capital losses available for future periods	735,045	478,205	-
Deferred tax assets not recognized	(744,797)	(478,490)	-
United States deferred tax asset	$-	$-	$-
Total deferred tax asset	$-	$-	$208,754

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

As at December 31, 2011, the Corporation has, for tax purposes, non-capital losses available to carry forward to future years totaling $6,035,624 (2010 - $2,805,617).

The non-capital loss carry-forwards reflected above expire as follows:

Year of
Expiry	Canada	Argentina	United States	Total
2016	-	604,889	-	604,889
2028	76,253	-	-	76,253
2029	208,598	-	482,451	691,049
2030	1,134,946	-	924,035	2,058,981
2031	1,849,042	-	755,410	2,604,452
Total	$3,268,839	$604,889	$2,161,896	$6,035,624

12. Related Party Transactions

During the year ended December 31, 2011, the Company paid US$85,761 (2010 - US$87,116) to HuntMountain Resources Ltd. (“HuntMountain”), an entity controlled by the Company’s Executive Chairman, for the rental of office space.

During the year ended December 31, 2011, the Company incurred $146,546 (2010 – $139,769) in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2011 was $12,773 (December 31, 2010 - $11,785) owing to the President of CCSA for professional geological fees.

Included in prepaid expenses as at December 31, 2011, the Company had a receivable due from the President of CCSA for $3,100 (December 31, 2010 - $534) for cash advanced for field expenses.

During the year ended December 31, 2011, the Company incurred $27,502 (2010 – $31,276) in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the year ended December 31, 2011, the Company incurred $94,605 (2010 - $38,660) in professional fees expense relating to the accounting services of a director of CCSA. Included in accounts payable and accrued liabilities as at December 31, 2011, the Company had a payable owing to a director of CCSA for accounting services of $5,027 (December 31, 2010 – $4,467).

During the year ended December 31, 2011, the Company acquired office furniture and fixtures from HFP, LLC, an entity controlled by the Company’s chairman, for $Nil (2010 - $44,419).

During the year ended December 31, 2011, the Company acquired computer equipment from HuntMountain, CCSA’s former parent corporation, for US$36,477 (2010 - $Nil). The Company paid a deposit of $Nil (2010 -US$5,000) in relation to the purchase.

During the year ended December 31, 2011, the Company paid US$23,973 (2010 - US$21,453) to Huntwood Industries, an entity controlled by the Company’s Executive Chairman, for marketing design services, website development and website maintenance. As at December 31, 2011, US$18,915 (December 31, 2010 –US$21,453) is reflected in accounts payable and accrued liabilities.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

During the year ended December 31, 2011 the Company paid $Nil (2010 - US$10,000) to HuntMountain for reimbursement of travel expenses incurred by HuntMountain in conjunction with the Qualifying Transaction. This is recorded in travel expenses in the consolidated statement of loss.

In conjunction with the Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA’s former parent corporation, as a refundable deposit. The deposit was not applied to the consideration of the Qualifying Transaction and therefore is reflected in prepaid expenses and deposits on the Company’s consolidated statement of financial position at December 31, 2011 (January 1, 2010 and December 31, 2010 – $200,000). At the year ended December 31, 2011, the Company received notice from HuntMountain that they had identified invoices refundable to them as part of the Qualifying Transaction. Upon submittal to Hunt Mining, $43,000 of expenses were identified as refundable. The Company has credited the $43,000 against the $200,000 receivable leaving an outstanding balance owed by HuntMountain to Hunt Mining of $157,000. The Company has contacted HuntMountain’s management and has confirmed the balance will be collected by December 31, 2014. The Company is negotiating collection.

On March 3, 2010, Hunt Gold USA LLC, a wholly owned subsidiary of the Company, acquired US$700,000 of the US$803,000 outstanding loan payable from CCSA to HuntMountain for total consideration of US$679,000, a 3% discount to the outstanding amount payable.

On March 14, 2011, Hunt Gold USA LLC acquired the remaining amount of the loan owing from CCSA to HuntMountain. The outstanding principal amount of the loan was US$103,000 and the accrued interest relating to the loan was US$11,682. The total consideration paid to HuntMountain was 97% of the outstanding principal plus all accrued interest. The total consideration for this transaction was $111,592.

All related party transactions are related to the normal course of business and are recorded at the exchange amount which is the amount agreed to by the related parties.

Remuneration of directors and key management of the Company

The remuneration awarded to directors and to senior key management, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the Controller, is as follows:

	Year ended
	December 31,	December 31,
	2011	2010
Salaries and benefits	$444,717	$461,106
Consulting fees	331,351	178,430
Share based compensation	332,729	1,010,073
	$1,108,797	$1,649,609

13. Financial Instruments

The Company’s financial instruments consist of cash and equivalents, accounts receivable, performance bond, accounts payable and accrued liabilities, shareholder loan and interest payable on shareholder loan.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability (for example, interest rate and yield curves observable at commonly quoted intervals, forward pricing curves used to value currency and commodity contracts and volatility measurements used to value option contracts), or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and lowest priority to Level 3 inputs. Cash and equivalents and performance bond are measured and reported as Level 1.

Fair value

The fair value of financial instruments are summarized as follows:

	December 31, 2011		December 31, 2010		January 1, 2010
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Financial Assets
FVTPL
Cash and equivalents (Level 1)	$8,840,000	$8,840,000	$6,361,897	$6,361,897	$3,165,966	$3,165,966

Available for sale
Performance bond (Level 1)	227,596	227,596	257,208	257,208	209,303	209,303

Loans and receivables
Accounts receivable	64,364	64,364	53,943	53,943	11,648	11,648

Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities	516,696	516,696	318,679	318,679	1,444,729	1,444,729
Shareholder loan	-	-	103,021	103,021	842,668	842,668
Interest payable on shareholder loan	-	-	10,240	10,240	3,698	3,698
Due to related parties	-	-	-	-	612,850	612,850

Financial risk management

The Company’s financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest rate risk and price risk.

i.	Currency risk

The Company holds cash balances and incurs payables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at December 31, 2011, the following are denominated in US dollars:

Cash and equivalents	$17,294
Accounts payable and accrued liabilities	52,545

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

As at December 31, 2011, the following are denominated in Argentine Peso:

Cash and equivalents	$747,622
Performance bond	227,596
Accounts receivable	32,885
Accounts payable and accrued liabilities	351,645

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company’s results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

At December 31, 2011, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on income and other comprehensive income due to the translation of monetary financial instruments would be as follows:

Impact on net loss and
comprehensive loss
U.S. Dollar Exchange rate – 10% increase	$2,148
U.S. Dollar Exchange rate – 10% decrease	$(2,148)

At December 31, 2011, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on income and other comprehensive income due to the translation of monetary financial instruments would be as follows:

Impact on net loss and
comprehensive loss
Argentine Peso Exchange rate – 10% increase	$20,996
Argentine Peso Exchange rate – 10% decrease	$(20,996)

ii.	Credit risk

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company’s cash and equivalents are held through Canadian and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $396,733 at December 31, 2011 (December 31, 2010 - $2,084, January 1, 2010 - $14,008) are considered uninsured.

The Company maintains a cash balance in its bank account in Argentina. This balance is exposed to credit risk if the bank failed to meet its obligation to the Company. The Company controls for this risk by only keeping funds in Argentina sufficient to meet approximately two months of operating expenses.

There is minimal credit risk on accounts receivable as all amounts are considered collectible.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The Company pays a value added tax “VAT” to the Argentine government on all expenses in Argentina. This creates a VAT receivable on the Company’s books owed to it by the government of Argentina. The Company’s current receivable is $1,143,509 (December 31, 2010 - $622,761). The Company believes this to be a collectable amount and it is backed in the strength and laws of the Argentine government. If for some reason the government did not pay, changed the laws, or defaulted on the receivable the Company potentially could lose the full value of the receivable.

iii.	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure. All of the Company’s accounts payable and accrued liabilities are current and payable within one year.

iv.	Price risk

The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company. A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties. The Company is exposed to price risk with respect to commodity prices. There is minimal price risk at the present time as the Company is not yet in the production phase.

vi.	Interest rate risk

Interest rate risk is the impact that changes in interest rates could have on the Company’s earnings and liabilities. In the normal course of business, the Company is not exposed to interest rate fluctuations as there is no interest bearing debt as at December 31, 2011.

14. Segmented Information

All of the Company’s operations are in the mineral properties exploration industry with its principal business activity in the acquisition and exploration of mineral properties. The Company conducts its resource properties exploration activities primarily in Argentina. The location of the Company’s assets by geographic area as of December 31, 2011, December 31, 2010 and January 1, 2010 is as follows:

	December 31,	December 31,	January 1,
	2011	2010	2010
Canada	$8,254,187	$6,329,919	$3,256,093
Argentina	3,166,828	1,734,088	1,972,012
United States	73,773	74,873	-
	$11,494,788	$8,138,880	$5,228,105

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The location of the Company’s net loss by geographic area as of December 31, 2011 and December 31, 2010 is as follows:

	December 31,	December 31,
	2011	2010
Canada	$(1,666,119)	$(1,613,592)
Argentina	(5,783,635)	(802,871)
United States	(830,407)	(945,777)
	$(8,280,161)	$(3,362,240)

15.	Commitments and Contingencies

a)

On March 27, 2007, the Company signed a definitive lease purchase agreement with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina. The Company may earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five-year earn-in period. The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera SA	Exploration Expenditures Required	Ownership
First year - 2007	US$50,000	US$250,000	0%
Second year - 2008	US$30,000	US$250,000	0%
Third year -2009	US$50,000	-	51%
Fourth year - 2010	US$50,000	-	60%
Fifth year – 2011	US$50,000	-	100%

After the fifth year, the Company is obligated to pay FK Minera S.A. the greater of a 1% net smelter royalty (“NSR”) on commercial production or US$100,000 per year. The Company has the option to purchase the NSR for a lump-sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

As of December 31, 2011, the Company has made all required payments to F.K. Minera, however CCSA has not made sufficient exploration expenditures required by the Bajo Pobré contract. The parties to the contract have not finalized an amendment to the contract terms and therefore the Company’s ability to retain rights to explore the Bajo Pobré property is uncertain at this time.

b)

In March 2007, the Company was the successful bidder for the exploration and development rights to the La Josefina project from Fomicruz. On July 24, 2007, the Company entered into an agreement with Fomicruz pursuant to which the Company agreed to invest a minimum of US$6 million in exploration and development expenditures over a four year period, including US$1.5 million before July 2008. The agreement provides that, in the event that a positive feasibility study is completed on the La Josefina property, a joint venture company would be formed by the Company and Fomicruz. A revised schedule for exploration and development of the La Josefina project was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013. The Company would own 91% of the joint venture company and Fomicruz would own the remaining 9%. As of December 31, 2011, the Company has invested approximately US$10 million in the La Josefina property.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

c)

On June 30, 2010, a former director and accounting consultant (“the Consultant”) to the Company severed his business relationship with the Company. On August 5, 2010 the Consultant claimed that since 2006, he was actually an employee of, not a Consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company indicating that a representative from CCSA and the Company must appear before a mediator to address the Consultant’s claims. The certificates of notice stated the value of the Consultant’s claim against the Company at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed against the Company and its subsidiaries by the Consultant. The lawsuit claimed that the Consultant was an employee of the Company, not a consultant, since 2006. The total value of the claim was US$249,041, including wages, alleged bonus payments, interest and penalties. The consolidated financial statements include a contingent liability of $125,000 and a charge to operations for the year ended December 31, 2010 in the same amount. Management considers the lawsuit to be without merit and intends to defend the Company and its subsidiaries to the fullest extent possible.

d)

On October 31, 2011, CCSA signed an agreement with the owners of Piedra Labrada for the use and lease of facilities on the same premises as the Company’s La Josefina facilities. The term is for three years beginning November 1, 2011 and ending on October 31, 2014, including annual commitments of $60,000.

16. Capital Disclosure

Capital management is the key to achieving the Company’s growth plans, the maintenance of a strong capital base to ensure financial flexibility, and providing returns to shareholders. The Company’s capital is comprised of shareholders’ equity and shareholder loan, as follows:

Management of capital risk

	December 31,	December 31,	January 1,
	2011	2010	2010
Shareholders' equity	$10,628,859	$7,505,089	$2,196,241
Shareholder loan	-	103,021	842,668
	$10,628,859	$7,608,110	$3,038,909

The Company does not have covenants associated with the Company’s long-term liabilities. The Company regularly reviews its on-going capital requirements to fund capital expenditures and service upcoming obligations.

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of its mineral properties and to maintain a flexible capital structure which optimizes the costs of capital at an acceptable risk.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or acquire or dispose of assets. In order to maximize ongoing development efforts, the Company does not pay out dividends. The Company’s investment policy is to invest its cash in highly liquid short-term interest-bearing investments.

The Company is not subject to externally imposed capital requirements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

17. Subsequent Events

On March 5, 2012, the Company appointed Mr. Matt Fowler as Chief Financial Officer effective March 1, 2012. Ms. Vicki Streng resigned her position as Interim CFO and resumed her position as Controller.

On March 5, 2012, the Company granted 1,250,000 stock options at an exercise price of $0.30 per share to certain directors, officers, employees and consultants.

18. Transition to IFRS

The Company adopted IFRS effective January 1, 2010 (“the transition date”) and has prepared its opening statement of financial position in accordance with International Financial Reporting Standards.

The date of the first annual financial statements in compliance with IFRS will be for the year ending December 31, 2011.

IFRS 1 ‘First-time adoption of International Financial Reporting Standards’ (“IFRS 1”), which governs the first time adoption of IFRS requires that the same policies are applied for all periods presented and that these policies are based on IFRS effective at the end of the first IFRS reporting year, December 31, 2011. The Company therefore prepared its opening statement of financial position by applying existing IFRS at December 31, 2011.

The IFRS accounting policies as presented in Note 4 have been applied in preparing the consolidated financial statements for the year ended December 31, 2011, the comparative year and the opening statement of financial position at the date of transition.

(a) Elected exemptions from full retrospective application

IFRS 1 requires accounting policies to be applied retrospectively to determine the opening statement of financial position at the Company’s transition date of January 1, 2010, and allows certain exemptions on the transition to IFRS. The optional exemptions applied are as follows:

(i) Business combinations

Under IFRS 1, the Company can elect to not restate in accordance with IFRS 3 Business Combinations, all business combinations that occurred prior to the transition date or to only restate all business combinations that occurred after a designated date prior to the transition date. The Company has applied this exemption to all business combinations that occurred prior to January 1, 2010.

(ii) Share-based payment transactions

IFRS 1 encourages, but does not require a first time adopter to apply IFRS 2 Share-based Payment (“IFRS 2”) to equity instruments that were granted on or before November 7, 2002, or were granted after November 7, 2002, but vested before the Company’s IFRS transition date. Accordingly, an entity may elect not to retrospectively apply IFRS 2 to these equity instruments.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The Company has elected this exemption and as a result, has applied IFRS 2 retrospectively only for share-based payments that were granted after November 7, 2002, and had not vested at the date of transition.

(iii) Cumulative translation differences

IFRS 1 allows cumulative translation differences for all foreign operations to be reset to zero at the date of transition to IFRS, with future gains or losses on subsequent disposal of any foreign operations to exclude translation differences arising prior to the date of transition to IFRS. The Company has elected this exemption and accordingly, has reset all cumulative translation differences to zero on transition to IFRS.

(iv) Borrowing costs

IFRS 1 permits an entity to apply the transitional provisions of IAS 23 - Borrowing Costs as an alternative to full retrospective application. Under these provisions, the Company may elect to only apply IAS 23 to qualifying assets for which the commencement date for capitalization is on or after the date of transition (or an elected earlier date).

The Company has elected to apply this exemption from its transition date of January 1, 2010, and as a result, will apply IAS 23 from this date onwards for projects with a commencement date of January 1, 2010 or later.

(b) Mandatory exceptions to retrospective application

IFRS 1 outlines specific guidelines that a first-time adopter must adhere to under certain circumstances. The Company has applied the following guidelines to its opening consolidated statement of financial position dated January 1, 2010:

(i) Estimates

Hindsight was not used to create or revise estimates and accordingly, the estimates previously made by the Company under Canadian GAAP are consistent with their application under IFRS.

(c) Reconciliations from Canadian generally accepted accounting principles (“GAAP”) to IFRS

The Company’s transition from Canadian GAAP to IFRS has resulted in a number of adjustments to its consolidated statement of financial position, consolidated statement of loss, consolidated statement of comprehensive loss and consolidated statement of cash flows for the year ended December 31, 2010 and to the consolidated statement of financial position for January 1, 2010. Further details of the adjustments are provided in the following reconciliations and the notes that accompany the reconciliations. The adoption of IFRS has not changed the Company’s actual cash flows.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The January 1, 2010 Canadian (CGAAP) consolidated statement of financial position has been reconciled to IFRS as follows:

	CGAAP			IFRS
	December 31,		Effect of IFRS	January 1,
	2009		Transition	2010

CURRENT ASSETS:
Cash and equivalents	$3,165,966		$-	$3,165,966
Accounts receivable	11,648		-	11,648
Prepaid expenses and deposits	200,000		-	200,000
Deferred income tax	208,754		-	208,754
Total Current Assets	3,586,368		-	3,586,368

PROPERTY AND EQUIPMENT:	854,966	(a)	(150,212)	704,754

OTHER ASSETS:
Performance bond	209,303		-	209,303
V.A. Tax, net of discount	513,636		-	513,636
Minimal presumed income tax receivable	214,044		-	214,044
Total Other Assets:	936,983		-	936,983

TOTAL ASSETS:	$5,378,317		$(150,212)	$5,228,105

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,444,729		$-	$1,444,729
Taxes payable	127,919		-	127,919
Shareholder loan	842,668		-	842,668
Interest payable on shareholder loan	3,698		-	3,698
Due to related parties	612,850		-	612,850

TOTAL LIABILITIES:	$3,031,864		$-	$3,031,864

SHAREHOLDERS' EQUITY
Preferred shares	177,417		-	177,417
Share capital	13,989,654		-	13,989,654
Contributed surplus	453,832	(b)	7,050	460,882
Warrants	250,000		-	250,000
Deficit	(12,640,589)	(a)(c)	(34,073)	(12,681,712)
		(b)	(7,050)
Accumulated other comprehensive income	116,139	(c)	(116,139)	-
Total Shareholders' Equity:	$2,346,453		$(150,212)	$2,196,241

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,378,317		$(150,212)	$5,228,105

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The Canadian GAAP consolidated statement of financial position at December 31, 2010 has been reconciled to IFRS as follows:

	CGAAP			IFRS
	December 31,		Effect of IFRS	December 31,
	2010		Transition	2010

CURRENT ASSETS:
Cash and equivalents	$6,361,897		$-	$6,361,897
Accounts receivable	53,943		-	53,943
Prepaid expenses and deposits	211,071		-	211,071
Total Current Assets	6,626,911		-	6,626,911

PROPERTY AND EQUIPMENT:	784,805	(a)	(152,805)	632,000

OTHER ASSETS:
Performance bond	257,208		-	257,208
V.A. Tax, net of discount	622,761		-	622,761
Total Other Assets:	879,969		-	879,969

TOTAL ASSETS:	$8,291,685		$(152,805)	$8,138,880

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$318,679		$-	$318,679
Taxes payable	76,851		-	76,851
Shareholder loan	103,021		-	103,021
Interest payable on shareholder loan	10,240		-	10,240
Total Current Assets	$508,791		$-	$508,791

LONG-TERM LIABILITIES:
Other long-term liabilities	125,000		-	125,000

TOTAL LIABILITIES:	$633,791		$-	$633,791

SHAREHOLDERS' EQUITY
Preferred shares	177,417		-	177,417
Share capital	18,250,138		-	18,250,138
Contributed surplus	2,139,557	(b)	199,515	2,339,072
Warrants	2,838,467		-	2,838,467
Deficit	(15,810,364)	(a)(c)	(34,073)	(16,043,952)
		(b)	(199,515)
Accumulated other comprehensive income	62,679	(a)(c)	(118,732)	(56,053)
Total Shareholders' Equity:	$7,657,894		$(152,805)	$7,505,089

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$8,291,685		$(152,805)	$8,138,880

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The Canadian GAAP consolidated statement of loss for the year ended December 31, 2010 has been reconciled to IFRS as follows:

	CGAAP		Effect of	IFRS
	December 31,		IFRS	December 31,
	2010		Transition	2010

INCOME:

Interest income:	$21,269		$-	$21,269

OPERATING EXPENSES:
Professional fees	954,580		-	954,580
Exploration expenses	395,011		-	395,011
Travel expenses	256,664		-	256,664
Administrative and office expenses	656,272		-	656,272
Payroll expenses	945,383		-	945,383
Stock based compensation	818,318	(b)	192,465	1,010,783
Interest expense and banking charges	66,327		-	66,327
Depreciation	113,497		-	113,497

Total operating expenses	4,206,052		192,465	4,398,517

Other income/(expense):
Debt forgiveness gain	1,637,578		-	1,637,578
Gain on debt discount	21,870		-	21,870
Miscellaneous income	24,632		-	24,632
Taxes	(5,500)		-	(5,500)
Bank fees	(2,362)		-	(2,362)
VAT discount and accretion	2,397		-	2,397
Loss on foreign exchange	(11,041)		-	(11,041)
Contingent liability accrual	(125,000)		-	(125,000)

Total other income:	1,542,574		-	1,542,574

LOSS - before income tax	(2,642,209)		(192,465)	(2,834,674)

Income tax expense	(527,566)		-	(527,566)

NET LOSS FOR THE PERIOD	(3,169,775)		(192,465)	(3,362,240)

Weighted average shares issued and outstanding	47,172,054		47,172,054	47,172,054

NET LOSS PER SHARE - BASIC AND DILUTED	($0.07)		($0.00)	($0.07)

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

The Canadian GAAP consolidated statement of cash flows for the year ended December 31, 2010 has been reconciled to IFRS as follows:

	CGAAP		Effect of	IFRS
	December 31,		IFRS	December 31,
	2010		Transition	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,169,775)		$(192,465)	$(3,362,240)
Items not affecting cash
Debt forgiveness gain	(1,637,578)		-	(1,637,578)
Future income taxes	208,754		-	208,754
Contingent liability	125,000		-	125,000
Depreciation	113,497		-	113,497
Unrealized foreign exchange gain/loss	(101,366)		-	(101,366)
Minimal presumed income tax receivable	214,044		-	214,044
V.A. tax	(109,125)		-	(109,125)
Share based compensation	818,318	(b)	192,465	1,010,783
				-
Net change in non-cash working capital	(199,214)		-	(199,214)
Net cash used in operating activities	(3,737,445)		-	(3,737,445)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(43,335)		-	(43,335)
Net cash (used in) provided by investing activities	(43,335)		-	(43,335)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of share capital, net of share issue costs	7,716,358		-	7,716,358
Proceeds from (repayments to) shareholder loan	(739,647)		-	(739,647)
Net cash provided by financing activities	6,976,711		-	6,976,711

NET INCREASE IN CASH AND CASH EQUIVALENTS	$3,195,931		$-	$3,195,931

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	3,165,966			3,165,966

CASH AND EQUIVALENTS, END OF PERIOD	$6,361,897		$-	$6,361,897

Cash and cash equivalents consist of:
Cash	896,897			896,897
Cash equivalents	5,465,000			5,465,000
	6,361,897		-	6,361,897

SUPPLEMENTAL CASH FLOW INFORMATION

Taxes paid	5,500			5,500

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Years ended December 31, 2011 and 2010

Notes to IFRS reconciliations presented above:

(a) Foreign currency translation

IFRS does not have the concept of group functional currency and requires a separate functional currency assessment for each entity within the consolidated group. The Company’s subsidiaries have adopted the United States Dollar as its functional currency. Financial statements are translated to their Canadian dollar equivalents using the current rate method. Under this method, the statements of loss and cash flows for each year have been translated using the average exchange rates prevailing during each year. All assets and liabilities have been translated using the exchange rate prevailing at the statement of financial position date. Translation adjustments are recorded as income or losses in other comprehensive income or loss. Transaction gains and losses resulting from fluctuations in currency exchange rates on transactions denominated in currencies other than the United States dollar are recognized as incurred in the accompanying consolidated statements of loss.

Under IFRS, the Company consolidates assets and liabilities for each consolidated statement of financial position presented at the closing rate at the date of the statement of financial position. Under Canadian GAAP the Company translated property and equipment at the historical rate on the date of transaction.

The results of the differences between IFRS and Canadian GAAP are reflected in the statements above.

(b) Share-based payments

Under Canadian GAAP, the Company recognized each share-based payment award as a single pool with a fair value based on the specified vesting period for the overall arrangement. Under IFRS, the fair value of each tranche of a share-based payment award is considered a separate grant based on the vesting period with the fair value of each tranche determined separately and recognized as compensation expense over the term of its respective vesting period. In addition, IFRS requires that forfeitures be estimated in advance, whereas a policy choice existed under Canadian GAAP.

The results of the differences between IFRS and Canadian GAAP are reflected in the statements above.

(c) Cumulative translation differences

IFRS 1 allows cumulative translation differences for all foreign operations to be reset to zero at the date of transition to IFRS, with future gains or losses on subsequent disposal of any foreign operations to exclude translation differences arising prior to the date of transition to IFRS. The Company has elected this exemption and accordingly, has reset all cumulative translation differences to zero on transition to IFRS.

The results of the differences between IFRS and Canadian GAAP are reflected in the statements above.

Unaudited Condensed Interim Consolidated Financial Statements
(Expressed in Canadian Dollars)
For the three month periods ended September 30, 2012 and 2011

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars
Condensed Interim Consolidated Statements of Financial Position (unaudited)

		September 30,	December 31,
	NOTE	2012	2011
			(Audited)
CURRENT ASSETS:
Cash and equivalents	6	$4,971,575	$8,840,000
Accounts receivable		734,254	64,364
Prepaid expenses		71,186	46,020
Deposits receivable	10	52,177	52,177
Total Current Assets		5,829,192	9,002,561

NON-CURRENT ASSETS:
Property and equipment	7	992,609	824,289
Performance bond		260,258	227,596
VAT receivable, net of discount	11 (ii)	1,291,292	1,143,509
Deposits receivable	10	104,354	104,354
Minimal presumed income tax receivable		310,054	192,479
Total Non-Current Assets:		2,958,567	2,492,227

TOTAL ASSETS:		$8,787,759	$11,494,788

CURRENT LIABILITIES:
Accounts payable and accrued liabilities		$360,415	$516,696
Taxes payable		157,859	224,233
Total Current Liabilities:		518,274	740,929

NON-CURRENT LIABILITIES:
Provision	13 (c)	125,000	125,000
Total Non-Current Liabilities:		125,000	125,000

TOTAL LIABILITIES:		$643,274	$865,929

SHAREHOLDERS' EQUITY:
Preferred shares	8	$177,417	$177,417
Share capital	8	25,885,064	25,885,064
Contributed surplus	9	3,491,659	3,159,826
Warrants	8	5,860,183	5,860,183
Deficit		(27,025,994)	(24,324,113)
Accumulated other comprehensive loss		(243,844)	(129,518)
Total Shareholders' Equity:		$8,144,485	$10,628,859
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY:		$8,787,759	$11,494,788

Going Concern (Note 3)
Subsequent Event (Note 14)
Commitments and Provision (Note 13)

Approved on behalf of the Board of Directors

Signed "Tim Hunt"

Signed "Matt Hughes"

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statements of Loss and Comprehensive Loss (unaudited)

		Three months ended September 30,		Nine months ended September 30,
	NOTE	2012	2011	2012	2011

REVENUE:
Operator's Fee	4	$41,613	$-	$85,148	$-

OPERATING EXPENSES:
Professional fees		137,862	279,922	506,102	1,042,253
Directors fees		28,558	23,934	92,323	68,003
Exploration expenses		106,575	855,784	443,007	2,431,220
Travel expenses		95,506	73,350	258,423	217,415
Administrative and office expenses		227,291	235,553	740,564	706,963
Payroll expenses		433,460	288,880	1,541,051	784,542
Share based compensation	9	1,284	16,282	331,833	400,902
Interest expense and banking charges		12,900	15,381	38,689	44,381
Depreciation	7	65,411	27,543	153,515	82,907
Exploration cost recovery	4	(488,327)	-	(1,216,402)	-

Total operating expenses:		620,520	1,816,629	2,889,105	5,778,586

OTHER INCOME/(EXPENSE):
Interest income		14,828	33,024	53,620	60,937
Gain on debt discount		-	-	-	3,085
Miscellaneous income	4	-	-	200,000	420
Taxes		(8,677)	(3,585)	(28,059)	(46,881)
Bank fees		-	-	-	(3,388)
VAT discount and accretion		8,855	(67,687)	40,127	(234,788)
Gain (loss) on foreign exchange		(32,989)	11,134	(144,717)	32,479
Loss on disposal of property and equipment		(23,224)	-	(23,224)	-

Total other expenses:		(41,207)	(27,114)	97,747	(188,136)

LOSS - before income tax		(620,114)	(1,843,743)	(2,706,210)	(5,966,722)

Income tax recovery (expense)		3,269	(5,132)	4,329	(1,598)

NET LOSS FOR THE PERIOD to equity owners		$(616,845)	$(1,848,875)	$(2,701,881)	$(5,968,320)

Other comprehensive loss:
Change in value of performance bond		1,648	(1,866)	32,662	(30,597)
Translation of foreign operations into Canadian dollar presentation		(150,788)	32,700	(146,988)	(101,098)

TOTAL NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD:		$(765,985)	$(1,818,041)	$(2,816,207)	$(6,100,015)

Weighted average shares outstanding - basic and diluted		100,613,330	100,407,287	100,613,330	83,990,636

NET LOSS PER SHARE - BASIC AND DILUTED:		$(0.01)	$(0.02)	$(0.03)	$(0.07)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statements of Loss and Comprehensive Loss (unaudited)

		Three months ended September 30,		Nine months ended September 30,
	NOTE	2012	2011	2012	2011

REVENUE:
Operator's Fee	4	$41,613	$-	$85,148	$-

OPERATING EXPENSES:
Professional fees		137,862	279,922	506,102	1,042,253
Directors fees		28,558	23,934	92,323	68,003
Exploration expenses		106,575	855,784	443,007	2,431,220
Travel expenses		95,506	73,350	258,423	217,415
Administrative and office expenses		227,291	235,553	740,564	706,963
Payroll expenses		433,460	288,880	1,541,051	784,542
Share based compensation	9	1,284	16,282	331,833	400,902
Interest expense and banking charges		12,900	15,381	38,689	44,381
Depreciation	7	65,411	27,543	153,515	82,907
Exploration cost recovery	4	(488,327)	-	(1,216,402)	-

Total operating expenses:		620,520	1,816,629	2,889,105	5,778,586

OTHER INCOME/(EXPENSE):
Interest income		14,828	33,024	53,620	60,937
Gain on debt discount		-	-	-	3,085
Miscellaneous income	4	-	-	200,000	420
Taxes		(8,677)	(3,585)	(28,059)	(46,881)
Bank fees		-	-	-	(3,388)
VAT discount and accretion		8,855	(67,687)	40,127	(234,788)
Gain (loss) on foreign exchange		(32,989)	11,134	(144,717)	32,479
Loss on disposal of property and equipment		(23,224)	-	(23,224)	-

Total other expenses:		(41,207)	(27,114)	97,747	(188,136)

LOSS - before income tax		(620,114)	(1,843,743)	(2,706,210)	(5,966,722)

Income tax recovery (expense)		3,269	(5,132)	4,329	(1,598)

NET LOSS FOR THE PERIOD to equity owners		$(616,845)	$(1,848,875)	$(2,701,881)	$(5,968,320)

Other comprehensive loss:
Change in value of performance bond		1,648	(1,866)	32,662	(30,597)
Translation of foreign operations into Canadian dollar presentation		(150,788)	32,700	(146,988)	(101,098)

TOTAL NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD:		$(765,985)	$(1,818,041)	$(2,816,207)	$(6,100,015)

Weighted average shares outstanding - basic and diluted		100,613,330	100,407,287	100,613,330	83,990,636

NET LOSS PER SHARE - BASIC AND DILUTED:		$(0.01)	$(0.02)	$(0.03)	$(0.07)

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statement of Changes in Shareholders' Equity (unaudited)

			Accumulated
			Other
			Comprehensive	Contributed
	Share Capital	Deficit	Loss	Surplus	Warrants	Preferred Shares	Total

Balance - January 1, 2011	$18,250,138	$(16,043,952)	$(56,053)	$2,339,072	$2,838,467	$177,417	$7,505,089

Net Loss	-	(5,968,320)	-	-	-	-	(5,968,320)
							-
Fair value of warrants issuable pursuant to broker compensation units	-	-	-	807,818	-	-	807,818
Other comprehensive income/(loss)	-	-	(131,695)	-	-	-	(131,695)
Share Capital Issued	11,540,250	-	-	-	-	-	11,540,250
Share issue costs and filing statement fees	(1,714,786)	-	-	-	-	-	(1,714,786)
Portion of units attributable to warrants issued	(3,331,620)	-	-	-	3,331,620	-	-
Share based compensation	-	-	-	400,902	-	-	400,902
Exercise of warrants	852,929	-	-		(309,904)	-	543,025
Exercise of agent's options	49,644	-	-	(10,044)	-	-	39,600
Exercise of broker compensation warrants	71,226	-	-	(45,009)	-	-	26,217
Balance - September 30, 2011	$25,717,781	$(22,012,272)	$(187,748)	$3,492,739	$5,860,183	$177,417	$13,048,100

Balance - January 1, 2012	$25,885,064	$(24,324,113)	$(129,518)	$3,159,826	$5,860,183	$177,417	$10,628,859

Net Loss	-	(2,701,881)	-	-	-	-	(2,701,881)

Other comprehensive loss	-	-	(114,326)	-	-	-	(114,326)
Share based compensation	-	-	-	331,833	-	-	331,833
Balance - September 30, 2012	$25,885,064	$(27,025,994)	$(243,844)	$3,491,659	$5,860,183	$177,417	$8,144,485

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Expressed in Canadian Dollars

Condensed Interim Consolidated Statements of Cash Flows (unaudited)

		Nine months ended September 30,
	NOTE	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(2,701,881)	$(5,968,320)
Items not affecting cash
Depreciation	7	153,515	82,907
Unrealized foreign exchange loss		(146,988)	(101,098)
Minimal presumed income tax receivable		(117,575)	(118,093)
VAT receivable		(147,783)	(371,024)
Share based compensation	9	331,833	400,902
Loss on disposal of property and equipment		(23,224)	-

Net change in non-cash working capital items
Increase in accounts receivable		(669,890)	(734)
Increase in prepaid expenses		(25,166)	(63,954)
Increase (decrease) in accounts payable and accrued liabilities		(156,281)	264,944
Increase (decrease) in taxes payable		(66,374)	34,091
Decrease in accrued interest on shareholder loan		-	(10,240)
Net cash used in operating activities		(3,569,814)	(5,850,619)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	7	(298,611)	(308,715)
Net cash used in investing activities		(298,611)	(308,715)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of share capital, net of share issue costs		-	11,242,124
Repayments of shareholder loan		-	(103,021)
Net cash used in financing activities		-	11,139,103

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS:		$(3,868,425)	$4,979,769

CASH AND EQUIVALENTS, BEGINNING OF PERIOD:		8,840,000	6,361,897

CASH AND EQUIVALENTS, END OF PERIOD:		$4,971,575	$11,341,666

Cash and cash equivalents consist of:
Cash		971,575	10,341,666
Term deposits (less than 90 days)		4,000,000	1,000,000
		4,971,575	11,341,666

SUPPLEMENTAL CASH FLOW INFORMATION

Taxes paid		(28,059)	(46,881)
Interest received		38,253	9,470

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

1. Nature of Business

Hunt Mining Corp. (the “Company”), is a mineral exploration company incorporated on January 10, 2006 under the laws of Alberta, Canada and, together with its subsidiaries, is engaged in the exploration of mineral properties in Santa Cruz Province, Argentina.

The Company’s registered office is located at 1900, 736 – 6th Avenue SW, Calgary, Alberta T2P 3T7.

The condensed interim consolidated financial statements include the accounts of the following subsidiaries after elimination of intercompany transactions and balances:

Corporation	Incorporation	Percentage ownership	Business Purpose

Cerro Cazador S.A.	Argentina	100%	Holder of Assets and Exploration Company

Hunt Gold USA LLC	Washington, USA	100%	Management Company

1494716 Alberta Ltd.	Alberta	100%	Nominee Shareholder

As of September 30, 2012, the Company is in the process of exploring mineral properties in Argentina. On the basis of information to date, it has not yet determined whether these properties contain economically recoverable ore reserves. The underlying value of the mineral properties is entirely dependent upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or a sale of these properties.

2. Basis of presentation

These condensed interim consolidated financial statements, including comparatives, have been prepared in accordance with International Accounting Standards (“IAS”) 34, Interim Financial Reporting (“IAS 34”) using accounting policies consistent with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the IFRS Interpretations Committee (“IFRIC”).

These condensed interim consolidated financial statements have been prepared on a historical cost basis except for certain financial instruments measured at fair value. In addition, these condensed interim consolidated financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The Company's functional and presentation currency is the Canadian Dollar.

The preparation of financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

Judgments made by management in the application of IFRS that have a significant effect on the financial statements and estimates with significant risk of material adjustment in the current and following years are discussed in Note 6 of the Company's audited consolidated financial statements for the year ended December 31, 2011.

These condensed interim consolidated financial statements were authorized for issue on November 26, 2012 by the Board of Directors of the Company.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

3. Going Concern

These condensed interim consolidated financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company is an exploration stage company and has incurred losses since its inception. As shown in these condensed interim consolidated financial statements, the Company has had minimal revenues and has incurred an accumulated loss of $27,025,994 through September 30, 2012. However, the Company believes it has sufficient cash at September 30, 2012 to fund normal operations for the next 12 months.

The Company’s ability to continue as a going concern is dependent upon the discovery of economically recoverable mineral reserves, the ability to obtain necessary financing to complete development and fund operations and future production or proceeds from their disposition. Additionally, the current capital markets and general economic conditions in the United States and Canada provide no assurance that the Company’s funding initiatives will continue to be successful. These factors raise significant doubt about the Company’s ability to continue as a going concern.

The condensed interim consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If the going concern basis was not appropriate for these condensed interim consolidated financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the statement of financial position classifications used.

4. Significant Accounting Policies

These condensed interim consolidated financial statements have been prepared on the basis of accounting policies and methods of computation consistent with those applied in the Company's December 31, 2011 consolidated annual financial statements. These condensed interim consolidated financial statements do not include all the information required for full set of annual financial statements and should be read in conjunction with the Company's audited consolidated financial statements for the year end December 31, 2011.

Revenue Recognition

Revenue for the Company is derived from operator’s fees and the advancement of projects from Stage I to Stage II and Stage II to Stage III, as well as ongoing lease payments once projects have advanced to Stage II or Stage III status. Operator’s fees are recognized when the services are provided, when persuasive evidence of an arrangement exists, the fee is determinable, and there is reasonable assurance of collection. Operator’s fees are generated when the Company operates an exploration program under a budget approved by the project partner. The Company charges the project partner a pre-determined fee based on a percentage of the total exploration expenditures incurred. As operator, the Company may recover certain direct and indirect costs, and overhead which are recognized as a cost recovery, through the consolidated statements of loss and comprehensive loss.

5. Accounting standards issued but not yet applied

Unless otherwise noted, the revised standards and amendments as disclosed in Note 5 of the 2011 annual consolidated financial statements are effective for annual periods beginning on or after January 1, 2013 with earlier adoption permitted. The Company has not yet assessed the impact of these standards and amendments or determined whether it will adopt them early.

6. Cash and Equivalents

Cash and equivalents are comprised of the following:

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

	September 30, 2012	December 31, 2011
Cash	$769,934	$7,489,111
Cash on deposit	201,641	350,889
Short-term investments	4,000,000	1,000,000
	$4,971,575	$8,840,000

Short-term investments consist of a $4,000,000 term deposit with an annual interest rate of 1.10% issued on September 5, 2012 and a maturity date of December 4, 2012.

7. Property and Equipment

		Vehicles and
	Land	equipment	Total
Cost
Balance at December 31, 2011	$530,227	$613,806	$1,144,033
Additions	-	298,611	298,611
Disposals	-	(67,685)	(67,685)
Foreign exchange movement	(59,297)	61,617	2,320
Balance at September 30, 2012	$470,930	$906,349	$1,377,279

Accumulated amortization
Balance at December 31, 2011	$-	$319,744	$319,744
Depreciation for the period	-	153,515	153,515
Disposals	-	(44,461)	(44,461)
Foreign exchange movement	-	(44,128)	(44,128)
Balance at September 30, 2012	$-	$384,670	$384,670

Net book value
At December 31, 2011	$530,227	$294,062	$824,289
At September 30, 2012	$470,930	$521,679	$992,609

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

8. Share Capital

b)	Authorized:

Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

Issued:

There were no changes during the periods presented.

c)	Stock options:

 Under the Company’s share option plan, and in accordance with TSX Venture Exchange requirements, the number of common shares reserved for issuance under the option plan shall not exceed 10% of the issued and outstanding common shares of the Company. In connection with the foregoing, the number of common shares reserved for issuance to: (a) any individual director or officer will not exceed 5% of the issued and outstanding common shares; and (b) all consultants will not exceed 2% of the issued and outstanding common shares.

			Weighted	Weighted	Number exercisable
	Range of	Number	average life	average	on September 30,
	exercise prices	outstanding	(years)	exercise price	2012
Stock options	$0.30 - $0.65	7,247,470	2.83	$0.33	7,247,470
Agent's options	$0.30	572,996	0.23	$0.30	572,996
		7,820,466	2.31	$0.32	7,820,466

	Nine months ended
	September 30, 2012
	Number of	Weighted
	options	Average Price
Balance, beginning of period	6,570,466	$0.32
Granted to officers and directors	1,250,000	$0.30
Balance, end of period	7,820,466	$0.32

On February 27, 2012, the Company granted 1,250,000 stock options to certain directors, officers, employees and consultants of the Company in accordance with the Company’s stock option plan. The options are exercisable at a price of $0.30 for a period of five years. All options vested immediately. The associated stock option expense of $313,966 was calculated using the fair value method using the Black-Scholes option pricing model and using the following assumptions:

February 27, 2012
Risk free interest rate	1.28%
Expected volatility	127.40%
Expected life (years)	5
Expected dividend yield	0%
Forfeiture rate	1.59%

d)	Escrowed shares

As required by Exchange Policy, all 1,510,300 of the Company’s seed capital shares are subject to a timed release escrow agreement dated April 24, 2008. This escrow agreement provides for the release of 10% of the escrowed shares on December 31, 2009 and 15% of the remaining escrowed shares every six months thereafter. As of September 30, 2012, 226,547 seed capital shares (December 31, 2011 – 679,635 shares) remain in escrow.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

In addition, all of the common shares and convertible preferred shares issued pursuant to the Company’s qualifying transaction are subject to a TSX Venture Exchange Tier Two surplus escrow agreement allowing for the release of 5% of the shares on December 31, 2009, 5% on June 30, 2010, 10% on each of December 31, 2010 and June 30, 2011, 15% on each of December 31, 2011 and June 30, 2012, and 40% on December 31, 2012. If the Company subsequently meets the Tier 1 Minimum Listing Requirements of the TSX Venture Exchange, the release of these escrowed shares will be accelerated whereby such escrowed shares will be released from escrow as to 10% thereof effective as of December 31, 2009, 20% on June 30, 2010, 30% on December 31, 2010, and 40% on June 30, 2011. As of September 30, 2012, 11,647,403 common shares (December 31, 2011 – 20,382,955 common shares) and 8,352,597 convertible preferred shares (December 31, 2011 – 14,617,045 convertible preferred shares) from the qualifying transaction remain in escrow.

e)	Warrants:

				Weighted
	Range of		Weighted	average
	exercise	Number	average life	exercise
	prices	outstanding	(years)	price
Warrants	$0.35 - $0.65	25,481,450	0.93	$0.50
Broker Warrants	$0.30 - $0.45	4,913,378	0.91	$0.35
Compensation Warrants	$0.35	55,910	1.17	$0.35
		30,450,738	0.93	$0.48

	Number of	Weighted
	warrants	Average Price
Balance, beginning and end of period	30,450,738	$0.48

9. Contributed Surplus

Balance, December 31, 2011	$3,159,826
Share based compensation	331,833
Balance, September 30, 2012	$3,491,659

10. Related Party Transactions

During the three and nine months ended September 30, 2012, the Company paid US$44,490 and US$94,799 (September 30, 2011 - US$21,510 and US$64,347) respectively to HuntMountain Resources Ltd. (“HuntMountain”), an entity controlled by the Company’s Executive Chairman, for the rental of office space. In prepaid expenses as at September 30, 2012, the Company had prepaid rent of US$21,227 (December 31, 2011 – US$Nil).

During the three and nine months ended September 30, 2012, the Company incurred $44,061 and $147,095 (September 30, 2011 – $37,525 and $106,363) respectively in professional fees expense relating to the services of the President of CCSA. Included in accounts payable and accrued liabilities as at September 30, 2012 was $14,876 (December 31, 2011 - $12,773) owing to the President of CCSA for professional geological fees. Included in prepaid expenses as at September 30, 2012, the Company had a receivable due from the President of CCSA for $2,051 (December 31, 2011 - $3,100) for cash advanced for field expenses.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

During the three and nine months ended September 30, 2012, the Company incurred $6,678 and $22,800 (September 30, 2011 – $4,670 and $17,965) respectively in general and administrative expenses relating to rent paid for office space to the President of CCSA.

During the three and nine months ended September 30, 2012, the Company incurred $14,933 and $43,506 (September 30, 2011 - $24,330 and $80,892) respectively in professional fees expense relating to the accounting services of a director of CCSA. Included in accounts payable and accrued liabilities as at September 30, 2012, the Company had a payable owing to the director of CCSA of $5,760 (December 31, 2011 – $5,193). Included in prepaid expenses as at September 30, 2012, the Company had a receivable due from the director of CCSA of $1,042 (December 31, 2011 - $166) for cash advanced for miscellaneous expenses.

In conjunction with the Company’s Qualifying Transaction, on December 23, 2009, the Company advanced $200,000 to HuntMountain, CCSA’s former parent corporation, as a refundable deposit. As at the year ended December 31, 2011, the balance owed by HuntMountain to Hunt Mining was $157,000. The Company has contacted HuntMountain’s management and has confirmed that approximately $40,000 will be received by December 31, 2012, with the balance collected by December 31, 2014.

All related party transactions are in the normal course of business and are recorded at the exchange amount which is the amount agreed to by the related parties.

Remuneration of directors and key management of the Company

The remuneration awarded to directors and to senior key management, including the Executive Chairman, the Chief Executive Officer, the Chief Financial Officer and the Controller, is as follows:

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2012	2011	2012	2011
Salaries and benefits	$136,731	$108,897	$572,594	$308,754
Consulting fees	86,994	85,355	281,101	253,955
Share based compensation	1,284	46,747	302,828	321,487
	$225,009	$240,999	$1,156,523	$884,196

11. Financial Instruments

The Company’s financial instruments consist of cash and equivalents, accounts receivable, performance bond and accounts payable and accrued liabilities.

The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and lowest priority to Level 3 inputs. Cash and equivalents and performance bond are measured and reported as Level 1.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

Fair value

The fair value of financial instruments at September 30, 2012 and December 31, 2011 is summarized as follows:

	September 30, 2012		December 31, 2011
	Carrying amount	Fair value	Carrying amount	Fair value
	$	$	$	$
Financial Assets
FVTPL
Cash and equivalents (Level 1)	4,971,575	4,971,575	8,840,000	8,840,000
Available for sale
Performance bond (Level 1)	260,258	260,258	227,596	227,596
Loans and receivables
Accounts receivable (1)	734,254	734,254	64,364	64,364
Financial Liabilities
Other financial liabilities
Accounts payable and accrued liabilities	360,415	360,415	516,696	516,696

(1) Accounts receivable is mainly made up of the recovery of expenses from the Company's project partner, Eldorado Gold Corp.

Financial risk management

The Company’s financial instruments are exposed to certain financial risks, including currency risk, credit risk, liquidity risk, interest rate risk and price risk.

ii.	Currency risk

The Company holds cash balances and incurs payables that are denominated in the Canadian Dollar, the United States Dollar and the Argentine Peso. These balances are subject to fluctuations in the exchange rate between the Canadian Dollar, and the United States Dollar and the Argentine Peso, resulting in currency gains or losses for the Company.

As at September 30, 2012, the following are denominated in US dollars:

Cash and equivalents	$21,669
Accounts payable and accrued liabilities	$69,430

As at September 30, 2012, the following are denominated in Argentine Peso:

Cash and equivalents	$207,470
Performance bond	$260,258
Accounts receivable	$81,984
Accounts payable and accrued liabilities	$233,973

The Company is exposed to the financial risk related to the fluctuation of foreign exchange rates. A significant change in the currency exchange rates between the United States dollar relative to the Canadian dollar and the Argentine Peso could have an effect on the Company’s results of operations, financial position or cash flows. The Company has not hedged its exposure to currency fluctuations.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

At September 30, 2012, if the U.S. dollar strengthened or weakened by 10% relative to the Canadian dollar the impact on income and other comprehensive income due to the translation of monetary financial instruments would be as follows:

Impact on net loss and
comprehensive loss
U.S. Dollar Exchange rate – 10% increase	$ 5,032
U.S. Dollar Exchange rate – 10% decrease	$ (5,032)

At September 30, 2012, if the Argentine Peso strengthened or weakened by 10% relative to the Canadian dollar the impact on income and other comprehensive income due to the translation of monetary financial instruments would be as follows:

Impact on net loss and
comprehensive loss
Argentine Peso Exchange rate – 10% increase	$ 9,864
Argentine Peso Exchange rate – 10% decrease	$ (9,864)

ii.	Credit risk

Credit risk is the risk of an unexpected loss if a third party to a financial instrument fails to meet its contractual obligations.

The Company’s cash and equivalents are held through Canadian and Argentine financial institutions.

The Company maintains its cash and equivalents in multiple financial institutions. The Company maintains cash in an Argentine bank. The Argentine accounts, which had a Canadian dollar balance of $207,470 at September 30, 2012 (December 31, 2011 - $747,622) are considered uninsured.

The Company maintains a cash balance in its bank account in Argentina. This balance is exposed to credit risk if the bank failed to meet its obligation to the Company. The Company controls for this risk by only keeping funds in Argentina sufficient to meet approximately two months of operating expenses.

The Company believes there to be minimal credit risk on accounts receivable from its exploration partner due to their size and significant operations as a mid-tier mining company.

The Company pays a value added tax “VAT” to the Argentine government on all expenses in Argentina. This creates a VAT receivable on the Company’s books owed to it by the government of Argentina. The Company’s receivable at September 30, 2012 is $1,291,292 (December 31, 2011 - $1,143,509). The Company believes this to be a collectable amount and it is backed in the strength and laws of the Argentine government. If for some reason the government did not pay, changed the laws, defaulted on the receivable or the Company never achieved any mineral production, the Company potentially could lose the full value of the receivable. The Company believes there is significant risk of loss due to the current instability of the Argentine government.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

iii.	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company manages liquidity risk through the management of its capital structure. All of the Company’s accounts payable and accrued liabilities are current and payable within one year.

iv.	Price risk

The Company closely monitors commodity prices to determine the appropriate course of action to be taken by the Company. A dramatic decline in commodity prices could impact the viability of the Company and the carrying value of its properties. The Company is exposed to price risk with respect to commodity prices. There is minimal price risk at the present time as the Company is not yet in the production phase.

vi.	Interest rate risk

Interest rate risk is the impact that changes in interest rates could have on the Company’s earnings and liabilities. In the normal course of business, the Company is not exposed to interest rate fluctuations as there is no interest bearing debt as at September 30, 2012 and invested cash is short-term in nature.

12. Segmented Information

All of the Company’s operations are in the mineral properties exploration industry with its principal business activity in the acquisition and exploration of mineral properties. The Company conducts its resource properties exploration activities primarily in Argentina. The location of the Company’s assets by geographic area as of September 30, 2012 and December 31, 2011 is as follows:

	September 30, 2012	December 31, 2011
Canada	$5,469,988	$8,254,187
Argentina	3,168,029	3,166,828
United States	149,742	73,773
	$8,787,759	$11,494,788

The location of the Company’s net loss by geographic area as of September 30, 2012 and September 30, 2011 is as follows:

	Three months ended		Nine months ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Canada	$390,860	$(308,505)	$574,743	$(1,492,749)
Argentina	(754,540)	(1,321,169)	(2,394,288)	(3,875,227)
United States	(253,165)	(219,201)	(882,336)	(600,344)
	$(616,845)	$(1,848,875)	$(2,701,881)	$(5,968,320)

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

13. Commitments and Provision

e)

On March 27, 2007, the Company signed a definitive lease purchase agreement with FK Minera S.A. to acquire a 100% interest in the Bajo Pobré gold property located in Santa Cruz Province, Argentina. The Company may earn up to a 100% equity interest in the Bajo Pobré property by making cash payments and exploration expenditures over a five-year earn-in period. The required expenditures and ownership levels upon meeting those requirements are:

Year of the Agreement	Payment to FK Minera SA	Exploration Expenditures Required	Ownership
First year - 2007	US$50,000	US$250,000	0%
Second year - 2008	US$30,000	US$250,000	0%
Third year -2009	US$50,000	-	51%
Fourth year - 2010	US$50,000	-	60%
Fifth year – 2011	US$50,000	-	100%

After the fifth year, the Company is obligated to pay FK Minera S.A. the greater of a 1% net smelter royalty (“NSR”) on commercial production or US$100,000 per year. The Company has the option to purchase the NSR for a lump-sum payment of US$1,000,000 less the sum of all royalty payments made to FK Minera S.A. to that point.

As of September 30, 2012, the Company has made all required payments to F.K. Minera, however CCSA has not made sufficient exploration expenditures required by the Bajo Pobré contract. The parties to the contract have not finalized an amendment to the contract terms and therefore the Company’s ability to retain rights to explore the Bajo Pobré property is uncertain at this time.

f)

In March 2007, the Company was the successful bidder for the exploration and development rights to the La Josefina project from Fomicruz. On July 24, 2007, the Company entered into an agreement with Fomicruz pursuant to which the Company agreed to invest a minimum of US$6 million in exploration and development expenditures over a four year period, including US$1.5 million before July 2008. The agreement provides that, in the event that a positive feasibility study is completed on the La Josefina property, a joint venture company would be formed by the Company and Fomicruz. A revised schedule for exploration and development of the La Josefina project was submitted in writing to Fomicruz and was adopted on May 3, 2011, mandating that an economic feasibility study and production decision be made by the Company for the La Josefina project by the end of 2013. The Company would own 91% of the joint venture company and Fomicruz would own the remaining 9%. As of September 30, 2012, the Company has invested approximately US$10.4 million in the La Josefina property.

g)

On June 30, 2010, a former director and accounting consultant (“the Consultant”) to the Company severed his business relationship with the Company. On August 5, 2010 the Consultant claimed that since 2006, he was actually an employee of, not a consultant to, CCSA. On September 7, 2010, the Argentine Ministry of Labor, Employment and Social Security filed a Certificate of Notice on CCSA and the Company indicating that a representative from CCSA and the Company must appear before a mediator to address the Consultant’s claims. The certificates of notice stated the value of the Consultant’s claim against the Company at 500,000 pesos (US$126,811).

On March 18, 2011, a lawsuit was filed against the Company and its subsidiaries by the Consultant. The lawsuit claimed that the Consultant was an employee of the Company, not a consultant, since 2006. The total value of the claim was US$249,041, including wages, alleged bonus payments, interest and penalties. The condensed interim consolidated financial statements include a contingent liability of $125,000 and a charge to operations for the year ended December 31, 2010 in the same amount. Management considers the lawsuit to be without merit and intends to defend the Company and its subsidiaries to the fullest extent possible.

Hunt Mining Corp.
An Exploration Stage Enterprise
Notes to the Consolidated Financial Statements
(Expressed in Canadian Dollars)
Nine-Month Periods ended September 30, 2012 and 2011

h)

On October 31, 2011, CCSA signed an agreement with the owners of Piedra Labrada for the use and lease of facilities on the same premises as the Company’s La Josefina facilities. The term is for three years beginning November 1, 2011 and ending on October 31, 2014, including annual commitments of $60,000.

i)

On September 1, 2012, the Company moved into new office space. The Company signed a new office lease with a three-year term, which includes the first four months for free. The new office lease expires on December 31, 2015 and calls for monthly payments of approximately US$2,812 in 2013; US$2,886 in 2014; and US$2,960 in 2015.

Minimal annual lease payments pursuant to the lease agreement are as follows (in US$):

2012	$-
2013	33,744
2014	34,632
2015	35,520
$103,896

14. Subsequent Event

On November 15, 2012 the Company signed an amendment with its partner, Fomicruz, on the La Josefina project in Santa Cruz Argentina. This amendment extends the time the Company has to develop the La Josefina project by four years, from 2013 to 2019. In addition to the signing of the extension, the Company also signed an agreement with Formicruz for the right to explore and develop the La Valenciana project, also in Santa Cruz, Argentina.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6: INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Articles of Hunt Mining Corp provide that every director or officer, former director or officer, or person who acts or acted at our request, as a director or officer of the Company, in the absence of any dishonesty on the part of such person, shall be indemnified by us against, and it shall be the duty of the directors out of our funds to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company, whether we are a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on our property and have priority as against the shareholders over all other claims.

The Articles further provides that no director or officer, former director or officer, or person who acts or acted at our request, as a director or officer of the Company, in the absence of any dishonesty on such person's party, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for the loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of our funds are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts or any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

We made the following sales of unregistered securities during the last three years. Offers and sales of our securities took place only in Alberta. No offers or sales were directed to or from the United States of America. Section 5(a) of the Securities Act of 1933 prohibits persons to make use of any means or instruments of transportation or communication in interstate commerce or the U.S. mails in selling a security through the use of any prospectus or otherwise unless a registration statement is filed with the SEC. Again, all offers and sales took place in Canada by an Alberta corporation and accordingly the transactions were not in interstate commerce, nor was the U.S. mail used by us to make the offers and sales. Accordingly, we were not subject to the laws of the United States of America when offers and sales of our securities were made in Alberta:

On December 23, 2009, 20,881,493 convertible preferred shares were issued to HuntMountain Resources Ltd., CCSA’s former parent corporation, in partial consideration for the Qualifying Transaction. The common shares proposed for distribution by HuntMountain include 20,881,493 common shares issuable upon conversion of such convertible preferred shares. It is anticipated that HuntMountain will convert all of its convertible preferred shares into common shares prior to the distribution of common shares contemplated by this prospectus. We will not receive any proceeds from such conversion or from the distribution of the shares by the selling stockholder.

On November 30, 2010, we issued 28,420,900 units pursuant to a short form prospectus offering. Each unit consisted of one common share and one half share purchase warrant exercisable at $0.35 per warrant before November 30, 2013.

In conjunction with a brokered private placement, we granted an option to Wolverton Securities Ltd. (“Wolverton”) to purchase 666,663 common shares at an exercise price of $0.30 per share, exercisable until December 22, 2012.

In conjunction with a private placement we granted to Wolverton a broker’s warrant to purchase 500,000 units, where each unit will consist of one common share and one half of one share purchase warrant, exercisable at an exercise price of $0.30 before December 23, 2012. The warrants issuable pursuant to this agent’s option have an expiration date of December 23, 2010 and therefore any exercise of this broker’s warrant will not result in the issuance of any new warrants. We also issued 50,000 units, where each unit consisted of one common share and one half of one common share purchase warrant with a exercise price of $0.60 and expiration date of December 23, 2010, as a due diligence fee to Wolverton in connection with the qualifying transaction. Exercise of any of the 50,000 due diligence units would not result in the granting of additional options.

In conjunction with the November 30, 2010 offering, we granted broker compensation warrants to purchase 2,842,090 broker compensation units at an exercise price of $0.30 per share on or before November 30, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.35 prior to November 30, 2013. Issued upon cashless exercise of broker compensation warrants issued on November 30, 2010.

On June 14, 2011, we closed on a private placement with Macquarie Capital Markets Canada Ltd (“Macquarie”). We issued 25,645,000 units of the Company at an issue price of $0.45 per unit, including the full exercise of the underwriter’s option grant to Macquarie, for aggregate gross proceeds of $11,540,250. Each unit is comprised of one common share and one-half of one common share purchase warrant of the Company. Each whole warrant entitles the holder thereof to purchase one additional common share of the Company at a price of $0.65 per common share for a period of 24 months from the closing date. The units issued in connection with the offering are subject to a four month and one day statutory holding period pursuant to applicable securities legislation, which expires on October 15, 2011.

In conjunction with the June 14, 2011 bought-deal private placement, we granted broker compensation options to purchase 1,788,150 broker compensation units at an exercise price of $0.45 per share on or before June 14, 2013. Each broker compensation unit will consist of one common share and one half of one common share purchase warrant exercisable at $0.65 prior to June 14, 2013.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement

3.1	Amended and Restated Articles of Organization (2)

3.2	By-laws (2)

3.3	Audit Committee Charter (1)

4.1	Share Certificate - Common Shares (1)

5.1	Opinion of Conrad C. Lysiak, Attorney at Law (2)

5.2	Opinion of McMillan LLP with respect to certain Canadian tax matters (2)

5.3	Opinion of Dorseys LLP with respect to certain United States tax matters (2)

10.1	Exploration and Option Agreement between Cerro Cazador S.A. and FK Minera S.A. dated March 28, 2007(2)

10.2	Agreement between Fomento Minero de Santa Cruz Sociedad del Estado and Hunt Mining Corp.’s subsidiary, Cerro Cazador, S.A., with respect to the La Josefina property, dated July 24, 2007(2)

10.3	Share Purchase Agreement among Sinomar Capital Corp., Cerro Cazador S.A., HuntMountain Resources Ltd. and HuntMountain Investments, LLC, dated October 13, 2009(2)

10.4	Executive Employment Agreement with Matthew J. Hughes dated January 1, 2012(2)

10.5	Executive Employment Agreement with Timothy R. Hunt dated January 1, 2012(2)

10.6	Executive Employment Agreement with Danilo P. Silva dated January 1, 2012(2)

10.7	Executive Employment Agreement with Matthew A. Fowler dated January 1, 2012(2)

10.8	Exploration Agreement Among Eldorado Gold Corporation, Hunt Mining Corp. and Cerro Cazador, S.A. dated May 3, 2012(2)

10.9

Amendment Agreement between Fomento Minero de Santa Cruz Sociedad del Estado and Hunt Mining Corp.’s subsidiary, Cerro Cazador, S.A., with respect to the La Josefina property, dated November 15, 2012(2)

10.10	Agreement between Fomento Minero de Santa Cruz Sociedad del Estado and Hunt Mining Corp.’s subsidiary, Cerro Cazador, S.A., with respect to the La Valenciana property, dated November 15, 2012(2)

16.1	Letter to the Securities and Exchange Commission from Thompson Penner & Lo LLP, Hunt Mining Corp.’s former auditors, dated July 24, 2012(2)

21.1	Subsidiaries of Hunt Mining Corp. (2)

23.1	Consent of MNP LLP, Chartered Accountants(2)

23.2	Consent of Conrad C. Lysiak (contained in exhibit 5.1)

23.3	Consent of James Ebisch, Registered Professional Geologist (2)

23.4	Consent of UAKO Geological Consultants (2)

23.5	Consent of McMillan LLP (contained in exhibit 5.2)

23.6	Consent of Dorseys LLP (contained in exhibit 5.3)

99.1	2011 Stock Option Plan of Hunt Mining Corp. (2)

Notes:

1.	Previously filed as an exhibit to Hunt Mining Corp.’s registration statement on Form F-1, filed with the SEC on June 12, 2012

2.	Filed herewith.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Liberty Lake, State of Washington on 8th day of June, 2012.

HUNT MINING CORP
(Registrant)

Date:	December 19, 2012	By:	/s/ Tim Hunt
Tim Hunt, Executive Chairman and
Director of the Company, Principal Executive
Officer

Date:	December 19, 2012		/s/ Matthew Hughes
Matthew Hughes, President, Chief Executive
Officer and Director

Date:	December 19, 2012		/s/ Matthew A. Fowler
Matthew Fowler, Chief Financial Officer,
Principal Accounting Officer

Date:	December 19, 2012		/s/ Andrew Gertler
Andrew Gertler, Director

Date:	December 19, 2012		/s/ Bryn Harman
Bryn Harman, Director

Date:	December 19, 2012		/s/ Darrick Hunt
Darrick Hunt, Director

Date:	December 19, 2012		/s/ Alan Chan
Alan Chan, Director

Date:	December 19, 2012		/s/ Scott Brunsdon
Scott Brunsdon, Director

Date:	December 19, 2012		/s/ Jacques Perron
Jacques Perron, Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Hunt Mining Corp., has signed this registration statement or amendment thereto in Liberty Lake, Washington, on December 19, 2012.

/s/ Tim Hunt
Tim Hunt
Executive Chairman and a Director of
Hunt Mining Corp.
108 N. Washington Street, Suite 302
Spokane, WA 99201